UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
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HOOKIPA Pharma Inc.
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

HOOKIPA PHARMA INC.

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
Notice of Special Meeting of Stockholders

To Be Held on   , 2025
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of HOOKIPA Pharma Inc., a Delaware corporation (the “Company,” “HOOKIPA,” “we,” “us,” or “our”), to be held on    , 2025, at 10:00 a.m. Eastern Time.
The Special Meeting will be held in a virtual-only meeting format at www.virtualshareholdermeeting.com/HOOK2025SM. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 10:00 a.m., Eastern Time, on    , 2025 to ensure you are logged in when the Special Meeting starts. You will not be able to attend the Special Meeting in person.
The Special Meeting will be held for the following purposes:
1.
To consider and vote upon a proposal to approve the sale of certain assets of the Company (the “Asset Sale”) pursuant to the Asset Purchase Agreement dated May 21, 2025 (as it may be amended from time to time, the “Asset Purchase Agreement”), by and among HOOKIPA, Hookipa Biotech GmbH and Gilead Sciences, Inc. (the “Asset Sale Proposal”).

2.
To approve the liquidation and dissolution of the Company (the “Dissolution”) and the Plan of Dissolution (as it may be amended from time to time, the “Plan of Dissolution”), which, if approved, will authorize the Company to dissolve and liquidate as described in the Plan of Dissolution (the “Dissolution Proposal”).

3.
To approve one or more adjournments of the Special Meeting from time to time, if necessary, to solicit additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the Asset Sale Proposal or the Dissolution Proposal (the “Adjournment Proposal”).

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the Special Meeting is June 17, 2025. Only stockholders of record at the close of business on that date are entitled to notice of and may vote at the Special Meeting or any adjournment thereof.
The Board is seeking stockholder approval of the Asset Sale because we are a Delaware corporation and the Asset Sale may constitute the sale of “substantially all” of our property and assets under Section 271 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote thereon for the sale of “all or substantially all of its property and assets.” Additionally, approval of the Asset Sale by holders of a majority in voting power of our outstanding stock is a closing condition under the Asset Purchase Agreement. The proposals to approve the Asset Sale pursuant to the Asset Purchase Agreement and to approve the subsequent Dissolution require the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Therefore, it is very important that your shares be represented and voted at the Special Meeting.
The approval of the Asset Sale Proposal is not conditioned upon stockholders approving the Dissolution Proposal, but the approval of the Dissolution Proposal is conditioned on stockholders approving the Asset Sale Proposal. The effectiveness of the Dissolution is conditioned upon the consummation of the Asset Sale. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the proxy statement. Stockholders do not have dissenters’ rights of appraisal in connection with the Asset Sale or the Dissolution.

If the stockholders approve the Asset Sale and the Dissolution, the Company intends to file a Certificate of Dissolution (the “Certificate of Dissolution”) with the Delaware Secretary of State as soon as practicable following the closing of the Asset Sale and the completion of the transfer plan under the Asset Purchase Agreement (the “Transfer Plan”). Upon the Company’s filing of a Certificate of Dissolution with the Delaware Secretary of State, the winding up and liquidation of the Company pursuant to the Plan of Dissolution will commence. On the date the Company files a Certificate of Dissolution with the Delaware Secretary of State, the Company will close its stock transfer books, after which it will not be possible for stockholders to trade our stock, which is referred to herein as the “Final Record Date”.
After filing the Certificate of Dissolution, the Company plans to make distributions to the stockholders, subject to a contingency reserve for remaining costs and liabilities including those stemming from the Asset Purchase Agreement, of available proceeds, including from the Asset Sale, if any. The amount and timing of any distributions to stockholders will be determined by the Board in its discretion, as described in the Plan of Dissolution. However, there can be no assurance as to the timing and amount of distributions to our stockholders, if any, because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.
The enclosed proxy statement provides you with detailed information about the Special Meeting and the proposed transactions. In particular, please review the matters referred to under “Risk Factors” starting on page 25 for a discussion of the risks related to the Asset Sale and the Dissolution. We encourage you to read the proxy statement and all annexes thereto carefully and in their entirety. You may also obtain additional information about us from documents we have filed with the Securities and Exchange Commission, which are available without charge through the Securities and Exchange Commission’s website at www.sec.gov.
Your vote is extremely important, regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, we ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, or submit your proxy by telephone or over the internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of common stock using the instructions provided by your broker, bank or other nominee.
The Company’s Board has unanimously approved the Asset Sale pursuant to the Asset Purchase Agreement and the Dissolution and the Plan of Dissolution, in each case as being in the best interests of the Company and its stockholders. The Board recommends that you vote “FOR” the Asset Sale Proposal, “FOR” the Dissolution Proposal and “FOR” the Adjournment Proposal.

By Order of the Board of Directors,

Malte Peters
Chief Executive Officer and Director

New York, New York
   , 2025
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Asset Sale or the Dissolution, passed upon the merits of the Asset Sale or the Dissolution or passed upon the adequacy or accuracy of the information contained in this proxy statement and any documents incorporated by reference. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated    , 2025, and, together with the enclosed form of proxy card, is first being mailed to our stockholders on or about such date.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON    , 2025
IMPORTANT NOTICE REGARDING THE PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON    , 2025
We intend to mail these proxy materials on or about    , 2025 to all stockholders of record entitled to vote at the Special Meeting. These proxy materials are available on the investor relations page of our website at www.hookipapharma.com. The information contained on, or accessible through, the websites referenced in this proxy statement is not incorporated by reference into this proxy statement.
A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination during regular business hours for the ten (10) days prior to the Special Meeting by request. You may email us at IR@hookipapharma.com to coordinate arrangements to view the stockholder list.
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares of common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Asset Sale Proposal and the Dissolution Proposal, without your instructions.
If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of common stock through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.
If you fail to (1) sign and return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote virtually at the Special Meeting, your shares of common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Asset Sale Proposal and the Dissolution Proposal.
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Asset Sale and the Dissolution and how both affect you.
i

ii

HOOKIPA PHARMA INC.

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

SUMMARY OF TERMS
The following is a summary of selected information contained in this proxy statement relating to the Asset Purchase Agreement, the Asset Sale, the Plan of Dissolution, and the Dissolution (each as defined below) and does not contain all the information that is important to you. For a more complete description of the terms of the Asset Purchase Agreement and the Plan of Dissolution, please refer to the sections titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Summary of the Asset Purchase Agreement” and “Proposal 2: Approval of the Dissolution and the Plan of Dissolution — Summary of the Plan of Dissolution and Dissolution Process,” respectively, beginning on pages 30 and 58 of this proxy statement, respectively, and the Asset Purchase Agreement itself, a copy of which is included as Annex A to this proxy statement, and the Plan of Dissolution itself, a copy of which is included as Annex B to this proxy statement. We urge you to carefully read this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement in their entirety before you decide whether to vote to approve the Asset Sale and the Dissolution. As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “HOOKIPA” refer to HOOKIPA Pharma Inc., a Delaware corporation.
General
In connection with its ongoing consideration and evaluation of the Company’s long-term prospects and strategies, the Board of Directors of the Company (the “Board”) has determined that it is advisable and fair to and in the best interests of the Company and its stockholders to (a) approve the sale (the “Asset Sale”) by the Company and Hookipa Biotech GmbH, the Company’s wholly-owned subsidiary and an Austrian limited liability corporation (“Hookipa Biotech” and, together with the Company, the “Sellers” and each a “Seller”), to Gilead Sciences, Inc. (“Gilead”) of all assets primarily related to, or necessary for the conduct of, our Hepatitis B (“HBV”) program (the “HB-400 Program”), and certain assets related to our Human Immunodeficiency Virus (“HIV”) program (the “HB-500 Program” and, together with the HB-400 Program, the “Programs”), including all know-how and patent rights that are necessary or reasonably useful for researching, developing, manufacturing or commercializing HBV an HIV products (collectively, the “Assets”), pursuant to the terms of the Asset Purchase Agreement, dated as of May 21, 2025, among the Sellers and Gilead (as it may be amended from time to time, the “Asset Purchase Agreement”) and (b) to approve the dissolution and liquidation of the Company (the “Dissolution”) and the Plan of Dissolution (as it may be amended from time to time, the “Plan of Dissolution”), which, if approved, will authorize the Company to dissolve and liquidate as described in the Plan of Dissolution, but subject to the Company’s ability to abandon or delay the Dissolution in accordance with the terms of the Plan of Dissolution. Following the consummation of the Asset Sale, assuming stockholder approval of the Dissolution, the Company intends to follow the dissolution and winding-up procedures prescribed by the DGCL pursuant to the Plan of Dissolution, which requires, among other things, that the Company file a Certificate of Dissolution with the Secretary of State of the state of Delaware (the “Delaware Secretary of State”). However, the decision of whether or not to proceed with the Dissolution and when to file the Certificate of Dissolution will be made by the Board in its sole discretion.
In furtherance of the Asset Sale and the Dissolution, and consistent with requirements under Delaware law, the Board is presenting the Asset Sale Proposal (as defined below) and the Dissolution Proposal (as defined below) for approval by our stockholders.

The Special Meeting (page 12)
Date, Time, Place and Purpose (page 12)
The Special Meeting will be held in a virtual-only format at www.virtualshareholdermeeting.com/HOOK2025SM at 10:00 a.m. Eastern Time on    , 2025.
The purpose of the Special Meeting is for our stockholders to consider and vote upon the following proposals:
1.	To approve the Asset Sale pursuant to the terms of the Asset Purchase Agreement. This proposal is referred to as the “Asset Sale Proposal.”
2.
To approve the Dissolution and the Plan of Dissolution, which, if approved, will authorize the Company to dissolve and liquidate as described in the Plan of Dissolution. This proposal is referred to as the “Dissolution Proposal.”

3.
To approve one or more adjournments of the Special Meeting from time to time, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting to approve the Asset Sale Proposal or the Dissolution Proposal. This proposal is referred to as the “Adjournment Proposal.”

The Board is seeking stockholder approval of the Asset Sale because we are a Delaware corporation and the Asset Sale may constitute the sale of “substantially all” of our property and assets under Section 271 of the DGCL. Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote thereon for the sale of “all or substantially all of its property and assets.” Additionally, approval of the Asset Sale by holders of a majority in voting power of our outstanding stock is a closing condition under the Asset Purchase Agreement.
The approval of the Asset Sale Proposal is not conditioned upon stockholders approving the Dissolution Proposal, but the approval of the Dissolution Proposal is conditioned on stockholders approving the Asset Sale Proposal. The effectiveness of the Dissolution is conditioned upon the consummation of the Asset Sale. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the proxy statement. Stockholders do not have dissenters’ rights of appraisal in connection with the Asset Sale or the Dissolution.
Record Date, Quorum, Voting (pages 18 and 18)
Only holders of our common stock at the close of business on Tuesday, June 17, 2025, the record date for the Special Meeting (the “Record Date”), are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 9,799,053 shares of our common stock outstanding and entitled to vote. Our Class A common stock, Series A convertible preferred stock, Series A-1 convertible preferred stock and Series A-2 convertible preferred stock (collectively, our “Non-Voting Capital Stock”) do not have any voting rights with respect to the proposals to be voted on at the Special Meeting.
A quorum must be present or represented at the Special Meeting for our stockholders to conduct business at the Special Meeting. A quorum will be present or represented at the Special Meeting only if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, or 4,899,527 shares, are present at the Special Meeting, either in person or represented by proxy.
Each share of our common stock entitles its holder to one vote on all matters properly coming before the Special Meeting. The affirmative “FOR” vote of the holders of a majority of the outstanding shares of our common stock is required to approve each of (i) the Asset Sale pursuant to the Asset Purchase Agreement and (ii) the Dissolution and the Plan of Dissolution.
Revocation of Proxies (page 20)
Proxies received at any time before the Special Meeting and not revoked before being voted will be voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:
•	submitting a new, proper proxy dated later than the date of the revoked proxy;
•	transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility;

•	sending a written notice of revocation to HOOKIPA Pharma Inc., Attn: Corporate Secretary, at 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118; or
•	by attending the Special Meeting and voting online during the meeting.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee.
The Parties to the Asset Sale (page 30)
About HOOKIPA Pharma Inc. and Hookipa Biotech GmbH
We are a clinical-stage biopharmaceutical company developing a new class of immunotherapeutics based on our proprietary arenavirus platform that is designed to target and amplify T cell and immune responses to fight diseases. Until recently, we were building a proprietary immuno-oncology pipeline utilizing our replicating technology. Additionally, we are developing infectious disease therapies in partnership with other companies. Our Programs are being developed in partnership with Gilead. Both Programs are in Phase 1 clinical development.
We were originally incorporated as Hookipa Biotech AG under the laws of Austria in 2011. In February 2017, we reorganized to become a corporation under the laws of the State of Delaware as Hookipa Biotech, Inc., which was a wholly-owned subsidiary of Hookipa Biotech AG. In June 2018, Hookipa Biotech, Inc. changed its name to HOOKIPA Pharma Inc. and acquired all of the shares of Hookipa Biotech AG, now Hookipa Biotech GmbH. Our principal executive offices are located at 350 Fifth Avenue, 72nd Floor, New York, New York 10118 and our telephone number is +43 1 890 63 60. All of our public filings with the Securities and Exchange Commission (the “SEC”), are accessible from our corporate website at https://ir.hookipapharma.com. Information contained on the website is not a part of this proxy statement.
About Gilead Sciences, Inc.
Gilead is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Collaboration Agreement
On June 4, 2018, Hookipa Biotech entered into the Collaboration and License Agreement with Gilead (the “Original Collaboration Agreement”) to evaluate potential vaccine products using or incorporating our replicating technology and non-replicating technology for the treatment, cure, diagnosis or prevention of HIV and HBV.
Under the Original Collaboration Agreement, we granted Gilead an exclusive, royalty-bearing license to our technology platform for researching, developing, manufacturing and commercializing products for HIV and HBV. In February 2022, we amended and restated the Original Collaboration Agreement in the form of an amended and restated collaboration agreement, by and between Gilead and Hookipa Biotech (the “Restated Collaboration Agreement” and, together with the Original Collaboration Agreement, the “Collaboration Agreement”) which revised the terms only for the HIV program, whereby we assumed development responsibilities for the HIV program candidate through a Phase 1b clinical trial for which Gilead made a $10.0 million payment. Pursuant to the Collaboration Agreement, Gilead retains an exclusive right to take back development responsibilities for the HB-500 Program, thus keeping the rights for the HIV program, including further development and commercialization. Pursuant to the Asset Purchase Agreement, the Collaboration Agreement will terminate and be of no further force and effect (other than with respect to certain agreed provisions that will survive termination) upon the closing of the Asset Sale.
HB-400 for the Treatment of HBV
HB-400 Preclinical Data Package for Hepatitis B Virus Cure Program
In collaboration with Gilead, a HBV-specific immunotherapy consisting of 2 non-replicating arenavirus vectors derived from PICV (HB-402 or GS-2829) and 2 non-replicating arenavirus vectors derived from LCMV (HB-401 or GS-6779) was developed. The immunotherapy is intended to utilize the patient’s own immune system to induce a strong cellular and antibody response against HBV.

Arenavirus vectors were constructed to encode three different HBV antigens: HBV Core, Pol (an inactivated version of the HBV polymerase) and HBV surface antigen (“HBsAg”). Alternating immunizations with GS-2829 and GS-6779 induced high magnitude HBV T cell responses, with PICV vectors driving high anti-HBs antibody titers. Dose schedule optimization in macaques achieved strong polyfunctional CD8+ T cell responses with balanced specificity for core, HBsAg, and polymerase and high titer anti-HBs antibodies. In an HBV efficacy model (AAV-HBV mice), GS-2829 and GS-6779 were efficacious in animals with low pre-treatment serum HBsAg. Based on these results, GS-2829 and GS-6779 could become central components of cure regimens.
HB-400 Clinical Development
The results of the preclinical studies, and the association of strong CD8+ T cell responses and anti-HBsAg antibodies with immune clearance and long-term control of chronic hepatitis B virus (“CHBV”) (Boni 2012, Hoogeveen 2022, Yip 2018), provide a strong rationale for clinical development of HB-400.
A Phase 1a/1b study (GS-US-642-5670 / NCT05770895) was designed to evaluate the safety and immunogenicity of HB-402 and HB-401 in healthy volunteers and participants with CHB. This study is led by Gilead and enrolled 83 participants with last patient, last visit occurring in Q1 2025.
HB-500 for the Treatment of HIV
HB-500 Preclinical Data Package for HIV Cure Program
In collaboration with Gilead, a preclinical study in a NHP model of HIV infection was conducted. The model uses Simian immunodeficiency virus (“SIV”) as a surrogate virus for HIV. The study showed that immunization of naïve rhesus macaques with arenavirus-derived vaccine vectors encoding Simian immunodeficiency virus (SIVSME543 Gag, Env, and Pol) immunogens was safe, immunogenic, and efficacious. Immunization induced robust SIV-specific CD8+ and CD4+ T cell responses with expanded cellular breadth, polyfunctionality, and Env-binding antibodies with antibody-dependent cellular cytotoxicity. Vaccinated animals had significant reductions in median SIV viral load (1.45-log10 copies/mL) after SIVMAC251 challenge compared with placebo. Peak viral control correlated with the breadth of Gag-specific T cells and tier 1 neutralizing antibodies. These results support clinical investigation of arenavirus-based vectors as a central component of therapeutic vaccination for HIV cure.
HB-500 Clinical Development
In 2024 a Phase 1b clinical trial (NCT06430905) evaluating the safety and tolerability, reactogenicity, and immunogenicity to repeated doses of HB-500 in participants with HIV on suppressive antiretroviral treatment was started. The Phase 1b design comprises two dose escalation cohorts that will be randomized to receive HB-500 or placebo. The first participant was dosed on July 1, 2024, full enrollment of 30 participants was completed in January 2025. Under the Collaboration Agreement, we received a $5.0 million milestone payment associated with dosing of the first subject in this trial in July 2024. In connection with the execution of the Asset Purchase Agreement, we agreed with Gilead to wind down this clinical trial, beginning on the date of the Asset Purchase Agreement.
Stock Purchase Agreement
In February 2022, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Gilead that requires Gilead, at our option, to purchase up to $35.0 million of our common stock. On February 15, 2022, Gilead purchased an initial amount of 166,666 shares of our common stock in exchange for $5.0 million in cash at a purchase price per share equal to $30.00. On December 20, 2023, the parties amended and restated the Stock Purchase Agreement (the “Amended Stock Purchase Agreement”) and Gilead purchased 1,500,000 shares of our common stock in exchange for approximately $21.3 million in cash at a purchase price per share equal to $14.167. Pursuant to the terms of the Amended Stock Purchase Agreement, we may require Gilead to purchase the balance of the $8.75 million of common stock as participation in potential future equity raises. Our right to sell shares of our common stock to Gilead is subject to specified limitations, including a limitation that prevents us from requesting purchases of shares of common stock by Gilead that would result in a beneficial ownership of more than 19.9% of the total number of outstanding shares of common stock by Gilead. Pursuant to the terms of the Stock Purchase Agreement, we and Gilead agreed to enter into a registration rights agreement, which we entered into in June 2022, obligating us to file a registration statement on Form S-3 to register for resale any additional purchases of common stock within four months of any additional purchases of common stock by Gilead. Pursuant to the Asset Purchase Agreement, the Amended Stock Purchase Agreement will terminate in accordance with its terms upon the closing of the Asset Sale.

The Asset Sale (page 30)
General
On May 21, 2025, we entered into the Asset Purchase Agreement, by and among the Company, Hookipa Biotech and Gilead, pursuant to which we and Hookipa Biotech agreed to sell to Gilead the Assets, subject to stockholder approval and the satisfaction or waiver of the other conditions to closing described therein. A copy of the Asset Purchase Agreement is attached as Annex A. We encourage you to read the Asset Purchase Agreement carefully and in its entirety.
Reasons for the Asset Sale (page 41)
The Asset Sale is the result of a broad review of strategic alternatives by the Board. At a meeting of the Board held on May 20, 2025, the Board discussed and resolved to adopt and approve the Asset Purchase Agreement and the transactions contemplated thereby, and to recommend to our stockholders that they vote for the approval of the Asset Sale. In the course of reaching its determinations, the Board consulted with our management and our financial and legal advisors and considered a number of substantive factors, both positive and negative, as well as the potential benefits and detriments of the Asset Sale. The Board believed that, taken as a whole, the following factors supported its decision to approve the Asset Sale and outweighed any potential risks:
•
Continuing a Growth Strategy. The Board considered, among other things, our limited cash resources for new investment, that we currently have no product candidates that generate revenue, no marketing and sales organization and no experience in marketing products, the historic level of competition for our business in a marketplace dominated by companies with greater resources than our own and the high cost of being a U.S. public company, in whether to continue a growth strategy versus a sales process for the Company, in whole or in part. The Board determined that if it could secure a high enough price for the Company or its assets, in whole or in part, through a sales process, a sale of the Company could result in a better return for stockholders.

•
Strategic Review Process. The Board undertook a robust strategic review process beginning in March 2024, through which we explored strategic alternatives for the Company as a whole or in part, including evaluating, and ultimately not pursuing, a potential transaction with Poolbeg Pharma plc (“Poolbeg”) from November 2024 to February 2025.

•
Consideration. The Board considered the value and the consideration to be received by us pursuant to the Asset Purchase Agreement, including that at a purchase price of up to $10.0 million, before deducting transaction and other related expenses, the Asset Sale represented a greater return for the Company and its stockholders than continuing to operate HOOKIPA under our existing corporate structure.

•
Likelihood of Consummation of the Asset Sale. The Board considered the likelihood that the Asset Sale will be completed, including the nature of the conditions to Gilead’s obligation to consummate the transaction and the likelihood that those conditions would be satisfied.

•
Ability to Return Net Proceeds from the Asset Sale to Stockholders. The Board considered the likelihood that the Asset Sale would result in positive net proceeds to us, which, subject to our satisfaction of and compliance with existing obligations, and appropriate reserves for anticipated costs and contingent liabilities, would allow us to return a substantial portion of the net proceeds from the Asset Sale to our stockholders.

•
Lack of Liquidity in the Stock. The Board determined that the Asset Sale could provide stockholders with an opportunity to potentially monetize their investment in the Company, given the fact that the Company’s common stock trading volumes have historically been low due to lack of product candidates to generate revenue, a negative stock price trend and a low market capitalization.

Recommendation of HOOKIPA’s Board (see page 43)
The Board has determined that the Asset Sale Proposal and Dissolution Proposal are advisable and fair to and in the best interests of the Company and its stockholders, and recommends that you vote “FOR” the Asset Sale and the Dissolution.

Net Proceeds from the Asset Sale (page 43)
The Company expects to receive net proceeds of approximately $7.6 million from the Asset Sale, after payment of transaction and other related expenses, applicable taxes (if any) and sublicense expenses, assuming the entire $10.0 million purchase price is paid upon successful completion of the Transfer Plan. Completion of the steps of the Transfer Plan requires us to transfer to Gilead certain know-how, records, documents and other information and materials, assign to Gilead certain transferred contracts and patent file histories, and perform certain transfer services relating to the Programs. If Gilead disputes the completion of a phase of the Transfer Plan, we will not receive the cash consideration for such phase until we and Gilead agree that such phase has been completed or the dispute is resolved in our favor.
Assuming the Dissolution is approved by stockholders, we plan to make distributions to our stockholders, subject to a contingency reserve for remaining costs and liabilities including those stemming from the Asset Purchase Agreement, of available proceeds, including from the Asset Sale, if any, after the filing of a Certificate of Dissolution with the Delaware Secretary of State.
The amount and timing of any distributions to stockholders will be determined by the Board in its discretion. On the bases described in this proxy statement, the Board anticipates that any distribution to stockholders will not occur any earlier than the date that is three years after the filing of the Certificate of Dissolution and may be approximately $1.28 to $1.72 per share of common stock and Class A common stock (based on 9,799,053 shares of common stock and 2,399,517 shares of Class A common stock outstanding on the record date), after taking into account currently known and estimated expenses and liabilities, and assuming the entire $10.0 million purchase price in the Asset Sale is paid to the Sellers and no indemnification claims are made under the Asset Purchase Agreement. However, there can be no assurance as to the timing and amount of distributions, if any, to our stockholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.
In the event that stockholders do not approve the Dissolution, we will still seek to complete the Asset Sale if the Asset Sale is approved by the stockholders and the other conditions to closing set forth in the Asset Purchase Agreement are satisfied or waived. If the Asset Sale is completed, we will have no product candidates that generate revenue, no marketing and sales organization, no experience in marketing products, and no Dissolution approved; as such, the Company anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to pay any dividends to the stockholders. The Board would have to evaluate the alternatives available to the Company, including, among other things, remaining a publicly traded company or undertaking a “going private” transaction. In the event that we make a distribution outside of the Plan of Dissolution, our stockholders could incur an increased stockholder-level tax liability if the property (including cash from the Asset Sale) distributed to stockholders is characterized as a dividend for tax purposes (see the section entitled “Material United States Federal Income Tax Consequences of the Dissolution to Hookipa Stockholders”).
Interests of Our Directors and Executive Officers in the Asset Sale (page 44)
In considering the recommendation of the Board with respect to the Asset Sale, our stockholders should be aware that certain of the Company’s executive officers and directors have interests in the Asset Sale that may be different from, or in addition to, the interests of our stockholders generally. These interests include the fact that the vesting of 178,570 restricted stock units and 32,864 options issued and unvested held by certain of our officers and directors will be accelerated, pursuant to the terms of our Equity Plans. Our directors and executive officers will also retain the right to continued indemnification and insurance coverage for acts or omissions occurring prior to the Asset Sale and arising out of the fact that such person was a director or officer of the Company prior to the Asset Sale. The Board was aware of these interests and considered them, among other matters, in making its recommendation.
Appraisal Rights in Respect of the Asset Sale (page 45)
Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Asset Sale or the Dissolution.
Regulatory Matters (page 45)
Completion of the Asset Sale is subject to approval (or the decision that no approval is required) under Austrian Foreign Direct Investment Law (“FDI”) having been made or obtained and all filings with and consents of any other governmental entity required to be made or obtained having been made or obtained, as applicable. Gilead submitted an FDI filing in Austria on June 13, 2025. Although we and Gilead believe that we will be able to obtain clearance in a timely manner, we cannot be certain when or if we will do so. Other than the FDI filing in Austria, we and Gilead do not believe that any other filings or consents with any governmental entities related to antitrust and competition law-driven merger control, foreign subsidies control and/or foreign investment control are required to be made or obtained in connection with the Asset Sale.
The Asset Purchase Agreement (page 47)
Consideration
Pursuant to the terms of the Asset Purchase Agreement, the Sellers will sell to Gilead the Assets for the aggregate cash consideration of up to $10.0 million, of which $3.0 million shall be payable upon closing and up to $7.0 million shall become payable in three stages upon completion of a three-phase transfer plan for the Assets (the “Transfer Plan”), with $3.0 million payable upon completion of the first phase and $2.0 million payable upon completion of each of the second and third phases of the Transfer Plan. If Gilead disputes the completion of a phase of the Transfer Plan, we will not receive the cash consideration for such phase until we and Gilead agree that such phase has been completed or the dispute is resolved in our favor. Additionally, pursuant to the Asset Purchase Agreement, the Collaboration Agreement will terminate upon the closing of the Asset Sale (other than with respect to certain agreed provisions of the Collaboration Agreement that will survive termination) and the Amended Stock Purchase Agreement will terminate in accordance with its terms, effective upon the closing of the Asset Sale.
Non-Solicitation; Other Offers
During the pendency of the Asset Purchase Agreement, the Sellers have agreed not to solicit any third party proposals, engage in discussions or negotiations with third parties, furnish any non-public information to third parties that could reasonably be expected to lead to a third party proposal or submit any third party proposal to a stockholder vote, subject to certain limited exceptions as specified in the Asset Purchase Agreement.
However, in the event of a “Superior Proposal” (as defined in the Asset Purchase Agreement) that leads the Board to determine in good faith, after consultation with its financial advisor (if any) and legal counsel, that the failure to change its recommendation in favor of the Asset Sale would be reasonably likely to be inconsistent with its fiduciary duties to the stockholders under Delaware law, then the Board may, at any time prior to stockholder approval of the Asset Sale, withdraw its recommendation, if we provide prior written notice to Gilead of the Board’s intention to make a recommendation change three (3) business days in advance and, with respect to a Superior Proposal, provide Gilead the opportunity to make certain adjustments to the terms and conditions of the Asset Purchase Agreement to match the Superior Proposal.
Closing Conditions
Each party’s obligation to consummate the Asset Sale is subject to the satisfaction (or waiver by the applicable party) of certain closing conditions, including: (i) the affirmative vote of the holders of a majority in voting power of our outstanding shares of common stock, (ii) making or obtaining all necessary government filings and consents relating to the Asset Purchase Agreement or the transactions contemplated thereby, including the Asset Sale, (iii) the accuracy of the representations and warranties made by each party at closing, subject to certain materiality qualifiers, (iv) all covenants and obligations of the parties have been complied with and performed in all material respects, (v) the receipt of certain required agreements, documents and instruments, and (vi) the absence of any litigation or proceeding related to the Asset Purchase Agreement or the transactions contemplated thereby, including the Asset Sale. In addition, Gilead’s obligation to consummate the Asset Sale is subject to the satisfaction (or waiver by Gilead) of certain additional closing conditions, including: (i) the absence of any injunctions, orders or applicable law that limits or restricts the ownership, conduct or operation of the business of Gilead or any of its affiliates or Gilead’s ownership, conduct or operation of any Assets or the HB-400 Program or HB-500 Program; (ii) the absence of any injunctions, orders or applicable law that prevents consummation of the Asset Sale, (iii) the receipt of certain third party consents; and (iv) the absence of any material adverse effect on the Programs, the Assets and assumed liabilities, taken as a whole, or the ability of the Sellers to perform their obligations under the Asset Purchase Agreement and consummate the transactions contemplated thereby on a timely basis, subject to certain exceptions.
Termination
The Asset Purchase Agreement may be terminated at any time prior to closing (i) by mutual written agreement of the Sellers and Gilead, (ii) by either party if the closing has not occurred on or prior to midnight U.S. Eastern Time, on November 21, 2025, (iii) by either party if a governmental authority has issued a final order or decree that prohibits the Asset Sale, (iv) by Gilead if the Board changes its recommendation in respect of a Superior Proposal or either Seller has entered into a definitive agreement with respect to an alternative acquisition transaction, (v) by the Company in order to accept a Superior Proposal, (vi) by a non-breaching party if the other party materially breached any of its representations, warranties and covenants under the Asset Purchase Agreement and such breach is not cured within 30 days of receiving notice of such breach and (vii) by either party if the Company stockholders do not approve the Asset Sale at the Special Meeting.
Expense Reimbursement
If the Asset Purchase Agreement is terminated (i) by the Company in order to accept a Superior Proposal, (ii) by Gilead if the Board changes its recommendation in respect of a Superior Proposal or either Seller has entered into a definitive agreement with respect to an alternative acquisition transaction or (iii) by Gilead in connection with a willful and material breach of the Company’s non-solicitation covenant or covenant regarding the preparation and filing of this proxy statement or convening the Special Meeting under the Asset Purchase Agreement, any third party acquisition proposal shall have become publicly known prior to the termination of the Asset Purchase Agreement, and such acquisition proposal shall not have been unconditionally withdrawn prior to the termination of the Asset Purchase Agreement and within 12 months of such termination, any Seller consummates, or enters into a definitive agreement with respect to, an acquisition transaction, then the Company is required to reimburse Gilead for its out-of-pocket expenses incurred in connection with the Asset Purchase Agreement, up to a maximum of $400,000.
Indemnification
The representations, warranties, covenants and other agreements contained in the Asset Purchase Agreement or any certificate delivered in connection with the Asset Purchase Agreement, will survive the completion of the Asset Purchase Agreement as follows:
•
certain fundamental representations by the Sellers and certain fundamental representations and warranties by Gilead will survive the closing of the Asset Sale and until (i) with respect to the Company and Gilead, the third anniversary of the closing or (ii) with respect to Hookipa Biotech, two (2) business days prior to the filing of the application for the registration of deletion (Löschung) pursuant to section 93 para 1 of the Austrian Limited Liability Company Act with the Austrian companies’ register (subject to Hookipa Biotech providing requisite notice to Gilead at least ten (10) business days prior to such filing);

•	all other representations of the Sellers and Gilead shall terminate and expire as of the closing;
•
all obligations, covenants and other agreements contained in the Asset Purchase Agreement that by their terms contemplate performance prior to the closing and any certificate referred to in the Asset Purchase Agreement with respect thereto, will survive until the date that is one (1) year after the closing;

•
all obligations, covenants and other agreements contained in the Asset Purchase Agreement that by their terms contemplate performance from and after the closing of the Asset Sale and any certificate referred to in the Asset Purchase Agreement with respect thereto, shall survive the closing until the date that is ninety (90) days after the full satisfaction of such obligation, covenant or agreement; and

•
notwithstanding the above, claims under the Asset Purchase Agreement relating to taxes, Excluded Assets or Excluded Liabilities (each as defined in the Asset Purchase Agreement), or based on fraud will survive the closing until the date that is sixty (60) days after the expiration of the longest statute of limitations with respect thereto.

Subject to the terms and conditions of the Asset Purchase Agreement, Hookipa Biotech, severally but not jointly, and the Company, jointly and severally, have agreed to indemnify Gilead, Gilead’s affiliates and each of their respective members and representatives, against, and hold them harmless from, any and all losses resulting from or arising in connection with:
•
either Seller’s breach of certain fundamental representations in the Asset Purchase Agreement or in any certificate delivered pursuant to the Asset Purchase Agreement, to the extent related thereto (the “Representation Breach Indemnity”);

•
either Seller’s breach of any obligation, covenant or agreement contained in the Asset Purchase Agreement or in any certificate delivered pursuant to the Asset Purchase Agreement, to the extent related thereto;

•
the transfer of any of the Company’s employees to Gilead by operation of law due to the execution of the Asset Purchase Agreement or any other transaction documents and the consummation of the transactions contemplated thereby;

•	certain taxes;
•
any fraud on the part of or committed by the Sellers or any representative thereof in connection with or relating directly or indirectly to (i) the negotiation, execution, delivery or performance of the Asset Purchase Agreement or any other transaction document, or (ii) any of the transactions contemplated by the Asset Purchase Agreement and the other transaction documents;

•
liabilities resulting from claims or allegations by third parties with respect to or in connection with any of the employees, including former employees, of either Seller or any third party who alleges to be an employee or former employee of either Seller;

•	the dissolution, liquidation, winding up or insolvency of either Seller; and
•	any Excluded Asset or Excluded Liability.
Gilead has the right to withhold the amount of any claims for indemnifiable damages, and set-off any such amounts, from the $7.0 million transfer completion payments. Gilead is not entitled to any indemnification for losses related to breaches of certain representations and warranties of the Sellers until Gilead suffers at least $100,000 of damages, and then Gilead is entitled to recover from the first dollar of damages.
Limitations on Liability
Subject to certain exclusions in the case of claims of fraud against the Sellers or the insolvency of the Sellers, in no event shall a Seller’s aggregate liability to Gilead for indemnification claims pursuant to the Representation Warranty Breach Indemnity exceed an amount equal to:
•	the purchase price paid or actually due to be paid to such Seller with respect to indemnification claims asserted on or prior to the date that is one (1) year after the closing of the Asset Sale;
•
the lesser of (a) the purchase price paid or due to be paid to such Seller and (b) $7.0 million with respect to indemnification claims asserted after the date that is one (1) year after the closing of the Asset Sale and on or prior to the date that is two (2) years after the closing of the Asset Sale; and

•
the lesser of (a) the purchase price paid or due to be paid to such Seller and (b) $3.0 million with respect to indemnification claims asserted after the date that is two (2) years after the closing of the Asset Sale.

No indemnified party is entitled to be indemnified for any punitive damages, damages for lost profits or diminution in value or consequential, exemplary or special damages under the Asset Purchase Agreement, except as a result of direct damages therefor or arising out of, or involving a claim made by a third party.
Taxes
Transaction taxes related to the Asset Sale generally shall be borne by the Sellers, provided that Gilead shall, upon the reasonable request of the Sellers, reasonably cooperate with the Sellers to minimize the amount of transaction taxes that shall be payable as a result of the Asset Sale.
The Asset Sale will not be taxable to stockholders, although distributions of proceeds from the Asset Sale to the Company’s stockholders will generally be taxable to stockholders. See “Material United States Federal Income Tax Consequences of the Dissolution to Hookipa Stockholders” below.
The Dissolution
Reasons for the Dissolution (see page 58)
In considering whether the Company should liquidate and dissolve following the consummation of the Asset Sale, the Board considered the terms of the Plan of Dissolution and the dissolution process under the DGCL, as well as other available strategic options, which included, among other things, remaining a publicly traded company, the possibility of investing the cash received from the Asset Sale in another operating business or undertaking a going private transaction. As part of the Board’s evaluation process, the Board considered the risks and timing of each strategic option available to the Company, and consulted with its financial advisors, management and the Company’s legal counsel. In approving the Dissolution and the Plan of Dissolution, the Board considered a number of factors, including but not limited to, the factors described elsewhere in this proxy statement as well as the following factors:
•
The viability of the Company’s business model following the Asset Sale, which may constitute substantially all of the Company’s assets, and the costs and time that would be required to alter the Company’s current business structure following the Asset Sale;

•	The economic burden of continuing to comply with public company reporting requirements following the Asset Sale; and
•
That the Plan of Dissolution permits the Board to abandon the Dissolution prior to filing the Certificate of Dissolution if the Board determines that, in light of new proposals presented or changes in circumstances, the Dissolution is no longer advisable and in the best interests of the Company and its stockholders.

Summary of Plan of Dissolution (page 60)
If the stockholders approve the Asset Sale and the Dissolution, the Company intends to file a Certificate of Dissolution with the Delaware Secretary of State as soon as practicable following the closing of the Asset Sale and completion of the Transfer Plan. Under the Asset Purchase Agreement, the Company is not permitted to file a Certificate of Dissolution until all phases of the Transfer Plan are completed. Upon the Company’s filing of a Certificate of Dissolution with the Delaware Secretary of State, the winding up and liquidation of the Company pursuant to the Plan of Dissolution will commence. The Company intends to pay or make provisions for the payment of all its claims and obligations, reserve amounts for payment to its creditors (including amounts required to cover unknown or contingent liabilities), wind-up its affairs and distribute its remaining assets to its stockholders.
The Company may distribute, in an initial distribution (with potential subsequent distributions thereafter), cash from the Asset Sale, subject to a contingency reserve for remaining costs and liabilities including those stemming from the Asset Purchase Agreement, after the filing of a Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of any distributions to stockholders will be determined by the Board in its discretion. On the bases described in this proxy statement, the Board anticipates that any distribution to stockholders will not occur any earlier than the date that is three years after the filing of the Certificate of Dissolution and may be approximately $1.28 to $1.72 per share of common stock and Class A common stock (based on 9,799,053 shares of common stock and 2,399,517 shares of Class A common stock outstanding on the record date), after taking into account currently known and estimated expenses and liabilities, and assuming the entire $10.0 million purchase price in the Asset Sale is paid to the Sellers and no indemnification claims are made under the Asset Purchase Agreement. However, there can be no assurance as to the timing and amount of distributions, if any, to our stockholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.
Holders of the Series A convertible preferred stock, Series A-1 convertible preferred stock and Series A-2 convertible preferred stock (collectively, “Series A Preferred”) will receive, pari passu with any distribution to the holders of common stock and Class A common stock, an amount equal to $0.001 per share of Series A Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares. Holders of common stock and Class A common stock are entitled to share ratably in any liquidating distributions.
If the stockholders do not approve the Dissolution, the Company will still seek to complete the Asset Sale, if the Asset Sale is approved by the stockholders and the other conditions to closing set forth in the Asset Purchase Agreement are satisfied or waived. If the Asset Sale is completed, we will have no product candidates that generate revenue, no marketing and sales organization, no experience in marketing products and no Dissolution approved, the Company anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to pay any dividends to the stockholders. The Board would have to evaluate the alternatives available to the Company, including, among other things, remaining a publicly traded company or undertaking a going private transaction.
If we consummate the Dissolution and liquidate, it is anticipated that, for U.S. federal income tax purposes, a stockholder will recognize gain or loss with respect to distributions made pursuant to the Plan of Dissolution equal to the difference between: (i) the sum of the amount of money and the fair market value of property (other than money) distributed to such stockholder; and (ii) such stockholder’s tax basis in the common stock. However, if the Dissolution is not approved by our stockholders (or if it is approved, but one or more distributions are not characterized as a distribution in complete liquidation of the Company for U.S. federal income tax purposes), our stockholders could incur an increased stockholder-level tax liability in the event that property (including cash from the Asset Sale) distributed to stockholders is characterized as a dividend for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences of the Dissolution to Hookipa Stockholders” below.
WE URGE EACH STOCKHOLDER TO SEEK TAX ADVICE BASED UPON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING,
THE ASSET SALE AND THE DISSOLUTION
The following questions and answers are intended to address briefly some commonly asked questions regarding the Asset Sale, the Asset Purchase Agreement, the Dissolution, and the Plan of Dissolution and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary of Terms” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. See “Where You Can Find Additional Information” beginning on page 73.
Q:	Why did I receive these materials?
A:
The Board is soliciting your proxy to vote at the Special Meeting for the purpose of, among other things, obtaining stockholder approval for the Asset Sale and the Dissolution. The Board is seeking stockholder approval of the Asset Sale because we are a Delaware corporation and the Asset Sale may constitute the sale of “substantially all” of our property and assets under Section 271 of the DGCL. Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote thereon for the sale of “all or substantially all of its property and assets.” Additionally, approval of the Asset Sale by holders of a majority of our issued and outstanding common stock is a closing condition under the Asset Purchase Agreement.

Under rules adopted by the SEC, we have mailed the full set of our proxy materials, including this proxy statement and the proxy card, to our stockholders of record as of the close of business on June 17, 2025, on or around   , 2025. The proxy materials are also available to view and download at https://ir.hookipapharma.com.
Q:	How do I attend and participate in the Special Meeting online?
A:
The Special Meeting will be a completely virtual meeting of stockholders and will be webcast live over the Internet. Any stockholder can attend the virtual meeting live online at www.virtualshareholdermeeting.com/HOOK2025SM. The webcast will start at 10:00 a.m. Eastern Time. Stockholders as of June 17, 2025 (the “Record Date”), may vote and submit questions while attending the meeting online. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/HOOK2025SM or www.proxyvote.com. You will not be able to attend the Special Meeting in person. Stockholders attending the Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Special Meeting, you will need the control number, which is included in your proxy materials if you are a stockholder of record of shares of common stock, or included with your voting instructions and materials received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/HOOK2025SM. We recommend that you log in a few minutes before 10:00 a.m. Eastern Time to ensure you are logged in when the Special Meeting starts. The webcast will open 15 minutes before the start of the Special Meeting.
If you would like to submit a question during the Special Meeting, you may log in to www.virtualshareholdermeeting.com/HOOK2025SM using your control number, type your question into the “Ask a Question” field, and click “Submit.”
Q:	What am I being asked to vote on at the Special Meeting?
A:	There are three matters scheduled for a vote, collectively referred to as the “Proposals”:
(1)	To approve the Asset Sale, pursuant to the Asset Purchase Agreement. This proposal is referred to as the “Asset Sale Proposal.”
(2)
To approve the Dissolution and the Plan of Dissolution, which, if approved, will authorize the Company to dissolve and liquidate as described in the Plan of Dissolution. This proposal is referred to as the “Dissolution Proposal.”

(3)
To approve one or more adjournments of the Special Meeting from time to time, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Asset Sale Proposal of Dissolution Proposal. This proposal is referred to as the “Adjournment Proposal.”

Q:	What if another matter is properly brought before the Special Meeting?
A:
The Board knows of no other matters that will be presented for consideration at the Special Meeting and pursuant to Delaware law and the Company’s Amended and Restated By-laws (the “Bylaws”), only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:	How does the Board recommend that I vote?
A:	After careful consideration of a variety of factors described in this proxy statement, the Board unanimously recommends that you vote:
•	“FOR” the Asset Sale Proposal;
•	“FOR” the Dissolution Proposal; and
•	“FOR” the Adjournment Proposal.
You should read “The Asset Sale (Proposal No. 1) — Reasons for the Asset Sale” beginning on page 41 for a discussion of the factors that the Board considered in deciding to recommend approval of the Asset Sale and “The Dissolution (Proposal No. 2) — Reasons for Dissolution” on page 58 for a discussion of the factors that the Board considered in deciding to recommend approval of the Dissolution. In addition, when considering the recommendation of the Board, you should be aware that some of our directors and executive officer may have interests in the Asset Sale that are different from, or in addition to, the interests of stockholders more generally. For a discussion of these interests, please see the section captioned “The Asset Sale (Proposal No. 1) — Interests of Our Directors and Executive Officers in the Asset Sale” on page 44.
Questions about the Asset Sale
Q:	Who is buying the Assets and for what consideration?
A:
We, together with Hookipa Biotech, are proposing to sell the Assets to Gilead, a holder of greater than five percent of our capital stock. Gilead is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. Gilead is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California. Gilead also is a party with us in our Collaboration Agreement. For more information on the Collaboration Agreement, see “The Parties to the Asset Sale ― Collaboration Agreement” beginning on page 3.

Pursuant to the Asset Purchase Agreement, the aggregate consideration for the Asset Sale will be up to $10.0 million, of which $3.0 million shall be payable upon closing and up to $7.0 million shall become payable in three stages upon successful completion of the Transfer Plan, with $3.0 million payable upon completion of the first phase and $2.0 million payable upon completion of each of the second and third phases. If Gilead disputes the completion of a phase of the Transfer Plan, we will not receive the cash consideration for such phase until we and Gilead agree that such phase has been completed or the dispute is resolved in our favor. The terms of the Asset Purchase Agreement are more fully described below under “The Asset Purchase Agreement” beginning on page 47.
Q:	What will happen if the Transfer Plan is not completed?
A:
Completion of the steps of the Transfer Plan requires us to transfer to Gilead certain know-how, records, documents, and other information and materials, assign to Gilead certain transferred contracts and patent file histories, and perform certain transfer services relating to the Programs. If Gilead disputes the completion of a phase of the Transfer Plan, our receipt of the cash consideration for such phase may be delayed until we and Gilead agree that all tasks under such phase have been completed. If we and Gilead cannot agree that all tasks under a given phase have been completed, we may never receive the cash consideration for that given phase, subject to resolution of that dispute under the terms of the Asset Purchase Agreement in our favor.

In addition, under the Asset Purchase Agreement, we are not permitted to file a Certificate of Dissolution until all phases of the Transfer Plan are completed. If Gilead disputes the completion of any step in the Transfer Plan and resolution of that dispute is not in our favor, and if Gilead does not waive the requirement that such phase of the Transfer Plan be completed before we are permitted to file a Certificate of Dissolution, we will be unable to dissolve or make any liquidating distributions to our stockholders, even if the Dissolution Proposal is approved. Alternatively, if we file a Certificate of Dissolution notwithstanding that all phases of the Transfer Plan have not been completed to the satisfaction of Gilead, we would be in breach of the Asset Purchase Agreement and may be required to indemnify Gilead from any damages Gilead suffers as a result of such breach.
Q:	Did the Board obtain a third-party valuation or fairness opinion in determining whether to proceed with the Asset Sale and the Asset Purchase Agreement?
A:
The Board is not required to, and did not, obtain a third-party valuation or fairness opinion in connection with its determination to approve the Asset Sale pursuant to the Asset Purchase Agreement. In analyzing the Asset Sale and the consideration to be received pursuant to the Asset Purchase Agreement, the Board and management conducted due diligence on the Assets and relied on the analysis of our management and advisors. The Board, in reviewing such analysis, and based on discussions with its legal and financial advisors, determined that it had sufficient information to determine the fair market value of the Assets, and that a fairness opinion was not necessary. The fair market value of the Assets has been determined by the Board based upon standards generally accepted by the financial community, such as potential sales and the price for which comparable businesses or assets have been valued. Our stockholders are therefore relying on the judgment of our Board and you will not have assurance from an independent source that the consideration Gilead is paying for the Assets is fair to the Company from a financial point of view.

Q:	What will the net proceeds from the Asset Sale be used for?
A:
The Company expects to receive net proceeds of approximately $7.6 million from the Asset Sale, after payment of transaction and other related expenses, applicable taxes (if any) and sublicense expenses, assuming the entire $10.0 million purchase price is paid upon successful completion of the Transfer Plan. Assuming the Dissolution is approved by stockholders, we plan to make distributions to the stockholders, subject to a contingency reserve for remaining costs and liabilities including those stemming from the Asset Purchase Agreement, of available proceeds, including from the Asset Sale, if any, after the filing of a Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of any distributions to stockholders will be determined by the Board in its discretion. On the bases described in this proxy statement, the Board anticipates that any distribution to stockholders will not occur any earlier than the date that is three years after the filing of the Certificate of Dissolution and may be approximately $1.28 to $1.72 per share of common stock and Class A common stock (based on 9,799,053 shares of common stock and 2,399,517 shares of Class A common stock outstanding on the record date), after taking into account currently known and estimated expenses and liabilities, and assuming the entire $10.0 million purchase price in the Asset Sale is paid to the Sellers and no indemnification claims are made under the Asset Purchase Agreement. However, there can be no assurance as to the timing and amount of distributions, if any, to our stockholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.

In the event that stockholders do not approve the Dissolution, we will still seek to complete the Asset Sale, if the Asset Sale is approved by the stockholders and the other conditions to closing set forth in the Asset Purchase Agreement are satisfied or waived. If the Asset Sale is completed, we will have no product candidates that generate revenue, no marketing and sales organization, no experience in marketing products and no Dissolution approved, the Company anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to pay any dividends to the stockholders. The Board would have to evaluate the alternatives available to the Company, including, among other things, remaining a publicly traded company or undertaking a going private transaction. In the event that we make a distribution outside of the Plan of Dissolution, our stockholders could incur an increased stockholder-level tax liability if the property (including cash from the Asset Sale) distributed to stockholders is characterized as a dividend for tax purposes (see the section entitled “Material United States Federal Income Tax Consequences of the Dissolution to Hookipa Stockholders”).

Q:	What will happen if the Asset Sale is not approved by stockholders or is not completed for any other reason?
A:
If the Asset Sale is not completed for any reason, (i) we may have difficulty recouping the significant transaction costs incurred in connection with negotiating the Asset Sale, (ii) our relationships with our third-party collaborators, business partners and employees may be damaged and (iii) the market price for our common stock may decline.

Q:	When is the Asset Sale expected to be completed?
A:
If the Asset Sale is approved by stockholders at the Special Meeting, we expect to complete the Asset Sale no later than the fifth (5th) business day after the date on which all of the remaining closing conditions under the Asset Purchase Agreement have been first satisfied or waived, which we anticipate will occur as soon as possible following the Special Meeting, subject to receiving certain regulatory approvals (see the section entitled “The Asset Sale (Proposal No. 1) — Regulatory Matters”). The exact timing of the completion of the Asset Sale cannot be predicted, although the Asset Purchase Agreement may be terminated by the Company or Gilead if the closing has not occurred on or prior to midnight U.S. Eastern Time, on November 21, 2025.

Q:	How will the Asset Sale affect outstanding equity awards held by our directors, executive officers and other employees?
A:
A “sale event” as defined under our 2019 Stock Option and Incentive Plan (the “2019 Incentive Plan”) and our 2023 Inducement Plan (collectively, the “Equity Plans”) may occur in the event that the Asset Sale is completed. Under the Equity Plans, a “sale event” will be deemed to have occurred in circumstances including, but not limited to, the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity. If the Asset Sale is deemed to constitute a sale event under the Equity Plans, all options and stock appreciation rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the sale event shall become fully vested and exercisable as of the effective time of the sale event, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”), or to the extent specified in the relevant award. Neither the Board nor the Compensation Committee has determined whether to exercise such authority in connection with the completion of the Asset Sale. As of June 11, 2025, there were 178,570 restricted stock units and 32,864 options issued and unvested held by certain of our officers and directors that will be accelerated, pursuant to the terms of the Equity Plans.

Questions about the Dissolution
Q:	What will happen under the Plan of Dissolution?
A:
Under the Plan of Dissolution, we will file a Certificate of Dissolution with the Delaware Secretary of State, our jurisdiction of incorporation, to dissolve the Company as a legal entity. The Company will then cease its business activities, reserve amounts for payment to its creditors (including amounts required to cover unknown or contingent liabilities which may include those under the Asset Purchase Agreement), wind-up its affairs, and distribute its remaining assets, if any, to our stockholders.

Q:	What will happen if the Dissolution Proposal is approved but the Asset Sale is not completed?
A:
The effectiveness of the Dissolution is conditioned on the consummation of the Asset Sale. If the Asset Sale does not occur, the Dissolution will not occur, unless the Board subsequently determines to proceed with the Dissolution pursuant to an alternative transaction or plan.

Q:	What will happen if stockholders approve the Asset Sale but do not approve the Dissolution?
A:
If stockholders do not approve the Dissolution, the Company will still seek to complete the Asset Sale, if the Asset Sale is approved by the stockholders and the other conditions to closing set forth in the Asset Purchase Agreement are satisfied or waived. If the Asset Sale is completed, we will have no product candidates that generate revenue, no marketing and sales organization, no experience in marketing products and no Dissolution approved, the Company anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to pay any dividends to the stockholders. The Board would have to evaluate the alternatives available to the Company, including, among other things, remaining a publicly traded company, the possibility of investing the cash received from the Asset Sale in another operating business or undertaking a going private transaction. In the event that we pay a dividend outside of the Plan of Dissolution, our stockholders could incur an increased tax liability if the property (including cash from the Asset Sale) distributed to stockholders is characterized as a dividend for U.S. federal income tax purposes (see the section entitled “Material United States Federal Income Tax Consequences of the Dissolution to Hookipa Stockholders”).
Q:	Will I owe any U.S. federal income taxes as a result of the Dissolution?
A:
For U.S. federal income tax purposes, distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a stockholder in exchange for the stockholder’s shares of our common stock in complete liquidation of the company and may result in a U.S. federal income tax liability to the stockholder. For a more detailed discussion, see “Material United States Federal Income Tax Consequences of the Dissolution to Hookipa Stockholders” beginning on page 64 of this proxy statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state and local and non-U.S. tax laws.

Q:	Can the Board abandon the Dissolution or modify the Plan of Dissolution after stockholder approval?
A:
Yes. If the Board determines that the Dissolution is not in the best interests of the Company or our stockholders, the Board may direct that the Dissolution be abandoned, or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law, in either case without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed with the Delaware Secretary of State, however, revocation of the Dissolution would require stockholder approval under Delaware law.

Q:	If the Dissolution Proposal is approved, what does the Company estimate that the holders of common stock will receive?
A:
The total amount of cash or other property that may ultimately be distributed to the holders of common stock is not yet known. There are many factors that may affect the amounts available for distribution to holders of common stock including, among other things, the amount of taxes, employee costs (including severance payments), transaction fees, brokerage fees, potential indemnification claims under the Asset Purchase Agreement (if asserted), expenses relating to the dissolution and unanticipated or contingent liabilities arising hereafter. No assurance can be given as to the amounts holders of common stock will ultimately receive. If the Company has underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount ultimately distributed to the holders of common stock could be less than the estimates set forth below.

Notwithstanding the foregoing, the Company expects to receive net proceeds of approximately $7.6 million from the Asset Sale, excluding transaction and other related expenses, applicable taxes (if any) and sublicense expenses, assuming the entire $10.0 million purchase price is paid upon successful completion of the Transfer Plan. Subject to satisfaction of and compliance with existing contractual and banking obligations, and appropriate reserves, the Company intends to distribute the net proceeds of the Asset Sale to its stockholders as part of the Dissolution in one or more liquidating distributions.
The amount and timing of any distributions to stockholders will be determined by the Board in its discretion. On the bases described in this proxy statement, the Board anticipates that any distribution to stockholders will not occur any earlier than the date that is three years after the filing of the Certificate of Dissolution and may be approximately $1.28 to $1.72 per share of common stock and Class A common stock (based on 9,799,053 shares of common stock and 2,399,517 shares of Class A common stock outstanding on the record date), after taking into account currently known and estimated expenses and liabilities, and assuming the entire $10.0 million purchase price in the Asset Sale is paid to the Sellers and no indemnification claims are made under the Asset Purchase Agreement. However, there can be no assurance as to the timing and amount of distributions, if any, to our stockholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions. For further information on the estimated distribution to our stockholders and a description of the assumptions underlying our estimate of the total cash distributions to our stockholders in the Dissolution, see “The Dissolution (Proposal No. 2)” beginning on page 58 of this proxy statement.

Q:	Will I still be able to sell my shares of common stock following stockholder approval of the Dissolution?
A:
If the Dissolution Proposal is approved by our stockholders and if and when the Board determines to proceed with the Dissolution, we will close our transfer books on the date we file the Certificate of Dissolution (the “Final Record Date”). After such time, we will not record any further transfers of our common stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession or by operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Effective Time, we will not issue any shares of our common stock upon exercise of outstanding options or restricted stock units. As a result of the closing of our transfer books, it is anticipated that distributions, if any, made in connection with the Dissolution will be made pro rata to the same stockholders of record as the stockholders of record as of the Final Record Date, and it is anticipated that no further trading of our common stock will occur after the Final Record Date.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”). Our common stock will be delisted prior to the date we file the Certificate of Dissolution, and trading will be suspended on that date or as soon thereafter as is reasonably practicable. If our common stock is delisted prior to the date we file the Certificate of Dissolution, trading in our common stock may be very limited. Refer to “Risk Factors — We intend to have our common stock delisted from the Nasdaq Capital Market as soon as practicable following the Special Meeting, after which it will not be possible for stockholders to publicly trade our stock” for more information.
The Company will not retain a transfer agent following the date of filing of the Certificate of Dissolution. In addition, the Company plans to deregister its shares of common stock under Section 12(b), and suspend its periodic reporting obligations under Section 15(d), of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Q:	When do you expect the dissolution and winding-up process to be completed?
A:
Assuming the Asset Sale Proposal and the Dissolution Proposal is approved by our stockholders, we currently expect to file a Certificate of Dissolution with the Delaware Secretary of State after the closing of the Asset Sale as soon as all phases of the Transfer Plan are completed, which is currently expected to occur in late 2025, although such filing may be delayed by the Board in its sole discretion and the Board has not set a deadline to make its decision to proceed with the filing of a Certificate of Dissolution. Pursuant to the DGCL, our corporate existence will continue for a period of at least three years following the filing of the Certificate of Dissolution for the purpose of prosecuting and defending suits, winding up the Company and making distributions to stockholders, but not for the purpose of continuing to engage in any business for which the Company was organized. The three-year statutory winding-up period can be extended by the Delaware Court of Chancery. In addition, the Company may remain a body corporate beyond the three-year period for the sole purpose of proceedings begun before or during the three-year period. As a result, the winding-up process could extend beyond three years after dissolution and it is difficult to estimate when it will be completed.

Additional Matters
Q:	Are there any risks related to the Asset Sale or the Dissolution?
A:	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 25 of this proxy statement.
Q:	Am I entitled to appraisal rights or dissenters’ rights in connection with the Asset Sale or the Dissolution?
A:
No. As a stockholder, under Delaware law, you will not be eligible for appraisal rights or dissenters’ rights in connection with the Asset Sale or the Dissolution, even if you abstain from voting or vote against the Asset Sale Proposal or the Dissolution Proposal.

Q:	Why am I being asked to vote on the Adjournment Proposal?
A:
We are asking stockholders to approve the Adjournment Proposal to provide the Board with additional time to solicit additional proxies in favor of the Asset Sale and the Dissolution in the event that the number of shares needed to approve the Asset Sale or the Dissolution is insufficient at the time of the Special Meeting.

Q:	How many shares must be present or represented to conduct business at the Special Meeting?
A:
The presence, in person or by proxy duly authorized, of the holders of record of a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present. If you hold your Shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your shares should be voted at the Special Meeting, those shares will not be deemed present at the Special Meeting and will not be counted for purposes of establishing a quorum.

As of the close of business on June 17, 2025, the record date for the Special Meeting, there were 9,799,053 shares of common stock outstanding.
Q:	What vote is required for stockholders to approve of the proposals at the Special Meeting?
A:
The affirmative vote of the holders of a majority of all outstanding shares of common stock on the Record Date is required to approve the Asset Sale Proposal and the Dissolution Proposal. Because the required vote for these proposals is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting, abstain from voting at the meeting, or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as votes cast “AGAINST” this proposal. As of June 17, 2025, the record date for the Special Meeting, 4,899,527 shares constitute a majority of the issued and outstanding shares of common stock.

Approval of the Adjournment Proposal requires that (i) if a quorum is present, the number of votes properly cast for the Adjournment Proposal exceed the number of votes properly cast against the Adjournment Proposal or (ii) if a quorum is not present, the Adjournment Proposal is approved by the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter.
Q:	Will a list of record stockholders as of the Record Date be available?
A:
For the ten (10) days prior to the Special Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our principal place of business during regular business hours. We request that you email us at legal@hookipapharma.com to coordinate arrangements to view the stockholder list.

Q:	Who can vote at the Special Meeting?
A:
Only stockholders of record at the close of business on June 17, 2025, will be entitled to vote at the Special Meeting. On this Record Date, there were 9,799,053 shares of common stock outstanding and entitled to vote. Our common stock is our only class of voting stock. Our Non-Voting Capital Stock do not have any voting rights with respect to the proposals to be voted on at the Special Meeting.

Stockholder of Record: Shares of Common Stock Registered in Your Name
If, on June 17, 2025, your shares of common stock were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Refer to “How do I vote?” below.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Bank or Other Agent
If, on June 17, 2025, your shares of common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
Q:	How do I vote?
A:	For each proposal, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are described below.
Stockholder of Record: Shares of Common Stock Registered in Your Name
If you are a stockholder of record, you may vote online during the Special Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online, even if you have already voted by proxy.
○
To vote online during the Special Meeting follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/HOOK2025SM, starting at 10:00 a.m. Eastern Time on   , 2025. The webcast will open 15 minutes before the start of the Special Meeting.

○
To submit your proxy in advance of the Special Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the printed proxy card. To ensure your shares are voted, your internet proxy must be received by 11:59 p.m., Eastern Time on   , 2025.

○
To submit your proxy in advance of the Special Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. To ensure your shares are voted, your telephone proxy must be received by 11:59 p.m., Eastern Time on   , 2025.

○
To submit your proxy using the enclosed proxy card, complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares of Common Stock Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet if so instructed by your broker, bank or other agent. To vote online at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Because of the non-routine nature of the Proposals, your broker, bank or other nominee is not authorized to vote your shares on any proposal without instructions from you. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting unless you have obtained a legal proxy from your broker, bank or other nominee, as the stockholder of record, authorizing you to vote your shares. Refer to “If my broker holds my shares in ‘street name,’ will my broker vote my shares for me?” below.
Q:	How many votes do I have?
A:	On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on June 17, 2025.
Q:	What happens if I abstain from voting or if I do not vote on the proposals?
A:
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you indicate an abstention on your proxy, or attend the Special Meeting virtually and abstain from voting, that abstention will have the same effect as if you voted “AGAINST” the Proposals, except for the vote on the Adjournment Proposal if a quorum is present at the Special Meeting, in which case your abstention will have no effect on the outcome of the Adjournment Proposal. However, those abstentions are counted as shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting.

Failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the Asset Sale Proposal and the Dissolution Proposal. If your shares are not deemed present or represented by proxy at the Special Meeting, then a failure to vote will not have any effect on the Adjournment Proposal. If your shares are deemed present or represented by proxy, then a failure to vote your shares will have the same effect as a vote “AGAINST” the Adjournment Proposal, but only if a quorum is not present.
Because brokers, banks and other nominees do not have discretionary voting authority with respect to the Proposals, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares may not be voted on your behalf for any proposal, will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.
Q:	Can I change my vote after submitting my proxy?
A:	Stockholder of Record: Shares Registered in Your Name
Yes. You can change your vote or revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to HOOKIPA Pharma Inc., Attn: Corporate Secretary, at 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118.
•
You may attend the Special Meeting and vote online. Attending the Special Meeting will not, by itself, revoke your proxy. You must specifically vote at the virtual Special Meeting in order for your previous proxy to be revoked.

Your most current proxy card or submission of voting instructions online or by telephone is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or agent, you should follow the instructions provided by your broker, bank or other agent regarding how to change your vote.
Q:	How are votes counted?
A:
Votes cast by proxy or online at the Special Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. Votes “For” and “Against” and abstentions will be separately counted.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such Proposals, which will have the same effect as if you voted “AGAINST” the Asset Sale Proposal and the Dissolution Proposal.

Q:	What happens if there are technical difficulties during the Special Meeting?
A:
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting, voting at the Special Meeting or submitting questions at the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/HOOK2025SM or www.proxyvote.com.

If we experience technical difficulties at the Special Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Special Meeting to a later date and will provide notice of the date and time of such adjourned meeting at https://ir.hookipapharma.com/sec-filings and on a Current Report on Form 8-K that we will file with the SEC. For additional information on how you can attend any postponement or adjournment of the Special Meeting, see “What happens if the Special Meeting is postponed or adjourned” below.
Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?
A:	If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:
•	“FOR” the Asset Sale Proposal;
•	“FOR” the Dissolution Proposal; and
•	“FOR” the Adjournment Proposal.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Q:	What happens if I do not give specific voting instructions?
A:	Stockholders of Record. If you are a stockholder of record and you:
•	indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board or
•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the nominee who holds your shares with specific voting instructions, the nominee will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares.

This is generally referred to as a “broker non-vote”. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Asset Sale Proposal and the Dissolution Proposal, but will not have an effect on the Adjournment Proposal. Please vote using your voting instruction card so your vote can be counted.
Q:	What does it mean if I receive more than one set of proxy materials?
A:
If your shares are registered differently or are held in more than one account, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting. To ensure that all of your shares are voted, please complete, sign, date and return each proxy card and voting instruction card that you receive, or submit your proxy by telephone or over the internet (if those options are available to you).

Q:	What is the deadline for voting my shares?
A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Special Meeting.
If you hold shares in street name, please follow the voting instructions provided by your broker, trustee or nominee. You may vote your shares online at the Special Meeting only if you obtain a legal proxy from your bank, broker or other nominee.
Q:	What happens if the Special Meeting is postponed or adjourned?
A:
The Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies if our stockholders approve the Adjournment Proposal. In addition, under the Company’s Bylaws the presiding officer has the power to adjourn the Special Meeting, whether or not a quorum is present or represented, and notice need not be given of the adjourned meeting if the time, place, if any, and means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, the Company’s Bylaws provide that if any such adjournment is for more than 30 days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.
In the event that there is present at the Special Meeting, in person or by proxy, sufficient favorable voting power to secure the vote necessary to approve the Asset Sale and Dissolution, we do not currently anticipate that we will adjourn or postpone the Special Meeting.
Q:	Is my vote confidential?
A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote and (iii) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	Who will bear the cost of this solicitation?
A:
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	How can I find out the results of the voting at the Special Meeting?
A:
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Special

Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Q:	What proxy materials are available on the internet?
A:	This proxy statement, and the documents incorporated by reference herein, are available at https://ir.hookipapharma.com/sec-filings.
Q:	Who should I call if I have any additional questions?
A:
If you hold your shares directly, please call our corporate secretary at +43 1 890 63 60. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION
This proxy statement, and the documents to which we refer you in this proxy statement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “believes,” “estimates,” “anticipates,” “continues,” “contemplates,” “expects,” “may,” “will,” “could,” “should” or “would” and other similar words or phrases. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and, except as required by applicable securities laws, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this proxy statement or elsewhere. In addition to other factors and matters contained or incorporated in this proxy statement, these statements are subject to risks, uncertainties, and other factors, including, among others:
•	satisfaction of closing conditions precedent to the consummation of the Asset Sale;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement;
•	the effect of the announcement of the Asset Sale on our business relationships (including with employees, customers and suppliers), operating results and business generally;
•	potential delays in consummating the Asset Sale and our ability to timely execute the Dissolution;
•	the amount of proceeds that might be realized from the sale or other disposition of any remaining assets;
•	the failure of our stockholders to approve the Asset Sale;
•	the failure of the Asset Sale to close for any reason;
•	the outcome of any litigation or governmental proceedings instituted against us;
•	the amount of the costs, fees, expenses and charges related to the Asset Sale;
•	our failure to comply with regulations and any changes in regulations;
•	our ability to retain employees, consultants or other resources to carry out the Dissolution;
•	the failure of our stockholders to approve the Dissolution;
•	our ability to satisfy our liabilities and obligations out of the proceeds of the transactions described herein and other available resources, if any;
•	our ability to distribute any remaining cash to our stockholders;
•	the delisting of our common stock from Nasdaq and related limitations on future trading of our common stock prior to the Dissolution; and
•	the ability of our Board to abandon the Dissolution and to modify or delay implementation of the Plan of Dissolution, even after stockholder approval.
The foregoing list of factors is not exclusive. Additionally, we are subject to risks and uncertainties and other factors detailed in our most recent annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, as supplemented by our Quarterly Reports on Form 10-Q, which should be read in conjunction with this proxy statement. See “Where You Can Find Additional Information” on page 73. In light of the significant uncertainties inherent in forward-looking statements, readers should not place undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements concerning the Company or other matters attributable to the Company or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this document.

RISK FACTORS
You should carefully consider the risk factors described below and those risk factors generally associated with our business contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent U.S. Securities and Exchange Commission (the “SEC”) filings, along with other information provided to you in this proxy statement, in deciding how to vote on the proposals to approve the Asset Sale and the Dissolution. See “Where You Can Find Additional Information” beginning on page 73. The special risk considerations described below are not the only ones facing us. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special risk considerations actually occurs, our business, financial condition or results of operations could be materially adversely affected, the market price of our common stock may decline, and you may lose all or part of your investment.
Risk Factors Relating to the Proposal to Approve the Asset Sale
If we fail to complete the Asset Sale, our business may be harmed.
We cannot provide assurances that the Asset Sale will be completed. The closing of the Asset Sale is subject to a number of conditions, including but not limited to our obtaining stockholder approval of the Asset Purchase Agreement and providing necessary third-party consents and approvals in order to sell the Assets. In addition, if the Asset Sale is not completed, the market price for our common stock may decline.
Our announcement of the Asset Sale may cause employees working for us to become concerned about the future of the business and lose focus or seek other employment.
In addition, if the Asset Sale is not completed, our directors, executive officers and other employees will have expended extensive time and effort and experienced significant distractions from their work during the pendency of the Asset Sale and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.
The amount of net proceeds that we will receive from the Asset Sale is subject to uncertainties.
We expect to receive aggregate net proceeds of approximately $7.6 million, after payment of transaction and other related expenses, applicable taxes (if any) and sublicense expenses, assuming the entire $10.0 million purchase price is paid upon successful completion of the Transfer Plan. If Gilead disputes the completion of a phase of the Transfer Plan, we will not receive the cash consideration for such phase until we and Gilead agree that such phase has been completed or the dispute is resolved in our favor. In addition, if Gilead successfully asserts claims for indemnification pursuant to the indemnification provisions of the Asset Purchase Agreement, the amount of net proceeds is subject to further reduction. We may also have unforeseen liabilities and expenses that must be satisfied from the after-tax net proceeds of the Asset Sale. As a result, the amount of the net proceeds from the Asset Sale is subject to substantial uncertainty, and it is possible that the net proceeds from the Asset Sale will be materially less than we expect.
We may not receive any competing transaction proposals or Superior Proposals, including as a result of the requirement to reimburse Gilead’s expenses.
The Asset Purchase Agreement requires that we pay Gilead’s out-of-pocket transaction expenses up to $400,000 if certain events specified in the Asset Purchase Agreement occur, including in the event that we pursue a Superior Proposal. The amount of this expense reimbursement may have the effect of causing other potential third-party buyers to not submit a proposal to acquire us or our subsidiaries or our assets at a higher price or to enter into a more favorable alternative transaction.
The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.
The Asset Purchase Agreement contains provisions that make it more difficult for us to sell the Assets to any party other than Gilead or to sell any other of our assets prior to the closing of the Asset Sale. These provisions include the prohibition on our ability to solicit competing proposals, the requirement that we pay Gilead’s out-of-pocket transaction expenses if the Asset Purchase Agreement is terminated in specified circumstances and Gilead’s right to be advised of competing proposals and to submit revised proposals for consideration. See “The Asset Purchase Agreement — Restrictions on Solicitation of Other Offers” and “The Asset Purchase Agreement —

Expense Reimbursement”. These provisions could discourage a third party that might have an interest in acquiring all of or a significant part of the Company from considering or proposing an alternative transaction, and could make it more difficult for us to complete an alternative business combination transaction with another party.
The Asset Purchase Agreement may expose us to contingent liabilities.
Under the Asset Purchase Agreement, the Sellers have agreed to indemnify Gilead for a breaches of certain fundamental representations, warranties and covenants made by the Sellers in the Asset Purchase Agreement, for the transfer of any employees by operation of law, for certain taxes, for fraud by the Sellers or any of their representatives, employee related liabilities, the dissolution, liquidation, winding up or insolvency of either Seller and any Excluded Asset or Excluded Liability. Significant indemnification claims by Gilead could reduce the amount of net proceeds ultimately distributed to stockholders following the Asset Sale and expose us to contingent liabilities. See “The Asset Purchase Agreement–Indemnification” beginning on page 55.
The Board did not obtain a fairness opinion in connection with the Asset Sale, and consequently, you do not have assurance from an independent source that the consideration Gilead is paying for the Assets is fair to the Company from a financial point of view.
The Board is not required to and did not obtain a fairness opinion in connection with the Asset Sale. Stockholders are therefore relying on the judgment of the Board and will not have assurance from an independent source that the consideration Gilead is paying for the Assets is fair to the Company from a financial point of view.
Our directors and executive officers may have interests that are different from, or in addition to, those of our stockholders generally in connection with the Asset Sale.
You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our Board on the Asset Sale Proposal and the Dissolution Proposal. Our directors and executive officers may have interests in the Asset Sale and the Dissolution that may be in addition to, or different from, their interests as stockholders. These interests include the fact that the vesting of 178,570 restricted stock units and 32,864 options issued and unvested held by certain of our officers and directors that will be accelerated, pursuant to the terms of our Equity Plans. Our directors and executive officers will also retain the right to continued indemnification and insurance coverage for acts or omissions occurring prior to the Asset Sale and arising out of the fact that such person was a director or officer of the Company prior to the Asset Sale. For additional information regarding these matters, see “The Asset Sale (Proposal No. 1) — Interests of Our Directors and Executive Officers in the Asset Sale” beginning on page 44.
We may be subject to securities litigation, which is expensive and could divert our attention.
We may be subject to securities class action litigation in connection with the Asset Sale. Securities litigation against us could result in substantial costs and divert our management’s attention from closing the Asset Sale, which could harm our business and increase our expenses, which could decrease the amount available for distribution to our stockholders.
Risk Factors Related to the Dissolution
If our stockholders vote against the Dissolution Proposal, it would be very difficult for us to continue our business operations.
If our stockholders do not approve the Dissolution, we would have to continue our business operations from a difficult position, in light of our announced intent to dissolve and liquidate. We have ceased pursuing further preclinical programs into development outside of our Programs. Prospective employees, and other third parties may refuse to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern. We also expect our common stock to be delisted from Nasdaq if stockholders approve the Asset Sale Proposal and Dissolution Proposal at the Special Meeting, following which time there may not be a liquid trading market for our common stock.
We cannot determine at this time the exact amount or timing of any distributions to our stockholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.
If the Asset Sale is approved, we expect to receive net proceeds of approximately $7.6 million, after payment of transaction and other related expenses, applicable taxes (if any) and sublicense expenses, assuming the entire $10.0 million purchase price is paid upon successful completion of the Transfer Plan. If Gilead disputes the completion of a phase of the Transfer Plan, we will not receive the cash consideration for such phase until we and Gilead agree that such phase has been completed or the dispute is resolved in our favor. In addition, under the Asset Purchase Agreement, we are not permitted to file a Certificate of Dissolution until all phases of the Transfer Plan are completed. If Gilead disputes the completion of any step in the Transfer Plan and resolution of that dispute is not in our favor, and if Gilead does not waive the requirement that such phase of the Transfer Plan be completed before we are permitted to file a Certificate of Dissolution, we will be unable to dissolve or make any liquidating distributions to our stockholders, even if the Dissolution Proposal is approved. Assuming the Dissolution is approved by stockholders, we plan to make distributions to the stockholders, subject to a contingency reserve for remaining costs and liabilities including those stemming from the Asset Purchase Agreement, of available proceeds, including from the Asset Sale, if any, after the filing of a Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of any distributions to stockholders will be determined by the Board in its discretion. On the bases described in this proxy statement, the Board anticipates that any distribution to stockholders will not occur any earlier than the date that is three years after the filing of the Certificate of Dissolution and may be approximately $1.28 to $1.72 per share of common stock and Class A common stock (based on 9,799,053 shares of common stock and 2,399,517 shares of Class A common stock outstanding on the record date), after taking into account currently known and estimated expenses and liabilities, and assuming the entire $10.0 million purchase price in the Asset Sale is paid to the Sellers and no indemnification claims are made under the Asset Purchase Agreement. However, there can be no assurance as to the timing and amount of distributions, if any, to our stockholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions. Those determinations depend on a variety of factors, including, but not limited to, the amount we will be required to pay to satisfy unknown or contingent liabilities in the future; the cost of operating our business through the date of our final dissolution; inaccuracies in the cost estimates to resolve currently known contingent liabilities; general business and economic conditions; and other matters.
In addition, we will continue to incur claims, liabilities and expenses from operations (such as operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) as we seek to close the Asset Sale and effect the Dissolution. Our estimates regarding our expense levels may be inaccurate. Any unexpected claims, liabilities or expenses that arise between the date of filing of this proxy statement and the liquidation and final dissolution of the Company or any claims, liabilities or expenses that exceed our estimates could leave us with less cash than is necessary to pay liabilities and expenses and would likely reduce the amount of cash available for ultimate distribution to our stockholders.
For the foregoing reasons, there can be no assurance as to the timing and amount of distributions to our stockholders; provided that the Company intends to complete the distribution of all of its properties and assets to its stockholders as described in the Plan of Dissolution as soon as practicable following the filing of the Certificate of Dissolution with the Delaware Secretary of State and in any event on or before the tenth anniversary of such filing.
Our Board may abandon the Dissolution or modify or delay implementation of the Plan of Dissolution even if it is approved by our stockholders.
Even if the Dissolution Proposal is approved by our stockholders, the Board has reserved the right to abandon the Dissolution or modify or delay implementation of the Plan of Dissolution. Although the Board has no present intention to pursue any alternative to the Plan of Dissolution, the Board may conclude either that its fiduciary obligations require it to pursue business opportunities that present themselves or that abandoning the Dissolution is otherwise in our best interests and the best interests of our stockholders. If the Board elects to pursue any alternative to the Dissolution, the value of our common stock may decline.
If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders who receives liquidating distributions could be held liable for payment to our creditors of his or her pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder in the Dissolution.
If the Dissolution is approved by our stockholders, we intend to file a Certificate of Dissolution with the Delaware Secretary of State to dissolve the Company. Pursuant to the DGCL, the Company will continue to exist for a minimum of three years after its dissolution becomes effective for the purpose of prosecuting and defending suits against the Company and enabling the Company and our subsidiary to close their business, to dispose of their property, to discharge their liabilities and to distribute to stockholders any remaining assets. If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities in the Dissolution or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from our contingency reserve, our creditors could seek an injunction against the making of distributions on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the amount of any cash distributions to stockholders. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, creditors could assert claims against each stockholder receiving a distribution for the payment of any shortfall, up to the amounts previously received by the stockholder in distributions from us. In such event, a stockholder could be required to return all distributions previously made to such stockholder pursuant to the Plan of Dissolution and could receive nothing from us under the Plan of Dissolution. Moreover, in the event that a stockholder has paid taxes on amounts previously received by the stockholder, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. The Board is not required to obtain a solvency opinion as a condition to authorizing a liquidating distribution and we cannot assure you that the contingency reserve established by us will be adequate to cover all expenses and liabilities.
The tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy statement for tax advice.
We have not requested a ruling from the Internal Revenue Service (“IRS”) with respect to the anticipated tax consequences of the Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in this proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to our stockholders and us from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.
Stockholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which may be many years after our Dissolution and could be longer.
For U.S. federal income tax purposes, distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a stockholder in exchange for the stockholder’s shares of our common stock in complete liquidation of the company. As a result, it is intended that stockholders will recognize gain or loss equal to the difference between (a) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (b) their tax basis in their shares of common stock. A stockholder’s tax basis in its shares generally will equal the stockholder’s cost to acquire the common stock, although, depending on various circumstances, that general rule may not apply in a particular case. Any loss generally will be recognized only when the final distribution from us has been received, which may be more than three years after our dissolution, and only if the stockholder is still the owner of the shares of common stock. The deductibility of capital losses is subject to limitations. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state, and local and non-U.S. tax laws.
If we decide to use a liquidating trust, as permitted by the Plan of Dissolution, interests of our Stockholders in such a trust would not be transferable.
The interests of our stockholders in a liquidating trust set up by us under the Plan of Dissolution would not be transferable, which could adversely affect your ability to realize the value of such interests. In addition, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without such holders being readily able to realize the value of such interest to pay such taxes or otherwise.
The Board may at any time turn management of our liquidation over to a third party, and some or all of our directors may resign from the Board at that time.
Our Board may at any time turn our management over to a third party to complete the liquidation of our remaining assets and distribute the available proceeds to our stockholders, and some or all of our directors may resign from the Board at or before that time. If management is turned over to a third party and all of our directors resign from our Board, the third party would have sole control over the liquidation process, including the sale or distribution of any remaining assets under the Plan of Dissolution.

We intend to have our common stock delisted from the Nasdaq Capital Market as soon as practicable following the Special Meeting, after which it will not be possible for stockholders to publicly trade our stock.
We intend to notify Nasdaq of our intent to withdraw our common stock from listing on the Nasdaq Capital Market and thereafter file an application on Form 25 to notify the SEC of the withdrawal of our common stock from listing on the Nasdaq Capital Market as soon as practicable following the Special Meeting. The delisting of our common stock will be effective 10 days after we file such an application on Form 25, after which it will not be possible for stockholders to publicly trade our stock on the Nasdaq Capital Market, and any trading in our common stock may be very limited.
On the date we file the Certificate of Dissolution with the Delaware Secretary of State, we intend to close our stock transfer books and discontinue recording transfers of our common stock, including our Non-Voting Capital Stock. Thereafter, certificates or book entries representing our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by us will be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.
We will continue to incur the expenses of complying with public company reporting requirements until our common stock is deregistered and periodic public reporting obligations are suspended.
Following the Asset Sale and through the subsequent liquidation and dissolution, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with these reporting requirements will be economically burdensome, until we are able to deregister our shares and suspend our periodic reporting obligations under the Exchange Act. We intend to file a Form 25 with the SEC to delist and deregister our common stock and a Form 15 with the SEC to suspend our public reporting obligations as soon as practicable following the Special Meeting, but until we do so we will remain a reporting issuer and will incur attendant costs relating to filing such reports with the SEC. The expenses incurred by us in complying with the applicable reporting requirements will reduce the assets available for ultimate distribution to our stockholders.
If we fail to retain the services of appropriate personnel, the Plan of Dissolution may not succeed.
The success of the Plan of Dissolution depends in large part upon our ability to retain the services of qualified personnel who will be charged with operating the Company following the closing of the Asset Sale. The retention of qualified personnel may be particularly difficult under our current circumstances. There can be no assurance that we will be successful in retaining the services of such qualified personnel or that we will be able to retain the services of such qualified personnel for the amounts the Company is willing to pay for such services.
We intend to file a Form 15 with the SEC as soon as practicable following the Special Meeting thereby suspending our obligation to file current and periodic reports with the SEC, which will limit public information regarding our business and the status of our dissolution and wind-up activities.
As soon as practicable following the Special Meeting, we intend to file a Form 15 with the SEC to suspend our reporting obligation under Section 15(d) of the Exchange Act to file current and periodic reports with the SEC. As a result, investors will have limited public information regarding the status of our business and wind-up activities following the Special Meeting.

THE ASSET SALE (PROPOSAL NO. 1)
General
As part of our strategic review process, and in an effort to maximize stockholder value, our Board seeks to effect the sale of substantially all of the assets of HOOKIPA. In furtherance of these efforts, our Board is presenting the Asset Purchase Agreement for approval by our stockholders at the Special Meeting. The Asset Purchase Agreement was unanimously approved by our Board of Directors, subject to stockholder approval, on May 20, 2025. A copy of the Asset Purchase Agreement is attached as Annex A to this proxy statement. A summary of certain of the features of the Asset Purchase Agreement are summarized below. All capitalized, undefined terms used herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement. We encourage you to read the Asset Purchase Agreement in its entirety.
The Parties to the Asset Sale
HOOKIPA Pharma Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
Telephone: +43 1 890 63 60
Email: legal@hookipapharma.com
HOOKIPA is a clinical-stage biopharmaceutical company developing a new class of immunotherapeutics based on our proprietary arenavirus platform that is designed to target and amplify T cell and immune responses to fight diseases. Until recently, the Company was building a proprietary immuno-oncology pipeline utilizing our replicating technology. Additionally, the Company is developing infectious disease therapies in partnership with other companies. The Company’s Programs are being developed in a partnership with Gilead. Both Programs are in Phase 1 clinical development, though the clinical trial related to the HIV Program is in the process of being wound down. The Company’s common stock is listed on Nasdaq under the symbol “HOOK”.
Gilead Sciences, Inc.
333 Lakeside Dr.
Foster City, California, 94404
Telephone: (650) 574-3000
Gilead, a holder of greater than five percent of our capital stock, is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Background of the Asset Sale
Background of the Acquisition
The following chronology summarizes the material meetings and events that led to the execution of the Asset Purchase Agreement. The following chronology does not purport to catalogue every conversation among the Board, members of the Company’s senior management or the Company’s advisors and other parties, including Gilead.
The Board and the Company’s senior management actively monitor and assess developments in the biopharmaceutical industry and are generally aware of the business activities of, and transactions involving, other companies in the biopharmaceutical industry. The Company’s senior management periodically interacts with executives from senior management of several other companies in the biopharmaceutical industry, including as part of industry conferences, and occasionally has informal conversations regarding possible strategic transactions.
In addition, on an ongoing basis, the Board and the Company’s senior management regularly evaluate options for achieving the Company’s long-term strategic goals and enhancing stockholder value in light of the business, competitive, regulatory, financing and economic environment and developments in the Company’s industry. These options have included periodic assessments of potential business combinations, collaborations or licensing transactions with other biopharmaceutical companies and the sale of the Company or certain of its assets and the consideration of whether such options would be expected to deliver superior risk-adjusted stockholder value than the Company’s standalone strategic plan. In particular, during the fourth quarter of 2023, the Board conducted a thorough review of the Company’s ongoing clinical programs.

In addition, the Company’s senior management maintains an active dialogue with its partners, including Gilead in connection with the Company’s collaboration on the HB-400 Program and HB-500 Program for the treatment of HBV and HIV, respectively, under the Collaboration Agreement. Throughout 2024 and early 2025, the Company and Gilead continued to have regular operational meetings as part of its collaboration under the Collaboration Agreement.
On January 25, 2024, the Company received written notice from F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (collectively referred to as “Roche”) of their decision to terminate the Research Collaboration and License Agreement (the “Roche Collaboration Agreement”) with the Company, dated October 18, 2022. The Roche Collaboration Agreement was entered into to (i) grant Roche an exclusive license to research, develop, manufacture and commercialize the Company’s pre-clinical HB-700 cancer program, an arenaviral immunotherapeutic for KRAS-mutated cancers, and (ii) grant Roche an option right to exclusively license for research, development manufacturing and commercialization, a second, novel arenaviral immunotherapeutic program targeting undisclosed cancer antigens. The Roche Collaboration Agreement was terminated as of April 25, 2024, and the Company regained full control of the associated intellectual property portfolio and had full collaboration and licensing rights for the HB-700 program as of such termination.
On January 29, 2024, the Company announced its decision to prioritize clinical development of HB-200 for the treatment of human papillomavirus 16 positive (“HPV16+”) head and neck cancers and Gilead-partnered programs in infectious disease and to pause development activities related to HB-300 and most of its preclinical research activities. In connection with this strategic refocus, on January 22, 2024, the Board approved a plan to reduce the Company’s workforce by 55 full-time employees, or approximately 30% of the Company’s then-current employee base and to rebalance the Company’s cost structure in alignment with the new prioritization of R&D programs, and the Company notified affected employees on January 29, 2024.
In late April 2024, the Company reached alignment on a clinical development strategy with the U.S. Food and Drug Administration with a path to potential accelerated approval of HB-200 and announced the Phase 2/3 trial design for HB-200. While HB-200 represented a significant opportunity for the Company, the Board and management identified a significant additional financing need to fund the Company’s operations based on the Company’s cash runway.
On May 23, 2024, the Company announced updated positive results from its Phase 1/2 clinical trial of HB-200 for the treatment of HPV16+ head and neck cancers, clinical data from an investigator initiated trial of neoadjuvant HB-200 plus chemotherapy for the treatment of patients with non-metastatic HPV16+ oropharyngeal cancers, and preclinical data for HB-700 designed to treat KRAS-mutated lung, colorectal, pancreatic and other cancers. However, strong data from a clinical stage oncology company on May 24, 2024 overshadowed the HB-200 update, resulting in a decline of the Company’s stock price of approximately 23.1% on May 24, 2024. As a result of the downward pressure on the Company’s stock price, the Board and management determined that it would be increasingly challenging to raise sufficient funds on a standalone basis without substantially diluting existing stockholders.
On June 18, 2024, the Board and management met and discussed recent feedback from discussions with one of the Company’s largest stockholders. Such stockholder was not supportive of providing additional financing to the Company. In light of the feedback from such stockholder, the Board discussed the Company’s budget, cash runway, anticipated data readouts, potential cost cuts and other strategic and operational matters. During such Board meeting, the Board also (i) appointed a Strategic Committee of the Board comprised of Julie O’Neill, Dr. Malte Peters and Terry Coelho (the “Strategic Committee”) to conduct a review of the Company’s operations and financials and of strategic alternatives for the Company and to provide updates to the Board on its reviews and (ii) discussed potentially engaging an investment bank to advise on the Company’s review of strategic alternatives. The Board was generally kept aware of all activities of the Strategic Committee during the course of the activities that follow, including at Board meetings and other more informal periodic updates.
On July 8, 2024, the Company announced a 1-for-10 reverse stock split of the Company’s outstanding shares of common stock in order to regain compliance with the minimum bid price requirement for the continued listing on Nasdaq.
On July 22, 2024, Joern Aldag resigned as Chief Executive Officer and a director of the Company, Reinhard Kandera resigned as Chief Financial Officer and a director of the Company and the Board appointed Dr. Malte Peters and Terry Coelho as Chief Executive Officer and Chief Financial Officer, respectively.

During July and August 2024, the Strategic Committee held several meetings. In particular they interviewed three potential financial advisors and ultimately selected Moelis & Company LLC (“Moelis”) to be the Company’s financial advisor in connection with the strategic alternative review process. In connection with the Strategic Committee’s review, the Strategic Committee reviewed preliminary forecasts for the Company’s expected cash position at various periods of time, including potential factors that may impact the cash position and the Company’s ability to extend the Company’s cash position. Among the factors noted were the headcount of the Company, the ability to monetize certain of the Company’s assets and the receipt of research grants from Austria for prior periods, which could serve as liquidity for the Company. In connection with these reviews, the Strategic Committee determined that it would be important to get prompt feedback from potentially interested parties on whether any of them were interested in a proposed transaction to be able to take steps that may be available to the Company to extend the Company’s cash position. As a result, the Strategic Committee directed the Company’s management to work with Moelis to prepare materials and information about the Company to be able to solicit interest in a potential transaction as soon as possible. Company management, with assistance from Moelis, also began to prepare a list of parties that Company management and Moelis believed would be most interested in entering into a transaction with the Company, including parties that may be interested in acquiring the Company as a whole, acquiring assets of the Company or merging their operations with the Company.
In late July 2024, the Company retained Trinity Life Sciences to complete an external commercial assessment of HB-200 and HB-700.
On August 27, 2024, each of Jan van de Winkel, Ph.D. and Timothy Reilly, Ph.D. notified the Company of his resignation as a director of the Company. In connection with such resignations, the Board appointed Julie O’Neill to serve as non-executive chair of the Board.
On September 12, 2024, the Board held a regular meeting at which they discussed the work being undertaken by the Company management. At the meeting, outside counsel to the Company reviewed with the Board the fiduciary duties of the directors that may be applicable in connection with the consideration of certain strategic transactions. At the meeting, Moelis reviewed with the Board the Company’s cash burn rate, the impact of the Company’s cash burn rate on potential transactions, a range of potential transaction alternatives that may be available, the preparation work that had been undertaken by Moelis and the Company’s management to date and a proposed timeline for evaluating interest in a potential transaction. The Board reviewed with Moelis a list of potentially interested parties that the Company and Moelis believed would be most interested in entering into a transaction with the Company, including parties that may be interested in acquiring the Company as a whole, acquiring assets of the Company or merging their operations with the Company. After discussion, the Board directed Moelis to contact the parties that had been identified to inquire about their interest in entering into a transaction with the Company.
On September 20, 2024, following authorization by the Board, the Company executed an engagement letter with Moelis to serve as a financial advisor to the Company.
Following the Company’s execution of the Moelis engagement letter on September 20, 2024, Moelis began to contact the identified parties to determine whether any were interested in a transaction with the Company, which process continued for the next several weeks. Between September and November 2024, Moelis reached out to 74 biopharmaceutical and pharmaceutical companies regarding a potential strategic transaction, including a sale, reverse merger, licensing transaction, financing transaction, spin-off or other business combination transaction. 44 initial responses were received, and non-confidential calls were held with 16 counterparties, five of whom executed confidentiality agreements, received data room access and participated in a management presentation with the Company. Trinity Life Sciences held presentations with three interested parties to discuss Trinity Life Sciences’ report summarizing its external commercial assessment on the Company’s HB-200 and HB-700 programs. As a result of this outreach, the Company received proposals from two of the parties contacted, one for a potential reverse merger transaction with a biopharmaceutical company (“Company A”) and a second for the transaction with Poolbeg Pharma plc (“Poolbeg”) described below. The other parties who signed confidentiality agreements ultimately declined to pursue a transaction with the Company primarily because they (i) saw no strategic fit as they were pivoting away from oncology, (ii) had concerns around the high investment required to conduct the pivotal trials in head and neck squamous cell carcinoma and reach key readouts, (iii) viewed the space as too competitive and/or (iv) generally had different strategic priorities at the time. Despite the broad outreach, counterparties showed minimal interest in an acquisition or merger with the Company or in-licensing any of the Company’s clinical programs. Even a potential split sale of the Company’s oncology and infectious disease platforms did not gain traction with any of the parties that Moelis contacted. As part of the strategic review process, the Company’s management approached Gilead and another large Company stockholder on several occasions. Both parties were unwilling to provide further capital to the Company as a standalone business; however, both signaled potential support for any future fundraising effort concurrent with a strategic transaction. In addition, Gilead did not express interest in acquiring the Company or its assets at this time.
Also in September 2024, the Company implemented an additional 20% reduction in workforce, the second reduction after the 30% reduction in workforce announced in January 2024.
In October and November of 2024, representatives of the Company and representatives of Gilead had informal discussions regarding the possibility of a strategic transaction.
On October 17, 2024, the Board held a meeting at which they discussed the results of the outreach conducted by Moelis summarized above. The Board discussed with its outside advisors any other alternatives that might be available to the Company, including potential reverse mergers. In connection with these discussions, the Board also reviewed the Company’s forecasted cash positions and determined that at its current cash burn rate it would not be able to remain solvent for an extended period of time. As a result, the Board determined to reduce the Company’s spending on a prompt basis and to continue to explore other strategic alternatives. In addition, the Board discussed the possibility of a dissolution and winding up of the Company, and the distribution of any remaining cash to its stockholders after satisfying all of its liabilities, as a potential alternative to a strategic transaction if no strategic transaction materialized that would provide greater value to the Company’s stockholders.
In early November 2024, the Board determined that standalone fundraising alternatives to extend the Company’s cash runway were highly unlikely due to the lack of meaningful near-term value inflection points. Consequently, the Board asked management to review cash conservation initiatives.
On November 11, 2024, the Board held a meeting at which they discussed the results of the discussions with Company A and Poolbeg. The Board noted that it was unlikely that Company A was going to submit a proposal but was still awaiting further feedback from Company A. The Board directed Company management and Moelis to continue discussions, and gather additional information regarding potential transactions, with Company A and Poolbeg.
On November 17, 2024, the Company received an initial non-binding term sheet merger proposal from Poolbeg.
On November 18, 2024, the Company approved a plan to continue to improve its cost structure and operating efficiency, which included a reduction in the Company’s workforce by approximately 80% of the Company’s then-current employee base (the “Restructuring Plan”). This initiative marked the Company’s third headcount reduction effort in 2024, following both the 30% reduction in workforce announced in January 2024 and the additional 20% reduction implemented in September 2024. In connection with the Restructuring Plan, in an effort to rebalance the Company’s cost structure in alignment with the Company’s strategic refocus and development of its oncology portfolio, the Company also announced that it would pause clinical development of its HB-200 program for the treatment of HPV16+ head and neck cancers, including an early termination of the Company’s ongoing Phase 1/2 H200-001 clinical trial for the treatment of HPV16+ cancers and Phase 2/3 H200-004 clinical trial, and that the Company would focus primarily on progressing the phase 1-ready HB-700 program for the treatment of KRAS mutant cancers.
On November 20, 2024, the Board held a meeting to discuss a potential transaction with Poolbeg and decided to invite management of Poolbeg to discuss their vision of a combined company and the financing Poolbeg intended to obtain in connection with a proposed transaction. At the meeting, the Board discussed how a transaction with Poolbeg could enable a pathway to continue development of the HB-700 program and allow Company stockholders to receive value for any net cash at closing. Subsequently, the Board authorized the Company’s management to move forward with negotiating the key terms of the contemplated potential transaction with Poolbeg with the aim of signing a non-binding term sheet as soon as practicable. The Board held several meetings during the following months at which it received updates from the Company’s management and advisors regarding the proposed transaction with Poolbeg.
In November and December of 2024, the Company and Poolbeg conducted due diligence and hosted numerous functional diligence calls.
From November 17, 2024 to December 19, 2024, the Company and Poolbeg negotiated a proposed term sheet. As part of the term sheet negotiations, the Company and Poolbeg pursued a concurrent private placement financing transaction (“PIPE”) in order to provide sufficient capital for the combined business to realize meaningful expected value inflection points, including (i) Phase 1 interim data for HB-700 in H1 2026, (ii) Phase 2a topline data for POLB 001 in H2 2026 and (iii) primary completion of the Phase 1b trial of HB-500 in H2 2025.
On November 26, Gilead’s Senior Vice President of Corporate Development and Gilead Alliance Management personnel held a call with Ms. Coelho where Gilead representatives proposed a buy out of HB-400 milestones and royalties.
Following several discussions and meetings with Company A in November of 2024 and a preliminary review of terms of a potential non-binding term sheet presented by Company A on December 8, 2024, Company management advised the Board that it did not believe that a combination of the Company and Company A would be feasible due to (i) the combined cash burn of the two companies to key near-term value inflection points, (ii) the need to raise at least $100 million in financing, and (iii) Company management’s expectation that existing stockholders of the Company would not be interested in significantly participating in such financing. The Board then determined not to proceed with a potential transaction with Company A.
On December 17, 2024, the Board, after discussion with management and the Company’s advisors, determined that a merger with Poolbeg was the only strategic alternative to a dissolution of the Company, considering the Company’s significant cash constraints and the low likelihood of any other party emerging for the purchase of the Company, a licensing transaction for HB-200 or HB-700 or any other strategic transaction. Without such a transaction, the Board considered that the Company would be obligated to wind down operations given the lack of cash to fund ongoing clinical development efforts. At that time, the Company was uncertain when it would receive the payment related to receivables from the Austrian research incentive program for the years 2022 and 2023. A dissolution would be associated with a high likelihood of bankruptcy as there might not be sufficient cash to settle all costs to complete the dissolution and liquidation process. Consequently, any payment to the Company’s stockholders as part of the Company’s liquidation would be substantially inferior to the value available to the Company’s stockholders in the proposed transaction with Poolbeg and likely take several years to be determined.
On December 19, 2024, the Company and Poolbeg agreed to the key terms of a non-binding term sheet regarding the proposed transaction.
On January 2, 2025, the Company and Poolbeg publicly announced entering into non-binding discussions for a potential all-share acquisition by the Company of Poolbeg (the “2.4 Announcement”). The 2.4 Announcement was required given that Poolbeg is subject to the regulations of the UK City Code on Takeovers and Mergers (the “UK Takeover Code”) based on its AIM listing (London Stock Exchange) and that the PIPE would be in an amount of up to approximately $30 million.
Following the 2.4 Announcement, the Company and Poolbeg negotiated the terms of definitive agreements providing for the transaction, sought to obtain the financing for the proposed transaction and continued to conduct due diligence. They also coordinated work on the process to obtain approvals for the transaction and the preparation of financing statements required to obtain the approvals and the continued listing of the Company’s shares. The parties also held regular meetings to discuss these items. The Board held several meetings during the following months at which it received updates from the Company’s management and advisors regarding the proposed transaction with Poolbeg. During these meetings, the Board routinely sought to expedite the process to reach final resolution of the terms of the proposed transaction and to obtain greater certainty regarding the terms of the financing for the proposed transaction. During these meetings, the Board also continued to review the Company’s cash position and evaluated whether a dissolution would be more favorable to the Company than the proposed transaction with Poolbeg.
In mid-February 2025, the Company received a payment of $19.8 million related to receivables from the Austrian research incentive program for the years 2022 and 2023. As a result of this payment, the Company’s cash position and the likelihood that it could undertake a dissolution with expected positive recovery to its stockholders (in lieu of a business combination transaction with a third party) improved.
On February 18, 2025, representatives of Poolbeg sent an email to representatives of the Company raising concerns about whether the PIPE financing would be successful, proposing changes to the economic terms and suggesting that there could be a significant delay in closing, which would result in additional cash burn and expenses.
On February 20, 2025, the Board held a meeting at which it determined to terminate discussions regarding a potential transaction with Poolbeg, which the Board had concluded was highly uncertain on the terms previously negotiated and no longer worth pursuing, and that it did not intend to make an offer for Poolbeg as a result. The Company subsequently disclosed this finding under the requirements of the UK Takeover Code. No additional parties contacted the Company or its advisors regarding a proposed transaction with the Company following either the 2.4 Announcement or the announcement of the termination of discussions with Poolbeg.
On February 24, 2025, representatives of the Company initiated a call with representatives of Gilead to discuss the termination of discussions with Poolbeg and inform Gilead that the Company was considering a potential dissolution. During the call, the representatives of Gilead indicated that Gilead was interested in discussing a potential strategic transaction with the Company.
On February 25, 2025, the Board held a meeting at which Dr. Peters gave an update on his latest discussions with representatives of Gilead the day before. Dr. Peters also compared the anticipated impacts of an asset sale transaction with a dissolution of the Company with both an acquisition of the Company by Gilead and a dissolution of the Company without any transaction with Gilead, including the potential value to stockholders of each. At such Board meeting, the Company’s outside counsel presented to the Board on the likely timing of a dissolution and limitations on the ability of Hookipa Biotech to liquidate if it had any outstanding obligations. The Board then discussed potential alternative transactions involving Hookipa Biotech. Following discussion, the Board determined to seek to have Gilead agree to acquire the whole Company on terms to be agreed rather than engaging in an asset sale transaction, as it was more likely to be faster and simpler for the Company and result in greater and faster recovery to the Company’s stockholders, and at the same time to continue to evaluate whether any other transaction involving the Company (including a transaction for Hookipa Biotech) would be viable.
During the following days, representatives of the Company and Gilead and their respective advisors discussed whether Gilead would be prepared to enter into a transaction to acquire the Company.
On March 2, 2025, a representative of Gilead sent a term sheet to representatives of the Company outlining the principal terms of a potential acquisition of certain assets relating to the Sellers’ HB-400 Program and HB-500 Program for a total purchase price of $9 million, $2 million of which would be payable at closing and $7 million of which would be payable following the completion of transfer and support activities relating to the acquired assets.
On March 2, 2025 and March 3, 2025, representatives of Moelis, the Company and Gilead had separate calls at which they discussed the terms of a potential transaction between the parties. Representatives of Gilead indicated that they were not interested in acquiring the entire Company and would only be interested in an acquisition of selected assets of the Company relating to the HB-400 Program and HB-500 Program.
On March 3, 2025, the Board held a meeting to discuss a potential transaction with Gilead. During the meeting, representatives of Moelis noted the discussions that had taken place with Gilead regarding the proposed transaction, including the Company’s preference for an acquisition of the entire Company and Gilead’s response that it would only be interested in an asset sale transaction. The Board discussed unresolved issues regarding the proposed transaction, including the consideration to be paid, the approvals required to complete the transaction (including stockholder approval and Austrian regulatory approval) and the processes required to complete the full data transfer, and the potential to solicit and discuss other potential transactions involving a sale of the entire Company or Hookipa Biotech while the Gilead transaction was pending. The Board also continued to evaluate alternatives involving a dissolution of the Company, alone or together with a proposed transaction with Gilead, a reverse merger transaction and whether there were other transactions that might be more favorable to the Company’s stockholders than the proposed transaction with Gilead, including a potential sale to a financial liquidation firm. After discussion, the Board directed the Company’s management to continue engaging in discussions with Gilead regarding a potential transaction and to get greater clarity on the proposed terms of such a transaction so it could be compared against alternatives, including a dissolution and liquidation of the Company.
On March 4, 2025, a representative of a family office that invests in life sciences companies (“Company B”) reached out to Dr. Peters to ask if the Company would be open to discussing a potential transaction with respect to Hookipa Biotech.
On March 6, 2025, Gilead Alliance Management personnel held a call with Moelis to discuss the Company’s forthcoming changes to the term sheet. Moelis relayed on behalf of the Company the Company’s continued interest in an acquisition of the Company instead of an asset sale transaction.
On March 9, 2025, representatives of the Company sent a revised term sheet back to representatives of Gilead accepting the asset sale structure, proposing a purchase price of $14 million, $7 million of which would be payable at closing and the remaining $7 million of which would be payable upon the completion of the transfer of the acquired assets based on objective measures, requiring Gilead to assume the employment of employees of Sellers predominantly engaged in the HB-400 Program and HB-500 Program and permitting the Company to be able to seek to monetize its other assets. Representatives of the Company also indicated that they would like to continue to discuss whether an acquisition of the Company in lieu of this transaction was possible.
Also on March 9, 2025, representatives of Moelis, the Company and Gilead had a call to further discuss the terms of a potential transaction. Representatives of the Company explained their view that a sale of the entire Company would be more favorable to both the Company and Gilead for a variety of reasons, including that an entire Company sale would not require any separation or transfer of assets/intellectual property, contract assignments, transition services or transfer activities, a sale of the entire Company was much simpler and could potentially be completed sooner than an asset sale, the Company’s belief that it could continue to apply for an Austrian research grant after a change of control but would not be able to apply for such grant upon a dissolution and Gilead would acquire the Company’s remaining cash.
Also on March 9, 2025, Company B submitted a non-binding proposal based on publicly available information to acquire Hookipa Biotech for its net cash after deduction of financial liabilities, subject to a number of assumptions and due diligence.
On March 11, 2025, Dr. Peters had a call with a representative of Gilead during which such Gilead representative said that Gilead will under no circumstances acquire the Company, Gilead would slightly increase its offer but not to $14 million, Gilead had no interest in acquiring any assets unrelated to the HB-400 Program or HB-500 Program and that Gilead would be sending a revised draft of the term sheet the next day.
Later on March 11, 2025, the Board held a meeting at which a representative of Moelis updated the Board on his discussions with Gilead, including Gilead’s desire to acquire assets related to the HB-400 Program and certain assets related to the HB-500 Program but not the entire Company. Dr. Peters then updated the Board on his latest discussions with Gilead about the terms of a potential transaction, including the potential purchase price, Austrian labor law matters, regulatory approvals and required stockholder approval. The Board then discussed the impacts of the asset sale proposed by Gilead as compared to a sale of the entire Company. The Board determined that (i) Gilead would be unlikely to agree to an acquisition of the entire Company and (ii) based on the prior outreach by Moelis and the Company to prospective counterparties and their discussions with such parties as well as the nature of the proposal received from Company B, the Company was unlikely to receive any other offers for an acquisition of the entire Company.
On March 12, 2025, a representative of Gilead sent a revised term sheet to representatives of the Company, which included a proposed purchase price of $10 million (up from its initial offer of $9 million), $3 million of which would be payable at closing and $7 million of which would be payable upon the completion of the transfer of the acquired assets, as agreed by the parties in the definitive agreement, and the deletion of any requirement to assume the employment of any employees of Sellers. The proposed transaction would include assets that were directly or indirectly related to the HB-400 Program and HB-500 Program, which would limit the ability of the Company to monetize assets only indirectly related to the HB-400 Program or HB-500 Program.
On March 13, 2025, the Board held another meeting at which Ms. Coelho gave an update on the financial forecast of the Company, including an estimate of monthly operating cash forecast. Dr. Peters then updated the Board on the status of his negotiations with Gilead on a term sheet for a potential transaction, which would be structured as a sale of assets related to the HB-400 Program and certain assets related to the HB-500 Program but not an acquisition of the entire Company. Dr. Peters shared his view that based on his discussions with Gilead, Gilead’s latest proposal would be the best and final proposal Gilead would be prepared to make. After a thorough discussion, the Board noted that the term sheet did not have an exclusivity provision and, as a result, the Company could continue discussions regarding alternative transactions even if the Company executed the term sheet. Following discussion, the Board approved the term sheet and authorized Company management to execute the term sheet and move forward with discussions with Gilead on the basis of the terms included in the term sheet presented to the Board but to also continue pursuing potential alternative transactions.
On March 14, 2025, the Company signed the term sheet with Gilead.
On March 25, 2025, the Board held a meeting at which Ms. Coelho gave an update on the financial forecast of the Company, including an estimate of monthly operating cash forecast, as well as a comparison of the estimated cash available for distribution to stockholders if the Company were to be dissolved without giving effect to the Gilead transaction. Dr. Peters then provided the Board an update on recent conversations with Gilead regarding the proposed asset sale transaction and next steps and timing, including that Gilead continued to conduct due diligence on the relevant assets and review the transaction. The Board discussed possible timelines for the proposed transaction and a delisting and dissolution process to follow the transaction.
On March 27, 2025, a representative of Gilead sent an initial draft of the Asset Purchase Agreement to Company management. The draft Asset Purchase Agreement generally reflected the terms provided in the term sheet; however, it also provided for indemnification by the Company for liabilities relating to the assets, had uncertain timing for payments of the $7 million payment, which was payable in one payment only upon full completion of the asset transfer, included a “fiduciary out” that would permit the Board to change its recommendation to the Company’s stockholders in favor of the transaction but would not allow the Company to pursue transactions to monetize the Company’s other assets, included a three-year non-competition covenant restricting operations of the Company and included other obligations for the Company to be responsible for ongoing obligations of the Programs to be sold.
On March 31, 2025, the Company executed a confidentiality agreement with a European biotechnology company (“Company C”) to explore a potential transaction. An initial call was held between representatives of the Company and Company C on which representatives of the Company inquired whether Company C would be interested in an acquisition of the entire Company. Representatives of Company C responded that they would only be interested in an acquisition of certain assets related to the HB-700 program. Company C conducted comprehensive due diligence over the course of approximately one week, after which they notified the Company that Company C would not be interested in pursuing a transaction with the Company.
On April 3, 2025, the Company executed a confidentiality agreement with Company B to explore a potential acquisition of Hookipa Biotech.
On April 8, 2025, a representative of the Company sent a revised draft of the Asset Purchase Agreement to a representative of Gilead, which among other changes: (i) included an initial draft of the Transfer Plan with a high level list of the documentation and materials that would be required to be transferred to Gilead after the closing; (ii) provided that the Sellers would not be limited from discussing or entering into any agreement with respect to any alternative transaction, including a sale of the Company or Hookipa Biotech, that would not by its terms require the abandonment or termination of the Asset Purchase Agreement or the Asset Sale, which would permit the Company to seek to monetize its other assets or sell the Company; (iii) deleted the three-year non-competition covenant applicable to each Seller; (iv) added certain limitations on the Sellers’ indemnification obligations; (v) added a cap of $350,000 on the Company’s obligation to reimburse Gilead for its out-of-pocket expenses incurred in connection with the Asset Purchase Agreement and the Asset Sale if the Asset Purchase Agreement were to be terminated in certain circumstances; (vi) deleted closing conditions requiring that there would be no governmental actions, laws or orders that limit or restrict Gilead’s ownership, conduct or operation of its business or the Programs or Assets following the Closing; and (vii) limited the closing condition regarding required governmental approvals to a certain specified list of approvals to be agreed.
On April 11, 2025, the Company signed a confidentiality agreement with an investment firm (“Company D”), regarding a potential transaction. Representatives of Company D indicated that it would potentially be interested in acquiring the Company after the closing of the Asset Sale but indicated that their offer would be based on the Company’s net cash and included financial covenants that the Company considered to be onerous. Company D indicated that it was concerned the Company would not have enough cash runway to satisfy such covenants or sufficient cash on hand at closing and ultimately did not submit an offer with respect to any transaction.
On April 16, 2025, the Board held a meeting at which Dr. Peters provided an update on the status of discussions with Gilead regarding the Asset Sale and ongoing operational due diligence. Dr. Peters then reviewed the status of discussions with Company B and Company D. A full discussion ensued, including whether the Company should contact other parties to explore transactions that might create greater or more certain value for the Company’s stockholders, including financial liquidation firms, and the related timing, management and cost constraints on doing so and whether it was likely to add value. The Board determined to revisit this question once more information became available regarding how the other parties are viewing the assets, and authorized management to engage in initial informal calls with potential financial liquidator parties in the interim. At the meeting, the Company’s counsel provided an overview of the most significant issues in the initial draft of the Asset Purchase Agreement received by Gilead and how such issues were addressed in the initial markup of the Asset Purchase Agreement sent to Gilead, including the ability of the Company to receive the $7 million deferred purchase price, limitations on post-closing liability for the Company, the impact of the transaction on employees, the ability to solicit and discuss other or alternative transactions and the terms regarding the separation of the Company’s assets for the sale (and what would remain for possible sales to other parties). During the course of the meeting, the Board discussed whether to seek a fairness opinion in connection with the Asset Sale with Gilead and, based on the anticipated costs associated with a fairness opinion, the fact that all members of the Board were independent of Gilead, the nature of the transaction and the expertise of the members of the Board, ultimately determined not to request a fairness opinion. Ms. Coelho then provided an update on the financial forecast of the Company, without taking into account the potential Asset Sale or related transaction costs. Ms. Coelho then advised the Board that the Company was expecting to receive a notice of noncompliance with Nasdaq’s minimum bid price rule in mid-May, at which point the Company’s common stock would be delisted from Nasdaq and trade on the over-the-counter market.
On April 19, 2025, representatives of Gilead discussed with Dr. Peters the Company’s willingness to assign and transfer to Gilead the necessary assets for the Programs, including assignment of relevant licenses.
On April 22, 2025, following its initial due diligence investigation of Hookipa Biotech, a representative of Company B sent a non-binding preliminary offer letter to the Company offering to pay a purchase price of net cash plus $100,000 for Hookipa Biotech. The offer letter included a calculation of negative net cash and required the Company to bring projected net cash to zero by the closing of the transaction. Over the next several weeks until the Asset Purchase Agreement was executed on May 21, 2025, Company management continued to have regular discussions with Company B about a potential transaction, and based on such discussions concluded that Company B was unlikely to improve their offer and that the Asset Sale remained the Company’s best opportunity to maximize value for its stockholders.
Also on April 22, 2025, a representative of Gilead sent a revised draft of the Asset Purchase Agreement to Company management, which included, among other changes: (i) consistent with Gilead’s prior draft, the inclusion of the obligation of the Sellers to indemnify Gilead for any damages arising in connection with the transfer of any employees of the Sellers to Gilead by operation of law, certain additional taxes, liabilities resulting from claims by third parties with respect to any of the employees or former employees of the Sellers or third parties alleging to be employees or former employees of the Sellers and the dissolution, winding up or insolvency of the Sellers; (ii) Gilead’s right to setoff any indemnification claims against the $7 million transfer completion payment, consistent with Gilead’s prior draft; (iii) the parties’ fundamental representations surviving until the earlier of six years after the closing and the dissolution of each Seller (instead of one year after the closing provided in the Company’s prior draft), the survival of each party’s covenants, obligations and agreements that contemplates performance after the closing until 90 days after the full satisfaction of such covenant, obligation or agreement (in each case, instead of three years after the closing provided in the Company’s prior draft), but in each case representing compromises from positions in Gilead’s prior draft; (iv) largely consistent with Gilead’s prior draft, the restriction on the Sellers discussing or soliciting any offer for the sale of the Company or Hookipa Biotech unless, subject to certain other requirements, the Board determines that an Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and the Board determines in good faith (after consultation with its legal counsel) that the failure to discuss such Acquisition Proposal and provide certain information to the party making such Acquisition Proposal would be reasonably likely to be inconsistent with its fiduciary duties pursuant to Delaware law, which would limit the ability of the Company to monetize the Company’s other assets or sell the Company; (v) the reinsertion of the closing conditions that no action shall have been taken by any governmental entity, and no law or order shall have been enacted in connection with the Asset Sale, that limits or restricts Gilead’s ownership, conduct or operation of its business or the Programs or Assets following the Closing and that all required governmental approvals shall have been obtained (rather than limited the required approvals to a specified list); (vi) the requirement of the Company to reimburse Gilead’s out-of-pocket expenses incurred in connection with the Asset Purchase Agreement and Asset Sale if the Asset Purchase Agreement is terminated in certain circumstances up to a maximum of $500,000 (instead of $350,000 provided in the Company’s prior draft, but representing a compromise from Gilead’s initial uncapped position); (vii) reinsertion of a three-year non-competition covenant applicable to each Seller; and (viii) the deletion of the requirement for the parties to enter into a separate transition services agreement.
On April 25, 2025, the Board held a meeting to consider the Asset Sale and the Dissolution. At the meeting, Dr. Peters and the Company’s counsel updated the Board on the negotiations of the principal terms of the Asset Purchase Agreement and summarized the extensive outreach and activities performed by the Company over the last several months to explore a strategic transaction or financing transaction, including the potential transaction with

Poolbeg. At the meeting, the Company’s counsel reviewed with the members of the Board their fiduciary duties under Delaware law, as well as the material terms and provisions of the Asset Purchase Agreement. During these meetings, the Company’s counsel also outlined steps to be taken by the Company in connection with a vote of its stockholders to approve a sale of all or substantially all of the Company’s assets under Delaware law, which the Asset Sale may be deemed, and the subsequent Dissolution. The Board then discussed that in the event of a dissolution of the Company or termination of the Collaboration Agreement, Gilead would have the ability, under the Collaboration Agreement, to keep the rights to the HBV and HIV programs with reduced payments owed to Hookipa Biotech, which resulted in very limited negotiation leverage for the Company, and extended negotiations with Gilead would result in the Company incurring additional expenses and increase the risk of Gilead terminating discussions regarding a potential transaction. The Board and Company management continued to discuss the terms of Gilead’s latest draft of the Asset Purchase Agreement, including ongoing discussions with upstream licensors regarding assignment of licenses or entry into new license agreements, given that Gilead was requiring as a condition to the closing of the Asset Sale that such agreements with applicable licensors be in place prior to closing and may not agree to close the transaction without such agreements, and the Board noted that it was important to understand the items that would have to be completed to trigger payment of the $7 million transfer completion payments. In addition, at the meeting, Dr. Peters presented an update on the proposal from Company B to acquire Hookipa Biotech, which was likely to be mutually exclusive with the Asset Sale transaction with Gilead because (i) Gilead would acquire many of the assets of Hookipa Biotech in the Asset Sale and (ii) in Gilead’s latest draft of the Asset Purchase Agreement, Gilead restricted the Company’s ability to discuss or enter into alternative transactions, including a sale of Hookipa Biotech. Following extensive discussions, the Board directed Company management to continue to engage in discussions with Company B while the Company concurrently negotiated the Asset Sale with Gilead.
On April 27, 2025, a Gilead representative sent a revised draft of the Transfer Plan to the Company, which among other things, contemplated that the $7 million transfer completion payments would be payable in three installments of $3 million, $2 million and $2 million upon completion of the three phases of the Transfer Plan.
In consultation with the Company’s counsel, on April 30, 2025, the Company sent a revised draft of the Asset Purchase Agreement to Gilead reflecting, among other changes: (i) that the $7 million transfer completion payments would be payable in installments as set forth in the Transfer Plan; (ii) the deletion of the non-competition covenant; (iii) the addition of the Sellers’ right to continue discussions with third parties regarding alternative transactions (including a sale of the Company or Hookipa Biotech) that would not adversely impact the Programs, sale or license of any of the Assets or would require the abandonment or termination of the Asset Purchase Agreement or the Asset Sale or hinder or delay the consummation of the Asset Sale; (iv) that Gilead would bear any transaction taxes; (v) that survival periods of the Sellers’ fundamental representations be the earlier of three years after closing and the dissolution of each Seller; (vi) a decreased cap on the Company’s obligation to reimburse Gilead’s out-of-pocket expenses if the Asset Purchase Agreement is terminated in certain circumstances of $400,000; and (vii) that a liquidation or dissolution of the Company or Hookipa Biotech would not be limited in any way.
On May 7, 2025, the Company’s counsel and Gilead’s counsel had a call to discuss certain open issues in the Asset Purchase Agreement and the potential timing of the dissolution of the Company and Hookipa Biotech following the closing of the Asset Sale.
On May 9, 2025, the Board held a meeting to discuss the remaining open issues in the Asset Purchase Agreement, including the timing and conditions of the payment of the $7 million transfer completion payments, the cap on the Sellers’ liability with respect to breaches of fundamental representations, the survival period of the Sellers’ fundamental representations, the Sellers’ ability to enter into any agreement to sell any assets Gilead was not acquiring or to sell the entire Company or Hookipa Biotech and restrictions on the timing of dissolution of the Company and Hookipa Biotech, and the latest status of the other transaction documents. Following such discussion, Company management gave an update on the status of discussions with Company B regarding a potential transaction.
Later that day, a representative of Gilead sent a revised draft of the Asset Purchase Agreement to the Company and its counsel, which, among other matters, (i) reflected that the $7 million transfer completion payments would be payable in three installments upon the completion of each of three phases of the Transfer Plan; (ii) accepted the deletion of the non-competition covenant; (iii) accepted the $400,000 cap on Gilead’s expense reimbursement; (iv) consistent with Gilead’s prior positions, prohibited the Sellers from discussing or soliciting alternative transactions other than discussions in connection with a Superior Proposal, subject to certain requirements and limitations, which would limit the ability of the Company to monetize the Company’s other assets or sell the Company; (v) limited each Seller’s right to file for dissolution until each phase of the Transfer Plan was completed;

(vi) required the Sellers’ to bear all transaction taxes, consistent with Gilead’s prior positions; and (vii) provided that Sellers’ fundamental representations with respect to the Company would survive for three years after closing and with respect to Hookipa Biotech would survive until the registration of dissolution of Hookipa Biotech.
On May 10, 2025, a representative of Gilead sent a revised draft of the Transfer Plan to the Company.
On May 13, 2025, Dr. Peters sent a revised draft of the Asset Purchase Agreement to Gilead, which reflected limited changes to Gilead’s prior draft, including: (i) further defining when each of the three transfer completion installment payments would be payable; (ii) permitting the Sellers to, upon the earlier of (x) July 31, 2025 and (y) the completion of certain categories of the Transfer Plan, solicit and discuss any alternative transaction (including a sale of the entire Company or Hookipa Biotech) that would not adversely impact the Programs or the Assets, involve a sale or license of any Asset and not require the abandonment or termination of the Asset Purchase Agreement or Asset Sale or hinder or delay the consummation of the Asset Sale; (iii) requiring Gilead to seek reimbursement for any transaction taxes payable for which it may seek reimbursement and promptly pay to the Sellers any such reimbursement it receives; (iv) shortening the survival period of the Sellers’ fundamental representations to (x) in the case of the Company, one year after closing and (y) in the case of Hookipa Biotech, two business days prior to the filing of dissolution of Hookipa Biotech; (v) limiting Gilead’s right to bring any indemnification claims against Hookipa Biotech following the date that is two business days prior to the filing of dissolution of Hookipa Biotech since Hookipa Biotech would not be permitted to dissolve and liquidate while it was subject to any indemnification obligations; and (vi) providing that the rights of Gilead and its related parties and representatives to bring any indemnification claims (including for breaches of covenants and obligations and other indemnifiable matters), other than in the case of fraud, under the Asset Purchase Agreement, would terminate one year after the closing.
On May 14, 2025, the Company’s counsel sent a revised draft of the Transfer Plan to Gilead’s counsel.
On May 16, 2025, representatives of the Company’s management, Gilead’s management and their respective counsels participated in a conference call to discuss the remaining open issues in the Asset Purchase Agreement and schedules thereto, including the Transfer Plan. On such call, Gilead strongly indicated that: (i) it would not permit the Sellers to discuss any transaction regarding a sale of the Company or Hookipa Biotech with any third party prior to closing of the Asset Sale, subject to the exceptions regarding a Superior Proposal, but that it would permit the Sellers to discuss transactions involving the sale of assets (other than the Assets) as long as such transaction did not adversely impact the Programs or the Assets, require the abandonment or termination of the Asset Purchase Agreement or Asset Sale, hinder or delay the consummation of the Asset Sale, or otherwise negatively impact the rights and obligations of the parties under the Asset Purchase Agreement; (ii) termination of the Sellers’ indemnification obligations after one year would not be acceptable but that it would agree to reduce the cap on the Sellers’ liability with respect to breaches of the Sellers’ fundamental representations after the first and second anniversary of closing to the lesser of (x) the purchase price paid or actually due and $7 million and (y) the purchase price paid or actually due and $3 million, respectively; and (iii) the termination of Hookipa Biotech’s indemnification obligations would occur two business days prior to Hookipa Biotech’s filing for dissolution so long as the Company guaranteed and remained liable for any Hookipa Biotech’s indemnification obligations for the survival periods applicable to the Company and Hookipa Biotech provided notice in advance of such filing. On May 17, 2025, Gilead’s counsel sent a revised draft of the Asset Purchase Agreement to the Company’s counsel reflecting (a) such changes discussed on the call, (b) that neither Seller would be permitted to make a filing for dissolution prior to the date all phases of the Transfer Plan had been completed and (c) a few other changes.
On May 18, 2025, the Company’s counsel sent a revised draft of the Asset Purchase Agreement to Gilead’s counsel with limited changes and Gilead’s counsel sent a revised draft of the Transfer Plan to the Company’s counsel. The revised draft of the Asset Purchase Agreement provided that Hookipa Biotech would be permitted to file for dissolution following the completion of certain categories of the Transfer Plan since delaying dissolution of Hookipa Biotech would lead to Hookipa Biotech incurring additional costs that could avoided or reduced by dissolving and that the Company would be permitted to file for dissolution upon the earlier of six months after closing and the date all phases of the Transfer Plan are completed.
On May 19, 2025, Gilead’s counsel sent a revised draft of the Asset Purchase Agreement to the Company’s counsel rejecting the changes the Company proposed regarding the timing of the dissolution of the Company and Hookipa Biotech and reverting to Gilead’s prior position that neither Seller could file for dissolution until all phases of the Transfer Plan are completed.

On May 20, 2025, after a call between the Company and its counsel, the Company’s counsel sent a revised draft of the Asset Purchase Agreement accepting the limitations on the timing of the dissolution of the Sellers included in Gilead’s last draft and the Transfer Plan to Gilead’s counsel, and Gilead’s counsel then sent revised drafts of the Transfer Plan to our counsel.
On May 20, 2025, the Board held a meeting, with representatives of management and the Company’s counsel also attending. At such meeting, the Company’s counsel reviewed each of the material terms of the Asset Purchase Agreement and the process of seeking stockholder approval of the Asset Sale and Dissolution. During such meeting, Dr. Peters reviewed the comprehensive strategic process conducted by the Company to date, the Company’s cash position, and his view that the Gilead transaction remained the best available option to maximize stockholder value. After extensive discussion, the Board unanimously (i) determined that the Asset Purchase Agreement, the Asset Sale, the Transfer Plan and the transactions contemplated thereby are fair to and in the best interest of the Company and its stockholders and declared it advisable for the Company to enter into the Asset Purchase Agreement, (ii) approved the Asset Purchase Agreement, the Asset Sale, the Transfer Plan and the transactions contemplated thereby and (iii) directed that the Asset Sale and Asset Purchase Agreement be submitted for approval by the Company’s stockholders at the Special Meeting. Following discussion on the Dissolution, the Board also unanimously approved the Dissolution and the Company taking steps to effect the Dissolution. The Board also approved certain amendments to Dr. Peter’s employment agreement in connection with the Asset Sale and Dissolution.
On May 21, 2025, Gilead’s counsel sent a final version of the Asset Purchase Agreement to the Company’s counsel with a few minor clean-up comments.
On May 21, 2025, the Company and Hookipa Biotech executed the Asset Purchase Agreement with Gilead.
Reasons for the Asset Sale
The Board, acting with the advice and assistance of its legal counsel, evaluated the Asset Purchase Agreement and, acting with the advice and assistance of its legal counsel, evaluated the consideration negotiated with Gilead and its representatives. After careful consideration, the Board determined that (i) the Asset Sale is advisable and fair to and in the best interests of the Company and our stockholders and (ii) the form, terms and provisions of the Asset Purchase Agreement and the Asset Sale are advisable and fair to and in the best interests of the Company and our stockholders. At a meeting of the Board held on May 20, 2025, the Board discussed and resolved to adopt and approve the Asset Purchase Agreement and the transactions contemplated thereby, and to recommend to our stockholders that they vote for the approval of the Asset Sale. For additional information regarding the Board’s discussion and approval of the Asset Sale, see “The Asset Sale (Proposal No. 1) — Background of the Asset Sale” beginning on page 30.
In the course of reaching its determinations, the Board consulted with our management and our financial and legal advisors and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Asset Sale. The Board believed that, taken as a whole, the following factors supported its decision to approve the Asset Sale:
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Continuing a Growth Strategy. The Board considered the following factors, among other things, in determining whether to continue pursuing an organic growth strategy versus a sales process for the Company, in whole or in part:

○	We have no product candidates that generate revenue;
○	We have no marketing and sales organization and no experience in marketing products;
○	We have limited cash resources, which limits investment in new products, people and working capital;
○	We historically have faced a level of competition for our business in a market place dominated by companies with greater resources than our own;
○	Our cash flow is unpredictable and the size of the business means we are too small to be able to absorb the fluctuations;
○	We are unable to raise new loans in the U.S.; and
○	The high cost of being a U.S. public registrant places pressure on our cash facilities.

The Board determined that if we could secure a high enough price for the Company or its assets, in whole or in part, through a sales process, a sale of the Company or its assets could result in a better return for stockholders than continuing a growth strategy.
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Strategic Review Process. The Board process (which began in the fourth quarter of 2023) through which we conducted a thorough review of our ongoing clinical programs and began exploring strategic alternatives for the Company included, among other things, (i) pausing development of certain of our clinical programs; (ii) engaging Moelis as a financial advisor to, among other things, evaluate indications of interest and contact potentially interested parties; (iii) engaging in non-binding discussions for a potential transaction with Poolbeg; and (iv) negotiating an asset sale with Gilead.

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Consideration. The Board considered the value and the consideration to be received by us pursuant to the Asset Purchase Agreement, which includes cash payments of up to $10.0 million, prior to paying transaction and other related expenses. In light of the factors considered in whether to continue a growth strategy and the Board’s understanding of, and discussions with management regarding, historical and projected performance of the Company, the Board concluded that the consideration to be received under the Asset Purchase Agreement represented a greater return for the Company and its stockholders than continuing to operate under our existing corporate structure.

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Likelihood of Consummation of the Asset Sale. The Board considered the likelihood that the Asset Sale will be completed, including the limited number and nature of the conditions to Gilead’s obligation to consummate the transaction and the likelihood that those conditions would be satisfied. The Board considered that Gilead does not need to obtain stockholder approval for the Asset Sale. The Company also undertook a due diligence process to confirm that Gilead would be able to deliver the purchase price.

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Ability to Return Net Proceeds from the Asset Sale to Stockholders. The Board considered the likelihood that the Asset Sale will result in positive net proceeds to us, which, subject to our satisfaction of, and compliance with, existing obligations and appropriate reserves, would allow us to return the net proceeds from the Asset Sale to our stockholders.

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Lack of Liquidity in the Stock. The Board considered the fact that the Company’s common stock trading volumes have historically been low due to lack of product candidates to generate revenue, a negative stock price trend and a very low market capitalization. The Board determined that the Asset Sale could provide stockholders with an opportunity to potentially monetize their investment in the Company.

The Board also considered a variety of risks and other potentially negative factors relating to the Asset Sale, including the following:
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Risk of Non-Completion. The Board considered the risk that the Asset Sale might not be completed and in that event, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Asset Sale, we will have incurred significant transaction costs.

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Possible Disruption of the Business. The Board considered the possible disruption to our business that might result from the announcement of the Asset Sale and the resulting distraction of the attention of our management and employees.

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Indemnification Obligations. The Board was aware that the Asset Purchase Agreement placed certain indemnification obligations on the Company. The Board considered the customary nature of such indemnification obligations in a sale of a business unit and the risk of liability to the Company following the closing of the Asset Sale.

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Acceleration of Equity Awards. The Board was aware that the completion of the Asset Sale may constitute a “sale event” as defined under the Equity Plans, and in such event, all options and stock appreciation rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the sale event shall become fully vested and exercisable as of the effective time of the sale event, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the sole discretion of the Board or the Compensation Committee, or to the

extent specified in the relevant award certificate. The Compensation Committee has not determined whether to exercise such authority in connection with the completion of the Asset Sale. See “The Asset Sale (Proposal No. 1) — Interests of Our Directors and Executive Officers in the Asset Sale”.
In addition, the Board was aware of and considered the interests that certain of our directors and executive officers may have with respect to the Asset Sale that differ from, or are in addition to, their interests as stockholders of the Company, as described in “— Interests of our Directors and Executive Officers in the Asset Sale”.
The foregoing discussion summarizes the material factors considered by the Board in its consideration of the Asset Sale. In light of the variety of factors and the quality and amount of information considered, as well as the complexity of these matters, the Board did not find it practicable to, and did not attempt to, make specific assessments of, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching this determination. The Board conducted an overall analysis of the factors described above, as well as others, including thorough discussion with, and questioning of, our senior management and our legal and financial advisors, and considered the benefits of the Asset Sale to outweigh the risks and the factors overall to be favorable to, and to support, its determination. Individual members of the Board may have given different weight to different factors.
Recommendation of the Board
After careful consideration, the Board unanimously recommends that you vote “FOR” the approval of the Asset Sale pursuant to the Asset Purchase Agreement.
Net Proceeds from the Asset Sale and Their Expected Use
Pursuant to the terms of the Asset Purchase Agreement, the Company will receive aggregate cash consideration of up to $10.0 million, of which $3.0 million shall be payable upon closing and up to $7.0 million shall become payable in three stages upon completion of the Transfer Plan, with $3.0 million payable upon completion of the first phase and $2.0 million payable upon completion of each of the second and third phases. Completion of the first phase of the Transfer Plan requires the transfer of certain know-how, records, documents, and other information and materials relating to the HB-400 Program and the HB-500 Program to Gilead. Completion of the second phase of the Transfer Plan requires the assignment to Gilead of certain transferred contracts relating to the HB-400 Program and the HB-500 Program (or an alternative arrangement mutually agreed between us and Gilead) and the transfer of patent file histories relating to the patents assigned to Gilead under the Asset Purchase Agreement. Completion of the third phase of the Transfer Plan requires the performance of certain transfer services such as drafting a comparability protocol, preparing an interim analysis, and providing assistance to Gilead with respect to manufacturing processes and updates to stability documents and change controls. Completion of each of the phases of the Transfer Plan will occur 30 days after we notify Gilead that such phase has been completed, and we may undertake activities under these phases concurrently. However, Gilead may dispute such notification of completion, in which case completion will only take place once we and Gilead agree that all tasks under a given phase have been completed. Consequently, if Gilead disputes the completion of a phase of the Transfer Plan, our receipt of the cash consideration for such phase may be delayed until we and Gilead agree that all tasks under such phase have been completed. If we and Gilead cannot agree that all tasks under a given phase have been completed, we may never receive the cash consideration for that given phase, subject to resolution of that dispute under the terms of the Asset Purchase Agreement in our favor.
Assuming the Dissolution Proposal is approved by stockholders and the Dissolution becomes effective, we plan to make distributions to the stockholders, subject to a contingency reserve for remaining costs and liabilities including those stemming from the Asset Purchase Agreement, of available proceeds, including from the Asset Sale, if any, after the filing of a Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of any distributions to stockholders will be determined by the Board in its discretion. On the bases described in this proxy statement, the Board anticipates that any distribution to stockholders will not occur any earlier than the date that is three years after the filing of the Certificate of Dissolution and may be approximately $1.28 to $1.72 per share of common stock and Class A common stock (based on 9,799,053 shares of common stock and 2,399,517 shares of Class A common stock outstanding on the record date), after taking into account currently known and estimated expenses and liabilities, and assuming the entire $10.0 million purchase price in the Asset Sale is paid to the Sellers and no indemnification claims are made under the Asset Purchase Agreement. However, there can be no assurance as to the timing and amount of distributions, if any, to our stockholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.

In the event that stockholders do not approve the Dissolution Proposal, we will still seek to complete the Asset Sale, if the Asset Sale is approved by the stockholders and the other conditions to closing set forth in the Asset Purchase Agreement are satisfied or waived. If the Asset Sale is completed, we will have no product candidates that generate revenue, no marketing and sales organization, no experience in marketing products, and no Plan of Dissolution approved, the Company anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to pay any dividends to the stockholders. The Board would have to evaluate the alternatives available to the Company, including, among other things, remaining a publicly traded company or undertaking a going private transaction. In the event that we make a distribution outside of the Plan of Dissolution, our stockholders could incur an increased tax liability if the property (including cash from the Asset Sale) distributed to stockholders is characterized as a dividend for U.S. federal income tax purposes (see the section entitled “Material United States Federal Income Tax Consequences of the Dissolution to Hookipa Stockholders”).
Stockholder Approval Requirement
We are organized under the corporate laws of the State of Delaware. The Asset Sale may constitute the sale of “substantially all” of our property and assets under Section 271 of the DGCL. Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote thereon for the sale of “all or substantially all of its property and assets.” In light of this requirement, after taking into account the specific facts and circumstances of the Asset Sale, we have determined to seek stockholder approval of the Asset Sale. Additionally, obtaining such stockholder approval is a closing condition under the Asset Purchase Agreement.
Interests of Our Directors and Executive Officers in the Asset Sale
Certain of our directors and executive officers may have interests in the Asset Sale that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. The Board was aware that these interests existed when it approved the Asset Purchase Agreement and the Asset Sale. All such interests are described below to the extent material, and except as described below, such persons have, to our knowledge, no material interest in the Asset Sale apart from those of stockholders generally.
Severance Benefits
On May 20, 2025, Hookipa Biotech and Dr. Malte Peters, our Chief Executive Officer, entered into an amendment (the “Employment Agreement Amendment”) to Dr. Peters’ existing Employment Agreement, dated July 22, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement Amendment, which will become effective upon the closing of the Asset Sale, Dr. Peters will assume additional responsibility for liquidating Hookipa Biotech as efficiently as possible if and when the Company, as the sole shareholder of Hookipa Biotech, approves the dissolution of Hookipa Biotech (such date, the “Subsidiary Dissolution Date”). Additionally, the Employment Agreement Amendment provides that, in light of consummation of the Asset Sale constituting a Change in Control within the meaning of the Employment Agreement, Dr. Peters shall become eligible for the cash severance benefits described in Sections 5.1(a)(i) of the Employment Agreement and accelerated vesting of his outstanding stock option and restricted stock unit equity incentive awards as described in Section 5.1(a)(iii) of the Employment Agreement, 50% of which is payable (or will vest and be settled, as the case may be) within 14 days following the closing of the Asset Sale and the remainder of which will be payable (or vest and be settled) within 30 days following the date when, with certain exceptions, Hookipa Biotech’s business has been fully wound down. Pursuant to the Employment Agreement Amendment, Dr. Peters will release any claims he may have as of the closing of the Asset Sale.
Dr. Peters will continue to receive his current base salary as of the effective date, but all incentive compensation agreements or awards for which Dr. Peters is otherwise eligible will be replaced with an incentive compensation bonus (the “Special Dissolution Success Bonus”) that is payable upon completion of the dissolution of Hookipa Biotech in an amount ranging from 150% to 75% of Dr. Peters’ current target performance bonus (55% of base salary): the Special Dissolution Success Bonus will be paid at the 150% level (€482,591) if the completion occurs within eight months following the Subsidiary Dissolution Date, and the bonus will decrease by 16 2∕3% per month if the completion occurs during the following three months (i.e. the bonus would be payable at 100% (€321,727) if the completion occurs during the month ending on the eleven-month anniversary of the Subsidiary Dissolution Date) and decrease by an additional 8 1∕3% per month thereafter, with no Special Dissolution Success Bonus payable if the dissolution is not completed by the 14-month anniversary of the Subsidiary Dissolution Date.

The term of the Employment Agreement, as amended by the Employment Agreement Amendment, will end on the 17-month anniversary of the Subsidiary Dissolution Date, unless terminated earlier by either party. Pursuant to the Employment Agreement Amendment, each of Hookipa Biotech and Dr. Peters may terminate the Employment Agreement with two months’ notice, and if prior to the 14-month anniversary of the Subsidiary Dissolution Date Hookipa Biotech terminates Dr. Peters and there is no good cause for doing so that corresponds to a reason for dismissal within the meaning of Section 27 of the Austrian Salaried Employees Act, or Dr. Peters resigns for good cause within the meaning of Section 26 of the Austrian Salaried Employees Act, Dr. Peters will be entitled to the Special Dissolution Success Bonus that would be payable upon completion of the dissolution as of the termination date.
Effect of the Asset Sale on Stock Options and Stock-Based Awards Held by our Directors and Executive Officers
A “sale event” as defined under our Equity Plans may occur in the event that the Asset Sale is completed. Under the Equity Plans, a “sale event” will be deemed to have occurred in circumstances including, but not limited to, the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity. If the Asset Sale is deemed to constitute a sale event under the Equity Plans, all options and stock appreciation rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the sale event shall become fully vested and exercisable as of the effective time of the sale event, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the discretion of the Board or the Compensation Committee, or to the extent specified in the relevant award. Neither the Board nor the Compensation Committee has determined whether to exercise such authority in connection with the completion of the Asset Sale. As of June 11, 2025, there were 178,570 restricted stock units and 32,864 options issued and unvested held by certain of our officers and directors that will be accelerated, pursuant to the terms of the Equity Plans.

Holder	Shares Underlying Unvested Options	Unvested Restricted Stock Units
Dr. Malte Peters	6,632	108,695
Terry Coelho	6,632	69,875
David Kaufman	4,900	—
Julie O’Neill	4,900	—
Sean Cassidy	9,800	—
TOTAL	32,864	178,570

Appraisal Rights in Respect of the Asset Sale
Appraisal rights are a statutory remedy available in many states to stockholders who object to certain extraordinary actions taken by a corporation, such as mergers or certain other change of control transactions. This remedy typically allows dissenting stockholders to require the corporation to buy their stock at a price equal to its fair value immediately before the extraordinary corporate action is taken. Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Asset Sale.
Regulatory Matters
Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. We believe that the Asset Sale is not subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the reporting and waiting requirements of any other U.S. antitrust law. However, completion of the Asset Sale is subject to certain FDI clearances as detailed below. Although we believe that Gilead will be able to obtain clearance in a timely manner, we cannot be certain when or if Gilead will do so.
Austrian FDI
The Asset Sale is subject to the approval (or decision that no approval is required) by the Austrian Federal Ministry of Economy, Energy and Tourism (Bundesminister für Wirtschaft, Energie und Tourismus) pursuant to the Austrian Investment Control Act (Investitionskontrollgesetz).

Accounting Treatment of the Asset Sale
If the Asset Sale is consummated, it is expected to be accounted for as a “sale” by the Company, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

THE ASSET PURCHASE AGREEMENT
The following is a summary of certain of the terms of the Asset Purchase Agreement. This summary does not purport to describe all the terms of the Asset Purchase Agreement and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached as Annex A. We urge you to read the Asset Purchase Agreement carefully and in its entirety because it, and not the summary set forth in this proxy statement, is the legal document that governs the Asset Sale.
The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement as of specific dates and may be subject to more recent developments. Such representations, warranties and covenants were made solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between the parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. For the foregoing reasons, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.
General
Under the terms of the Asset Purchase Agreement, Gilead will purchase all assets primarily related to, or necessary for the conduct of, our HB-400 Program, and certain assets related to our HB-500 Program, including all know-how and patent rights that are necessary or reasonably useful for researching, developing, manufacturing or commercializing HBV an HIV products.
Consideration
Aggregate consideration for the sale of the Assets will consist of up to $10.0 million, of which $3.0 million shall be payable upon closing and up to $7.0 million shall become payable in three stages upon completion of the Transfer Plan, with $3.0 million payable upon completion of the first phase and $2.0 million payable upon completion of each of the second and third phases of the Transfer Plan.
Closing
The closing will take place at 11:59:59 p.m. Eastern Time on a date no later than the fifth business day after the satisfaction or waiver of the closing conditions set forth in the Asset Purchase Agreement, or at such other time, date and location as the parties agree in writing (the “Closing Date”).
Representations and Warranties
The Sellers made representations and warranties relating to, among other things:
•	corporate organization, existence, good standing and power and authority to carry on our business;
•	corporate power and authority to enter into the Asset Purchase Agreement and related agreements and to consummate the Asset Sale;
•	enforceability of the Asset Purchase Agreement and related agreements;
•	financial ability to consummate the Asset Sale and solvency;
•	sufficiency of the Assets;
•	title to the Assets;
•	governmental authorizations required in connection with the Asset Sale;
•	the absence of conflicts, violations or breaches under organizational documents, any applicable law, any material contract and any material permit;
•	absence of certain undisclosed material changes since January 1, 2025;
•	material contracts;

•	compliance with applicable laws;
•	legal proceedings;
•	intellectual property;
•	data privacy;
•	licenses and permits;
•	tax matters;
•	transactions with related parties;
•	brokers’ and finders’ fees;
•	fair market value of the consideration for the Assets; and
•	use of proceeds.
Additionally, Gilead made representations and warranties relating to the following matters:
•	corporate organization, existence and good standing;
•	corporate power and authority to enter into the Asset Purchase Agreement and related agreements and to consummate the Asset Sale;
•	enforceability of the Asset Purchase Agreement and related agreements;
•	governmental authorization required in connection with the Asset Sale;
•	the absence of conflict, violation or breach under organizational documents and any applicable law;
•	brokers’ and finder’s fees; and
•	financial ability to consummate the Asset Sale.
The representations and warranties made by each of the Sellers and Gilead in the Asset Purchase Agreement, except for certain fundamental representations of each of the Sellers and Gilead, will terminate and expire as of the closing of the Asset Sale. The fundamental representations of the Sellers (which include representations and warranties relating to corporate organization, existence, good standing and power and authority to carry on our business; corporate power and authority to enter into the Asset Purchase Agreement and related agreements and to consummate the Asset Sale; enforceability of the Asset Purchase Agreement and related agreements; financial ability to consummate the Asset Sale and solvency; title to assets; the absence of conflicts, violations or breaches under organizational documents or any applicable law; intellectual property and related matters; compliance, licenses and permits; brokers’ and finders’ fees; and fair market value of the consideration for the Assets) and Gilead (which include corporate organization, existence and good standing; corporate power and authority to enter into the Asset Purchase Agreement and related agreements and to consummate the Asset Sale; enforceability of the Asset Purchase Agreement and related agreements; the absence of conflict, violation or breach under organizational documents and any applicable law; and brokers’ and finders’ fees), the tax representations and warranties of the Sellers, and the representations and warranties in any certificate with respect to the foregoing, shall survive the closing until (i) with respect to the Company and Gilead, the third anniversary of the closing or (ii) with respect to Hookipa Biotech, two (2) business days prior to the filing of the application for the registration of deletion (Löschung) pursuant to section 93 para 1 of the Austrian Limited Liability Company Act with the Austrian companies’ register (subject to Hookipa Biotech providing requisite notice to Gilead at least ten (10) business days prior to such filing).
Notwithstanding the foregoing, claims under the Asset Purchase Agreement based on fraud will survive the closing of the Asset Sale until the date that is sixty (60) days after the expiration of the longest statute of limitations with respect thereto.

Conduct of the Company Prior to Closing
Until the closing of the Asset Sale, each of the Sellers will use commercially reasonable efforts to, unless otherwise expressly disclosed, permitted or contemplated by the Asset Purchase Agreement, or Gilead otherwise consents in writing:
•	conduct the Programs in the ordinary course of business consistent with past practices;
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preserve satisfactory relationships with licensors, licensees, lessors, vendors, governmental entities and others having material business dealings relating to the Programs, Products (as defined in the Asset Purchase Agreement) or Assets;

•	preserve intact its material assets, properties, contracts and licenses and business organization relating to the Programs, Products and Assets;
•	maintain insurance covering the Programs, Products and Assets reasonably comparable to that in effect as of the date of the Asset Purchase Agreement;
•	maintain its records in accordance with past practice;
•	preserve and maintain in effect all permits necessary to operate the Programs as currently conducted or for the ownership and use of the Assets;
•	maintain the assets included in the Assets in the same condition as they were on the date of the Asset Purchase Agreement;
•	pay the debts, taxes and other liabilities relating to the Programs, the Products and the Assets when due; and
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comply with all law and contracts applicable to the Programs, the Products and the Assets and the assumed liabilities, including timely performing in all respects the obligations under each such contract.

Additionally, unless expressly disclosed, permitted or contemplated by the Asset Purchase Agreement, or Gilead otherwise consents in writing, neither Seller will:
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amend its organizational documents (whether by merger, consolidation or otherwise) to the extent such amendment would prevent, impede or delay the consummation of the transactions contemplated by the Asset Purchase Agreement or have a material adverse effect on the Programs, the Assets and the assumed liabilities, taken as a whole, or the ability of the Sellers to perform their obligations under the Asset Purchase Agreement and consummate the transactions contemplated thereby on a timely basis, subject to certain exceptions;

•	sell, assign, transfer, lease, license, pledge, dispose of, permit to lapse or otherwise encumber any of the Assets or any rights thereto;
•	enter into any new material contract, or terminate, modify, waive, renew, allow to expire or amend any material contract;
•	terminate, modify, waive, renew, allow to expire or amend any transferred contract;
•
enter into any new contract (i) that would reasonably be expected to have a material adverse effect on the Programs, the Assets and the assumed liabilities, taken as a whole, or the ability of the Sellers to perform their obligations under the Asset Purchase Agreement and consummate the transactions contemplated thereby on a timely basis, subject to certain exceptions, (ii) under which either the Company or Hookipa Biotech agrees to develop or create any technology, products or services for or related to the Programs or establishes with any third party a joint venture, strategic relationship or partnership to develop or create any technology, products or services for or related to the Programs; or (iii) pursuant to which any other person is granted, or that otherwise subjects any of the Sellers, Gilead or any of Gilead’s affiliates to, (a) any covenants or provisions restricting competition or prohibiting any of them from freely operating the Programs or otherwise restricting the conduct of the Programs or use of the Assets in any market, geographic area or other jurisdiction, (b) any “most favored nation” or “best pricing” terms or any type of exclusivity, special discount, right of first refusal, first notice or first negotiation with respect to any of the Assets or technology, products or services for or related to the Programs or (c) any license, sublicense, covenant not to sue, immunity or other right with respect to or under any of the intellectual property or technology included in the Assets or primarily used or held for use in connection with the Programs;
•	institute or permit any material change in the operation of the Programs (except for such operations conducted by or on behalf of Gilead);
•	make any material change to any methods of accounting or accounting principles or practices used in connection with the Programs, including with respect to reserves;
•	commence, negotiate, settle, pay, discharge or satisfy any legal proceeding relating to, or which may impact, the Programs or any of the Assets or the assumed liabilities;
•
to the extent related to the Programs, the Assets or the assumed liabilities, settle or compromise any legal proceeding in respect of a material amount or type of tax; make, change or revoke any tax election; change, in any material respect, any method of accounting for tax purposes; settle or compromise any legal proceeding in respect of a material amount or type of tax; enter into any contract in respect of a material amount or type of tax with any governmental entity; or amend any tax return that would result in any material increase in the liability for taxes of Gilead, its affiliates or the Sellers;

•
acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization, in each case if such transaction would reasonably be expected to have a material adverse effect on the Programs or any of the Assets or the assumed liabilities;

•
become liable for any guarantee with respect to the Programs, products or Transferred Assets or incur any material liabilities involving the Programs other than (i) in the ordinary course of business consistent with past practice in amounts and of a type consistent with recent historical experience or (ii) the monetary value of which with respect to any individual matter (or group or series of related matters) does not exceed $100,000;

•	terminate or close any facility or operation used in the operation of the Programs;
•	cancel, compromise, waive or release any material right or claim related to the Programs, products, Assets or the assumed liabilities;
•
take any steps to or otherwise (i) opt-in any patent rights within transferred intellectual property or (ii) apply to convert to any patent rights within transferred intellectual property to a Unitary Patent, without Gilead’s prior written consent; or

•	agree to do any of the foregoing.
Notwithstanding the foregoing, prior to the closing of the Asset Sale, the Company will be permitted to dispose of the Excluded Assets (as defined in the Asset Purchase Agreement). Prior to the Closing Date, the Sellers shall exercise, consistent with the terms and conditions of the Asset Purchase Agreement, complete control and supervision of their operations and the Programs in the ordinary course of business consistent with past practice.
Restrictions on Solicitation of Other Offers
Under the Asset Purchase Agreement, until the earlier to occur of the termination of the Asset Purchase Agreement and the closing of the Asset Sale, we and our employees, officers and directors are required not to, and we are required to direct and use reasonable best efforts to cause our other representatives not to, directly or indirectly:
•
solicit, initiate, propose, knowingly encourage, knowingly facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined below);

•
furnish to any person (other than to Gilead, its affiliates and their respective representatives) any non-public information relating to the Sellers or the Programs or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Sellers or the Programs, in any such case with the intent to solicit or induce the making, submission or announcement of, or to encourage or facilitate, any proposal or inquiry that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•	participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal;
•	approve, endorse or recommend any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;
•	enter into any letter of intent, memorandum of understanding, merger agreement, purchase agreement or other contract relating to an Acquisition Transaction (as defined below); or
•	resolve or agree to do any of the foregoing.
Notwithstanding the above restrictions, until the approval of the Asset Sale by the Company’s stockholders, if the Board has determined in good faith (after consultation with its financial advisor, if any, and legal counsel) that an Acquisition Proposal that did not result in the breach of the above restrictions either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, the Board has determined in good faith (after consultation with its legal counsel) that the failure to take the following actions would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law and the Company has provided 24 hours prior notice to Gilead of its intention to furnish information to, negotiate with or otherwise engage in discussions with any person involving such Acquisition Proposal, the Company may, directly or indirectly: subject to the entry into, and in accordance with, an acceptable confidentiality agreement, furnish to the person making such a bona fide written Acquisition Proposal (and its representatives and financing sources) non-public information relating to the Sellers or the Programs and afford to such person (and such person’s representatives and financing sources) access to the business, properties, assets, books, records or other non-public information, or to personnel, of the Sellers; provided, however, that the Company shall concurrently provide to Gilead, or provide Gilead access to, any such non-public information concerning the Sellers or the Programs that is provided to any such person or its representatives that was not previously provided to Gilead or its representatives; and participate or engage in discussions or negotiations with such person (and their representatives and financing sources) with respect to such bona fide written Acquisition Proposal.
In addition, if the Company receives an Acquisition Proposal that did not arise from a material breach of its non-solicitation obligations that the Board concludes in good faith (following the receipt of advice from its financial advisor, if any, and legal counsel), is a Superior Proposal, and the Board determines in good faith (following the receipt of advice from its financial advisor, if any, and legal counsel), that changing its recommendation in favor of the Asset Sale would be inconsistent with its fiduciary duties under Delaware law, then the Board may, at any time prior to stockholder approval of the Asset Sale, change its recommendation to stockholders or terminate the Asset Purchase Agreement to enter into an alternative acquisition agreement with respect to such Acquisition Proposal. Notwithstanding the foregoing, the Board may not change its recommendation unless the Company shall have provided prior written notice to Gilead, at least three business days in advance, of the Company’s intention to make a recommendation change or terminate the Asset Purchase Agreement, which notice shall specify the material terms and conditions of the Superior Proposal, and shall have contemporaneously provided copies of the most recent versions of all proposed agreements relating to the Superior Proposal, and shall negotiate with Gilead in good faith (to the extent that Gilead requests to so negotiate) to make such adjustments to the Asset Purchase Agreement and after considering any binding written proposals made by Gilead to amend the terms of the Asset Purchase Agreement prior to the expiration of the three business day notice period, the Board determines in good faith (following the receipt of advice from its financial advisor, if any, and legal counsel) that the Acquisition Proposal continues to be a Superior Proposal (after giving effect to any written proposals made by Gilead) and the failure to change its recommendation in favor of the Asset Sale would be inconsistent with its fiduciary duties under Delaware law.
The restrictions on the Sellers’ solicitation of other offers described above do not restrict the Sellers with respect to the solicitation, pursuit or negotiation of any Non-Conflicting Transactions (as defined below); provided that, if at any point any such solicitation, pursuit or negotiation results, or would reasonably be expected to result in, an Acquisition Proposal, any such solicitation, pursuit or negotiation shall thereafter be subject to such non-solicitation restrictions.
Under the Asset Purchase Agreement, “Acquisition Proposal” means any offer or proposal from a third party to engage in an Acquisition Transaction. “Acquisition Transaction” means any transaction or series of related transactions involving (i) any direct or indirect purchase or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, whether from the Company or any other person(s), of securities representing more than 15% of the total outstanding equity securities of either the Company or Hookipa Biotech (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 15% of the total outstanding equity securities of the either Company or Hookipa Biotech (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer; (ii) any purchase, license or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons of either Program, any product or any Asset outside of the ordinary course; or (iii) any merger, amalgamation, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving either Seller pursuant to which any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would hold securities representing more than 15% of the total outstanding equity securities of Company or Hookipa Biotech (by vote or economic interests) after giving effect to the consummation of such transaction. For avoidance of doubt, a liquidation or dissolution of the Company or any of its subsidiaries shall not be an Acquisition Transaction.
Under the Asset Purchase Agreement, “Non-Conflicting Transaction” means a transaction to which either Seller is a party that (i) is not an Acquisition Transaction, (ii) would not adversely impact the Programs, the Assets or the assumed liabilities, (iii) does not involve a sale, transfer, license or other disposition of any Asset and (iv) would not require the abandonment or termination of the Asset Purchase Agreement or the transactions contemplated thereby, hinder or delay the consummation of the transactions contemplated by the Asset Purchase Agreement, or otherwise negatively impact the rights of Gilead or the obligations of the Sellers under the Asset Purchase Agreement.
Under the Asset Purchase Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal by a person other than Gilead or its affiliates that was not the result of a breach of the no solicitation provision of the Asset Purchase Agreement and the Company’s Board has determined in good faith (after consultation with its financial advisor and legal counsel) (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory, timing and financing aspects of the proposal (including certainty of closing and the identity of the Person making the proposal), that the Company’s Board deems relevant, and (ii) if consummated, would be more favorable, from a financial point of view, to the Company’s stockholders (in their capacity as such) than the Asset Sale (taking into account any revisions to the Asset Purchase Agreement made or proposed in writing by Gilead prior to the time of such determination).
Access to Records
Until the earlier of the closing of the Asset Sale and the termination of the Asset Purchase Agreement, the Company will cooperate with Gilead’s investigation of the Assets and provide Gilead and its representatives with reasonable access during normal business hours to the data and other information regarding the Programs, the Assets and assumed liabilities as Gilead may reasonably request, in each case for any reasonable purpose related to the consummation of the transactions contemplated by the Asset Purchase Agreement.
Covenants
The Asset Purchase Agreement contains numerous covenants that apply to the Sellers and Gilead, respectively.
The covenants that are specific to the Sellers generally relate to, among other things: the conduct of the Programs, and related matters, before the closing of the Asset Sale (as described above); providing Gilead with access to, and deliveries of, certain information (as described above); ceasing all activity regarding alternative acquisition proposals, except with respect to unsolicited alternative acquisition proposals (as described above); holding a meeting of the Company’s stockholders and soliciting proxies from the Company’s stockholders to obtain the approval of the Asset Purchase Agreement and the Asset Sale by the Company’s stockholders; cooperation and efforts to close the Asset Sale; and the release of all liens on the assets of the Company.
In addition, the Asset Purchase Agreement:
•
Requires that the Sellers and Gilead will use commercially reasonable efforts to obtain all necessary governmental entity and third party consents required to be obtained in connection with the Asset Sale;

•	Requires that the Company prepare the preliminary proxy statement and file it with the SEC within twenty (20) business days of the date of the Asset Purchase Agreement; and
•	Requires Gilead to preserve and keep records held by them until the earlier of five (5) years after the closing and the completion of the liquidation and winding up of the Sellers.

•
Following the closing, requires each party to execute and deliver any and all instruments or other documents of transfer or take any other action the other party reasonably request to transfer any Excluded Asset or Excluded Liability that was inadvertently transferred to Gilead back to the Sellers and vice versa with respect to any Asset or Assumed Liability that was inadvertently retained by either Seller.

Assistance with Transfer of Assets
Following the closing of the Asset Sale, each of the Sellers shall remain in existence as necessary to assist Gilead with the execution of the Transfer Plan and provide Gilead with reasonable access, upon reasonable advance notice, the books and records of such Seller relating to the Assets and the Assumed Liabilities with respect to (i) periods or occurrences prior to the closing, and (ii) officers, employees and independent contractors of such Seller.
Further, at or following the closing, the Sellers shall transfer the Assets as required by applicable laws, the terms and conditions of the Asset Purchase Agreement, and the Transfer Plan. Following the closing, for a period ending on the earlier of (x) six (6) months after the closing and (y) the date all phases of the Transfer Plan are completed, the Sellers shall reasonably cooperate in all respects with Gilead in connection with the transfer of the Assets, including (i) assisting Gilead with the transfer of the Assets and (ii) providing any information requested by Gilead related to the Assets.
Completion of the first phase of the Transfer Plan requires the transfer of certain know-how, records, documents, and other information and materials relating to the HB-400 Program and the HB-500 Program to Gilead. Completion of the second phase of the Transfer Plan requires the assignment to Gilead of certain transferred contracts relating to the HB-400 Program and the HB-500 Program (or an alternative arrangement mutually agreed between us and Gilead) and the transfer of patent file histories relating to the patents assigned to Gilead under the Asset Purchase Agreement. Completion of the third phase of the Transfer Plan requires the performance of certain transfer services such as drafting a comparability protocol, preparing an interim analysis, and providing assistance to Gilead with respect to manufacturing processes and updates to stability documents and change controls. Completion of each of the phases of the Transfer Plan will occur 30 days after we notify Gilead that such phase has been completed, and we may undertake activities under these phases concurrently. However, Gilead may dispute such notification of completion, in which case completion will only take place once we and Gilead agree that all tasks under a given phase have been completed. Consequently, if Gilead disputes the completion of a phase of the Transfer Plan, our receipt of the cash consideration for such phase may be delayed until we and Gilead agree that all tasks under such phase have been completed. If we and Gilead cannot agree that all tasks under a given phase have been completed, we may never receive the cash consideration for that given phase, subject to resolution of that dispute under the terms of the Asset Purchase Agreement in our favor.
Conditions to Closing
Each party’s obligation to consummate the Asset Sale is subject to the satisfaction of the following conditions:
•	the affirmative vote of the holders of a majority of voting power of the outstanding shares of common stock;
•
all filing with and consents of governmental authorities required to be made or obtained under any applicable law in connection with the Asset Purchase Agreement and the consummation of the Asset Sale have been made or obtained; and

•
no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any governmental entity of competent jurisdiction shall be in effect which prevents the consummation of the Asset Sale, and no applicable law shall have been enacted or deemed applicable to the Asset Sale that makes the Asset Sale illegal.

Gilead’s obligations to consummate the Asset Sale are subject to the satisfaction of the following further conditions:
•	certain representations and warranties made by the Company being true and correct in all respects as of the closing, subject to certain materiality and material adverse effect qualifications;
•	each of the covenants and obligations of the Sellers shall have been complied with and performed in all material respects;

•	certain specified third party consents have been obtained in form and substance reasonably satisfactory to Gilead;
•
the absence of any material adverse effect on the Programs, the Assets and assumed liabilities, taken as a whole, or the ability of the Sellers to perform their obligations under the Asset Purchase Agreement and consummate the transactions contemplated thereby on a timely basis, subject to certain exceptions;

•
Gilead having received certain duly executed agreements and certificates from the Sellers, including but not limited to, an officer’s certificate certifying that certain specified closing conditions have been met;

•
no action shall have been taken by any governmental entity, and no law or order shall have been enacted by any governmental entity, in connection with the Asset Sale or the other transactions contemplated by the Asset Purchase Agreement, that has the effect of limiting or restricting the ownership, conduct, or operation of the business of Gilead or any of its affiliates, or the effect of limiting or restricting the ownership, conduct or operation of the Programs or any Asset following the closing;

•	a notice of the anticipated closing shall have been delivered to holders of Series A Preferred at least twenty (20) days prior to the date of closing;
•	the Sellers shall have obtained any required lien releases; and
•
the absence of any pending or threatened legal proceeding that seeks to challenge the Asset Sale or any of the other transactions contemplated by the Asset Purchase Agreement, a material amount of damages in connection with the Asset Sale or the other transactions contemplated by the Asset Purchase Agreement or the prohibition or limitation on the exercise by Gilead of any material right pertaining to any Asset, or that would reasonably be expected to prevent, delay, make illegal or otherwise interfere with the Asset Sale or any of the other transactions contemplated by the Asset Purchase Agreement.

The Sellers’ obligations to consummate the Asset Sale are subject to the satisfaction of the following further conditions:
•	each of the representations and warranties made by Gilead are accurate in all material respects as of the closing;
•	each of the covenants and obligations of Gilead having been complied with and performed in all material respects;
•	the Sellers shall have received a certificate from Gilead certifying that certain specified closing conditions have been met; and
•
no governmental entity or other person shall have commenced any legal proceeding that remains pending, or shall have threatened to commence any legal proceeding, that challenges the Asset Sale or the other transactions contemplated by the Asset Purchase Agreement, seeks a material amount of damages in connection with the Asset Sale or the other transactions contemplated by the Asset Purchase Agreement, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Asset Sale or the other transactions contemplated by the Asset Purchase Agreement.

Termination
The Asset Purchase Agreement may be terminated at any time prior to the closing of the Asset Sale as follows:
•	by mutual written agreement of the Sellers and Gilead;
•	by either the Sellers or Gilead if:
○
the closing has not occurred on or prior to midnight U.S. Eastern Time, on November 21, 2025, provided that the right to terminate will not be available to any party whose breach of any provision of the Asset Purchase Agreement results in the failure of the closing to occur by such time;

○
a governmental entity of competent jurisdiction shall have issued any final order, injunction or decree or taken any other action that restrains, enjoins or prohibits the Asset Sale, provided that the right to terminate will not be available to any party whose material breach of the Asset Purchase Agreement results in such final order, injunction or decree or has failed to comply with certain other obligations; or

○	stockholder approval of the Asset Sale shall not have been obtained at the Special Meeting;
•	by Gilead if:
○
any representation or warranty of the Sellers is breached such that a closing condition would not be satisfied, or any Seller fails to perform any covenant such that a closing condition related to the accuracy of the Sellers’ representations and warranties or performance of the Sellers’ covenants would not be satisfied, unless such breach is cured by the Sellers during the 30-day period after Gilead notifies the Sellers of the existence of such breach; or

○	the Board has changed its recommendation in favor of the Asset Sale or either Seller has entered into an alternative acquisition agreement; or
•
by the Company in order to accept a Superior Proposal, provided that the Company and the Board complied with its obligations with respect to such Superior Proposal and the Company shall have paid the Expense Reimbursement as described below; or

•
by either Seller if any representation or warranty of Gilead is breached such that a closing condition would not be satisfied, or Gilead fails to perform any covenant such that a closing condition related to the accuracy of Gilead’s representations and warranties or performance of Gilead’s covenants would not be satisfied, unless such breach is cured by Gilead during the 30-day period after the Company notifies Gilead of the existence of such breach.

Expense Reimbursement
The Company is required to reimburse Gilead for its reasonable, documented out-of-pocket expenses incurred by Gilead in connection with the Asset Purchase Agreement and the Asset Sale up to $400,000, in the event that the Asset Purchase Agreement is terminated as follows:
•	by Gilead if the Board shall have changed its recommendation in favor of the Asset Sale or either Seller has entered into an alternative acquisition agreement;
•	by the Company to accept a Superior Proposal; or
•
by Gilead if (i) the Asset Purchase Agreement is terminated by Gilead because of a willful and material breach by the Sellers of any of their covenants relating to the preparation of this proxy statement and convening the Special Meeting or non-solicitation of other Acquisition Proposals that shall have caused a closing condition related to the performance of the Sellers’ covenants not to be satisfied, (ii) any Acquisition Proposal shall have become publicly known after the date of the Asset Purchase Agreement that shall not have been unconditionally withdrawn prior to the termination of the Asset Purchase Agreement and (iii) within 12 months of such termination, any Seller consummates any Acquisition Proposal or enters into a definitive agreement with respect to any Acquisition Proposal that results in any person or persons holding at least 50% of the securities of either Seller or any person acquiring or licensing either Program or any Asset outside of the ordinary course.

Indemnification
The representations, warranties, covenants and other agreements contained in the Asset Purchase Agreement or any certificate delivered in connection with the Asset Purchase Agreement, will survive the completion of the Asset Purchase Agreement as follows:
•
certain fundamental representations of the Sellers and certain fundamental representations and warranties of Gilead will survive the completion of the Asset Sale the completion of the Asset Sale will survive until (i) with respect to the Company and Gilead, the third anniversary of the Closing Date or (ii) with respect to Hookipa Biotech, two (2) business days prior to the filing of the application for the registration of deletion (Löschung) pursuant to section 93 para 1 of the Austrian Limited Liability Company Act with the Austrian companies’ register (subject to Hookipa Biotech providing requisite notice to Gilead at least ten (10) business days prior to such filing);

•	all other representations of the Sellers and Gilead shall terminate and expire as of the closing;

•
all obligations, covenants and other agreements contained in the Asset Purchase Agreement that by their terms contemplate performance prior to the closing and any certificate referred to in the Asset Purchase Agreement with respect thereto, will survive until the date that is one (1) year after the Closing Date;

•
all obligations, covenants and other agreements contained in the Asset Purchase Agreement that by their terms contemplate performance from and after the closing of the Asset Sale and any certificate referred to in the Asset Purchase Agreement with respect thereto, shall survive the closing until the date that is ninety (90) days after the full satisfaction of such obligation, covenant or agreement; and

•
notwithstanding the above, claims under the Asset Purchase Agreement relating to taxes, Excluded Assets or Excluded Liabilities (each as defined in the Asset Purchase Agreement), or based on fraud will survive the closing until the date that is sixty (60) days after the expiration of the longest statute of limitations with respect thereto.

Subject to the terms and conditions of the Asset Purchase Agreement, Hookipa Biotech, severally but not jointly, and the Company, jointly and severally, have agreed, to indemnify Gilead, Gilead’s affiliates and each of their respective members and representatives, against, and hold them harmless from, any and all losses resulting from or arising in connection with:
•	either Seller’s breach of certain fundamental representations in the Asset Purchase Agreement or in any certificate delivered pursuant to the Asset Purchase Agreement, to the extent related thereto;
•
either Seller’s breach of any obligation, covenant or agreement contained in the Asset Purchase Agreement or in any certificate delivered pursuant to the Asset Purchase Agreement, to the extent related thereto;

•
the transfer of any of the Company’s employees to Gilead by operation of law due to the execution of the Asset Purchase Agreement or any other transaction documents and the consummation of the transactions contemplated thereby;

•	certain taxes;
•
any fraud on the part of or committed by the Company or any representative of the Company in connection with or relating directly or indirectly to (i) the negotiation, execution, delivery or performance of the Asset Purchase Agreement or any other transaction document, or (ii) any of the other transactions contemplated by the Asset Purchase Agreement and the other transaction documents;

•
liabilities resulting from claims or allegations by third parties with respect to or in connection with any of the employees, including former employees, of either Seller or any third party who alleges to be an employee or former employee of either Seller;

•	the dissolution, winding up or insolvency of either Seller; and
•	any Excluded Asset or Excluded Liability (each as defined in the Asset Purchase Agreement).
Effective as of the closing, the Company has agreed to guarantee the obligations of Hookipa Biotech under the Asset Purchase Agreement and other transaction documents, including the Collaboration Agreement, notwithstanding any limitation on Gilead’s right to bring indemnification claims against Hookipa Biotech within the time periods describe above with respect to such obligations.
Gilead has the right to withhold the amount of any claims for indemnifiable damages, and set-off any such amounts, from the $7.0 million transfer completion payments. Gilead is not entitled to any indemnification for losses related to breaches of certain representations and warranties of the Sellers until Gilead suffers at least $100,000 of damages, and then Gilead is entitled to recover from the first dollar of damages.
Limitations on Liability
Subject to certain exclusions in the case of claims of fraud against the Sellers or the insolvency of the Sellers, in no event shall a Seller’s aggregate liability to Gilead for indemnification claims pursuant to a breach of certain fundamental representations in the Asset Purchase Agreement or in any certificate delivered pursuant to the Asset Purchase Agreement, to the extent related thereto, exceed an amount equal to:
•	the purchase price paid or actually due to be paid to such Seller with respect to indemnification claims asserted on or prior to the date that is one (1) year after the closing of the Asset Sale;

•
the lesser of (a) the purchase price paid or due to be paid to such Seller and (b) $7.0 million with respect to indemnification claims asserted after the date that is one (1) year after the closing of the Asset Sale and on or prior to the date that is two (2) years after the closing of the Asset Sale; and

•
the lesser of (a) the purchase price paid or due to be paid to such Seller and (b) $3.0 million with respect to indemnification claims asserted after the date that is two (2) years after the closing of the Asset Sale.

No indemnified party is entitled to be indemnified for any punitive damages, damages for lost profits or diminution in value or consequential, exemplary or special damages under the Asset Purchase Agreement, except as a result of direct damages therefor or arising out of, or involving a claim made by a third party.
Amendment
The Asset Purchase Agreement may not be amended, modified, altered or supplemented, in whole or in part, other than by means of a written instrument, duly executed and delivered by Gilead and the Sellers.
Taxes
Transaction taxes related to the Asset Sale generally shall be borne by the Sellers, provided that Gilead shall, upon the reasonable request of the Sellers, reasonably cooperate with the Sellers to minimize the amount of transaction taxes that shall be payable as a result of the Asset Sale.
Other Agreements Related to the Asset Purchase Agreement
Amendment to Collaboration Agreement
Under the Collaboration Agreement, the Hookipa Biotech is responsible for conducting the HB-500 Phase 1b clinical trial, which trial is currently ongoing. In connection with entering into the Asset Purchase Agreement, Hookipa Biotech and Gilead entered into a letter agreement, pursuant to which Gilead consented to the Company’s request to wind-down the HB-500 trial.
THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ASSET SALE PROPOSAL.

THE DISSOLUTION (PROPOSAL NO. 2)
At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve the Dissolution. The Board has approved the Dissolution and the Plan of Dissolution, subject to stockholder approval. Under the DGCL, the affirmative vote of the holders of a majority of all the issued and outstanding shares of common stock is required to approve the Dissolution.
Attached as Annex B to this proxy statement is the Plan of Dissolution. The features of the Plan of Dissolution, and other information regarding the winding up of the Company, are summarized below. The following summary of the Plan of Dissolution is not a complete summary and is subject in all respects to the provisions of, and is qualified by reference to, the Plan of Dissolution. Stockholders are urged to read the Plan of Dissolution in its entirety.
The amount and timing of any distributions to stockholders will be determined by the Board in its discretion. The Board anticipates that any distribution to stockholders will not occur any earlier than the date that is three years after the filing of the Certificate of Dissolution and may be approximately $1.28 to $1.72 per share of common stock and Class A common stock (based on 9,799,053 shares of common stock and 2,399,517 shares of Class A common stock outstanding on the record date), after taking into account currently known and estimated expenses and liabilities, and assuming the entire $10.0 million purchase price in the Asset Sale is paid to the Sellers and no indemnification claims are made under the Asset Purchase Agreement. However, there can be no assurance as to the timing and amount of distributions, if any, to our stockholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.
Recommendation of the Board
The Board unanimously approved the Dissolution and the Plan of Distribution and declared the advisability thereof. The Board recommends that stockholders vote “FOR” the Dissolution Proposal. Approval of the Dissolution Proposal will constitute the required stockholder approval to dissolve and liquidate the Company as described in the Plan of Dissolution.
Reasons for the Dissolution
In considering the Dissolution, the Board considered the terms of the Plan of Dissolution and the dissolution process under the DGCL, as well as other available strategic options. As part of the Board’s evaluation process, the Board considered the risks and timing of each strategic option available to the Company, and consulted with its financial advisor, management and the Company’s legal counsel. In approving the Dissolution and the Plan of Dissolution, the Board considered a number of factors, including but not limited to, the factors described elsewhere in this proxy statement as well as the following factors:
•
The viability of the Company’s business model following the sale of the Assets, which may constitute substantially all of the Company’s assets, and the costs and time that would be required to alter the Company’s current business structure following the Asset Sale, and, assuming the completion of the Asset Sale, we have no product candidates that generate revenue and likely will have retained only those employees required to wind-up our corporate existence;

•
The determination by the Board, after conducting a review of the Company’s financial condition, evaluation of the Company’s strategic alternatives, prospects for the sale of the Company as a whole or its remaining assets in individual sales, the results of operations and the Company’s future business prospects, that continuing to operate is not reasonably likely to create greater value for the stockholders than the value that may be obtained for the stockholders pursuant to the sale of the Company’s remaining assets and the complete liquidation and dissolution of the Company;

•
That the liquidation and dissolution provides stockholders with an opportunity to potentially monetize their investment in the Company and allows the Company to distribute the maximum amount of cash to the Company’s stockholders from the sale of its remaining assets;

•
The current intent of the Company to declare and pay a cash distribution to the stockholders after the Company’s filing of a Certificate of Dissolution with the Delaware Secretary of State if no currently unknown or unanticipated material liabilities of the Company arise;

•
The material costs associated with the Company’s operations, including accounting, legal and other expenses in connection with required filings with the SEC and required to support the day-to-day operations of the Company following the closing of the Asset Sale;

•	The extermination of the Company’s remaining assets following the closing of the Asset Sale;
•
The terms and conditions of the Plan of Dissolution, including the provisions that permit the Board to abandon the Dissolution prior to the effective time if the Board determines that, in light of new proposals presented or changes in circumstances, the Dissolution is no longer advisable and in the best interests of the Company and its stockholders;

•
The fact that the DGCL requires that the Dissolution be approved by the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote thereon, which ensures that the Board will not be taking action without the support of a significant portion of the stockholders;

•	That any claim against the Company that is the subject of a pending action, suit or proceeding to which the Company is a party will continue against the Company; and
•	The costs of retaining the staff necessary to administer and manage the Company’s assets and retained liabilities during the winding up period and the timing and costs of planned staff departures.
The Board also considered certain material risks or potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:
•
The uncertainty of the timing, nature and amount of any liquidation proceeds and distributions to stockholders, or that the need to resolve or otherwise address contingent liabilities and the potential emergence of additional liabilities or contingent obligations during the dissolution process could significantly delay, reduce or prevent any distributions to the stockholders;

•
That further stockholder approval of sales will not be required after the approval of the Dissolution Proposal and that the Board may authorize transactions thereafter with which the stockholders may not agree;

•	The fact that, under the DGCL, the stockholders are not entitled to appraisal rights for their shares of common stock in connection with the liquidation and dissolution of the Company;
•
The risk that stockholders may be required to repay some or all of the amounts distributed to them by the Company pursuant to the Plan of Dissolution if unknown or unanticipated claims arise against the Company during the winding up period;

•
The risk that the directors of the Company may be held personally liable for the unpaid portion of any claims against the Company if they fail to comply with the statutory procedures for the dissolution of the Company, including the payment of claims against the Company;

•	Potential changes in applicable laws (including tax laws) and regulations;
•
The risk that the amounts available for distribution to the stockholders may be significantly less than the Company’s estimates due to unknown or contingent liabilities or increases in the costs and expenses related to settling the Company’s and its subsidiaries’ liabilities and winding up their respective businesses;

•
The fact that, if the stockholders approve the Dissolution Proposal, they would not be permitted to transfer their shares of common stock after the filing of the Certificate of Dissolution except by will, intestate succession or operation of law;

•	The possibility of disruption to our business that might result from the announcement of the Asset Sale and the resulting distraction of the attention of our management and employees;
•
The risks related to the fact that the Company will not be retaining certain of its current officers and employees and that, if necessary, the Company may be unable to attract employees to conduct the winding up process;

•
The interests of the Company’s directors and executive officers in the sale of its remaining assets, the liquidation and the dissolution, including the Company’s continuing indemnification obligations to certain directors and officers during the winding up period and the compensation that will be received by employees conducting the winding up process; and

•
That the dissolution of the Company prevents the Company from entering into any future strategic business transaction that could enhance stockholder value, the potential loss of benefits to stockholders of remaining investors in a publicly traded shell company, and that a dissolution necessarily has the effect of liquidating each stockholder’s investment in the Company.

The members of the Board did not quantify or otherwise assign relative significance to any of the factors considered when making their determination, but instead considered whether the factors as a whole justified recommending the Dissolution Proposal to the stockholders. The foregoing summarizes the material factors and risks considered by the Board, but it is in no way meant to be exhaustive of the discussion and information considered by the Board. In view of its many considerations, the Board did not quantify or otherwise assign relative significance to any factor considered. In addition, each member of the Board may have given different significance to each factor.
The approval of the Dissolution Proposal will authorize the Board to wind up the affairs of the Company, to cease operating the business for which the Company was organized and to finally terminate the existence of the Company.
Summary of Plan of Dissolution
Background
The Board unanimously approved the Dissolution and the Plan of Dissolution. The Dissolution and the Plan of Dissolution must be approved by the holders of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote thereon.
Dissolution Actions
Following the consummation of the Asset Sale and Transfer Plan, the Company, acting by an officer, employee, or agent, as applicable, will, among other things:
•	file a Certificate of Dissolution with the Delaware Secretary of State specifying the date upon which the Certificate of Dissolution will become effective;
•
cease its business activities and withdraw from any jurisdiction in which the Company is qualified to do business (unless any such qualification to do business is necessary, appropriate, or desirable for the liquidation of the Company’s assets and for the proper winding up of the Company); and

•	take all actions required or permitted under the applicable dissolution procedures of the DGCL.
In addition, subject to approval by the Board, under the Plan of Dissolution, the officers, employees and agents of the Company will, as promptly as feasible, proceed to:
•	collect all sums due or owing to the Company; and
•
out of the assets and properties of the Company, pay, satisfy, and discharge or make adequate provision for the payment, satisfaction, and discharge of all debts and liabilities of the Company pursuant to the Plan of Dissolution, including all expenses of the sales of assets and of the dissolution and liquidation provided for by the Plan of Dissolution.

Liquidating Distributions
Under the Plan of Dissolution, liquidating distributions, if any, shall be made from time to time after the filing of the Certificate of Dissolution to the stockholders of record, at the close of business on the Final Record Date, to stockholders in accordance with the provisions of the Company’s certificate of incorporation, as amended from time to time, provided that reasonable provision has been made for the payment, satisfaction and discharge of all known, unascertained, or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale and distribution of assets and liquidation of the Company). Pursuant to the Plan of Dissolution, liquidating distributions will be made in cash or in kind, including in stock of, or ownership interests in, subsidiaries of the Company and remaining assets of the Company, if any. Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times as the Board in its absolute discretion, and in accordance with the DGCL, may determine; provided, however, that the Company must complete the distribution of all its properties and assets to its stockholders as provided in the

Plan of Dissolution as soon as practicable following the filing of its Certificate of Dissolution with the Delaware Secretary of State and in any event on or before the tenth anniversary of the Final Record Date (the “Final Distribution Date”).
Contingency Reserve
Under the Plan of Dissolution, the Company may establish and retain or set aside a reasonable amount of cash and/or property to satisfy claims against the Company and its subsidiaries and other obligations of the Company and its subsidiaries, including (a) tax obligations; (b) all expenses of the sale of the Company’s property and assets; (c) the salary, fees, and expenses of members of the Board, management, and employees; (d) expenses for the collection and defense of the Company’s property and assets; (e) the expenses for attorneys and other professional advisors incurred in connection with liquidation and winding up of the Company; and (f) all other expenses related to the dissolution and liquidation of the Company and the winding-up of its affairs. To the extent any unexpended amounts remain in a contingency reserve, such amounts will be distributed to stockholders no later than the Final Distribution Date pursuant to the Plan of Dissolution.
Liquidating Trust
Under the Plan of Dissolution, the Board may, but is not required to, establish a liquidating trust (the “Liquidating Trust”) and distribute assets of the Company to the Liquidating Trust rather than continue to hold the assets in the Company. The Liquidating Trust may be established by agreement with one or more trustees selected by the Board. If the Liquidating Trust is established by agreement with one or more trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board. The trustees will in general be authorized to take charge of the Company’s property, and to sell and convert into cash or other distributable form any and all corporate non-cash or non-distributable assets and collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.
Indemnification and Advancement of Expenses
The Plan of Dissolution provides that the Company will continue to indemnify and advance expenses to its officers, directors, employees and agents in accordance with its Certificate of Incorporation and the Bylaws and any contractual arrangements for actions taken in connection with the liquidation and the winding up of the affairs of the Company. The Board is authorized under the Plan of Dissolution to obtain and maintain directors’ and officers’ liability insurance and any other insurance as may be necessary, appropriate, or advisable to cover the Company’s obligations.
Amendment, Modification or Abandonment
If for any reason the Board determines that such action would be in the best interests of the Company, it may abandon the Dissolution or modify or abandon the Plan of Dissolution and all actions contemplated thereunder, including the proposed winding up of the Company, notwithstanding the stockholder approval of the Dissolution, to the extent permitted by the DGCL; provided, however, that the Board may not revoke the Dissolution following the filing of the Certificate of Dissolution without first obtaining stockholder approval in accordance with the DGCL. Upon the abandonment of the Dissolution, the Plan of Dissolution will be void.
Complete Liquidation
Distributions to the stockholders made pursuant to the Plan of Dissolution are intended to be treated as made in complete liquidation of the Company within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder. Under the Plan of Dissolution, the adoption of the Plan of Dissolution by the stockholders will constitute full and complete authority for the making by the Board of all such liquidating distributions.
Priority of Distributions
In accordance with the provisions of the Company’s certificate of incorporation, the holders of the Series A Preferred will receive, pari passu with any distribution to the holders of common stock and Class A common stock, an amount equal to $0.001 per share of Series A Preferred, plus an additional amount equal to any dividends declared but unpaid on such shares. If the assets available for distribution are insufficient to pay the holders of the Series A Preferred such amount in full, then all remaining assets of the Company will be distributed ratably to holders of the Series A Preferred, common stock and Class A common stock in proportion to the respective amounts which would otherwise be payable if all amounts payable on or with respect to such shares were paid in full. The holders of common stock and Class A common stock are entitled to share ratably in any liquidating distributions.
Officers and Directors Following the Dissolution Date
We expect that certain members of our Board and one or more of our remaining officers are expected to oversee the winding up for a period of time following the Final Record Date. As compensation for the foregoing, our remaining directors and officers will continue to receive compensation, as determined by the Board.
Dissolution Completion Date
The Company has not yet determined an expected completion date of the Dissolution, if any. The Plan of Dissolution, however, provides that all liquidating distributions be made before the tenth anniversary of the effective date of the Plan of Dissolution.
No Appraisal Rights
Appraisal rights are a statutory remedy available in many states to stockholders who object to certain extraordinary actions taken by a corporation, such as mergers or certain other change of control transactions. This remedy typically allows dissenting stockholders to require the corporation to buy their stock at a price equal to its fair value immediately before the extraordinary corporate action is taken. Under Delaware law, stockholders do not have dissenters’ rights of appraisal in connection with the Dissolution or Plan of Dissolution.
Tax Consequences
See “Material United States Federal Income Tax Consequences of the Dissolution to Hookipa Stockholders” below.
THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR”
THE DISSOLUTION PROPOSAL.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 3)
If the number of shares of common stock present in person or represented by proxy at the Special Meeting voting in favor of the proposal to approve the Asset Sale or the Dissolution is insufficient to approve the Asset Sale or the Dissolution at the time of the Special Meeting, we intend to adjourn the Special Meeting to a later date or dates in order to enable the Board to solicit additional proxies in respect of the proposal to approve the Asset Sale and the Dissolution.
In this proposal regarding the adjournment of the Special Meeting, we are asking you to approve one or more adjournments of the Special Meeting, if necessary, for the purpose of soliciting additional proxies in favor of the proposal to approve the Asset Sale and the Dissolution. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Asset Sale or the Dissolution, as applicable. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Asset Sale or the Dissolution such that the proposal to approve the Asset Sale or the Dissolution, as applicable, would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Asset Sale or the Dissolution, as applicable, and seek to convince the holders of those shares to change their votes to votes in favor of the Asset Sale and the Dissolution. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting. The Bylaws also permit the presiding officer of the Special Meeting to adjourn the Special Meeting, whether or not a quorum is present.
Vote Required for Approval
Approval of the proposal to approve one or more adjournments of the Special Meeting, if necessary, to allow for the solicitation of additional proxies to approve the Asset Sale and the Dissolution, requires that (i) if a quorum is present at the Special Meeting, the votes properly cast for the proposal exceed the votes properly cast against the proposal and (ii) if a quorum is not present at the Special Meeting, the proposal is approved by the affirmative “FOR” vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote on the subject matter.
THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR”
THE ADJOURNMENT PROPOSAL.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
OF THE DISSOLUTION TO HOOKIPA STOCKHOLDERS
The following discussion is a general summary of the material U.S. federal income tax consequences of the Dissolution to the Company’s stockholders who hold their shares of common stock as a capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment), but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain U.S. federal income tax laws (such as financial institutions, dealers in securities, insurance companies, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations, partnerships, persons who hold shares as part of a hedge, straddle, constructive sale or conversion transaction, persons who acquired their shares through the exercise of employee stock options or otherwise as compensation, former citizens or residents of the United States, persons who hold their stock as qualified small business stock within the meaning of Section 1202 of the Code) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction or any tax consequences under the alternative minimum tax, or estate and gift tax, provisions of the Code.
The discussion below is based upon the Code, Treasury Regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the IRS or the courts, and assumes that any distributions to stockholders will be in accordance with the Plan of Dissolution. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Dissolution, and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein. There is no assurance that any liquidating trust formed in connection with the Dissolution will be treated as a liquidating trust for U.S. federal income tax purposes or that the distributions made pursuant to the Plan of Dissolution, if any, will be treated as made in complete liquidation of the Company for U.S. federal income tax purposes. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the stockholder level.
If an entity or arrangement treated as a partnership for U.S. federal tax purposes holds common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships holding common stock and partners in such partnerships should consult their tax advisors regarding the consequences of the Dissolution to them.
THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY, AND DOES NOT CONSTITUTE AND MUST NOT BE CONSTRUED AS TAX ADVICE TO THE STOCKHOLDERS. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE DISSOLUTION, INCLUDING ALL ASPECTS OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES.
Certain U.S. Federal Income Tax Consequences to U.S. Stockholders
For purposes of this discussion, the term “U.S. stockholder” means a beneficial owner of Company common stock that is any of the following: (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; or (iii) an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.
It is intended that, if the Company consummates the Dissolution and liquidates, distributions to stockholders be treated as made in complete liquidation of the Company. If distributions are made in complete liquidation of the Company, a U.S. stockholder will recognize gain or loss with respect to such distributions equal to the difference between: (i) the sum of the amount of money and the fair market value of property (other than money) distributed to such stockholder; and (ii) such stockholder’s tax basis in the common stock. A stockholder’s tax basis in its shares generally will equal the stockholder’s cost to acquire the common stock, although, depending on various circumstances, that general rule may not apply in a particular case. The gain or loss will be a capital gain or loss, assuming the shares of common stock are held as capital assets. Long-term capital gain recognized by a stockholder that is an individual, estate or trust generally is taxed at a maximum current U.S. federal income tax rate of 20%. Additionally, certain U.S. stockholders who are individuals, trusts or estates are required to pay a Medicare tax of 3.8% (in addition to taxes they would otherwise be subject to) on investment income. In the case of a stockholder that is a corporation, capital gains are currently taxed at the same rate as ordinary income. The deductibility of capital losses is subject to limitations. The tax basis of any property other than cash received by each stockholder upon Dissolution will be the fair market value of the property at the time of the distribution.
If the Company effects the Dissolution and liquidates, stockholders may receive one (1) or more liquidating distributions, including a deemed distribution of cash. If such distributions are made in complete liquidation of the Company, a stockholder’s gain or loss will be computed on a “per share” basis so that gain or loss is calculated separately for blocks of shares of common stock acquired at different dates and different prices. Each liquidating distribution will be allocated proportionately to each common share owned by a stockholder. Gain will be recognized in connection with a liquidating distribution only to the extent that the aggregate value of all liquidating distributions received by a stockholder with respect to a share exceeds such stockholder’s tax basis for that share. If the amount of the distributions is less than the stockholder’s basis in the common stock, the stockholder will generally recognize a loss in the year the final distribution is received by the stockholder.
If the Company effects the Dissolution and liquidates, the Company will, at the close of the taxable year in which a liquidating distribution is made, provide stockholders and the IRS with a statement of the amount of cash and the Company’s best estimates of the fair market value of any property distributed to the Stockholders during that year as determined by the Company, at such time and in such manner as required by the Treasury Regulations.
If the Dissolution Proposal is not approved (or if it is approved, but one or more distributions are made to stockholders prior to the Plan of Dissolution becoming effective or the distribution otherwise is not characterized as a distribution in complete liquidation of the Company for U.S. federal income tax purposes), the discussion above does not apply to such distributions. Rather, such distributions, if any, will be characterized as dividends to the extent of the Company’s current or accumulated earnings and profits (as calculated for U.S. federal income tax purposes), distributions in excess of the Company’s current or accumulated earnings and profits will then reduce (but not below zero) the stockholders’ basis in their shares, and any excess amounts will be taxable as capital gains. Non-corporate stockholders currently are taxed on the amount of distributions characterized as dividends at a maximum federal income tax rate of 20%, and the Medicare tax of 3.8% applies to dividend income for certain high income individuals, estates and most trusts. Dividends received by corporate stockholders may be eligible for a dividend received deduction.
U.S. Income Tax Consequences of a Liquidating Trust
If the Company transfers assets to the liquidating trust in connection with the Dissolution, the Company intends to structure the liquidating trust so that it will not be treated as an association taxable as a corporation based upon the anticipated activities of the liquidating trust. Accordingly, it is expected that the liquidating trust itself should not be subject to income tax.
If the Company transfers assets to the liquidating trust in connection with the Dissolution, stockholders will be treated for tax purposes as having received a distribution at the time of transfer of their pro rata share of money and the fair market value of property (other than money) transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject, and then having contributed such property to the trust. The distribution is intended to be treated as a distribution in complete liquidation of the Company if made pursuant to the Plan of Dissolution. The effect of such a distribution is discussed above in the subsection entitled “Certain U.S. Federal Income Tax Consequences to U.S. Stockholders”.
As owners of the trust, the stockholders will be required to take into account for U.S. federal income tax purposes their pro rata portion of any income, expense, gain or loss recognized by the liquidating trust. The income, expense, gain or loss recognized by the liquidating trust will not affect a stockholder’s basis in the common stock.
As a result of the transfer of property by the Company to the liquidating trust and the ongoing activities of the liquidating trust, stockholders should be aware that they may be subject to tax whether or not they have received any actual distributions from the liquidating trust with which to pay such tax.
The Company has not obtained any IRS ruling as to the tax status of the liquidating trust, if any, and there is no assurance that the IRS will agree with the Company’s conclusion that the liquidating trust should be treated as a liquidating trust for federal income tax purposes. If, contrary to the Company’s expectation, it were determined that the liquidating trust should be classified for federal income tax purposes as an association taxable as a corporation, income and losses of the liquidating trust would be reflected on the liquidating trust’s own tax return rather than being passed through to the stockholders, and the liquidating trust would be required to pay U.S. federal income taxes at the regular corporate tax rate. Furthermore, much of the above discussion would no longer be accurate. For instance, all or a portion of any distribution made to the stockholders from the liquidating trust could be treated as a dividend. Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions. State and local tax laws may differ in various respects from federal income tax law.
U.S. Federal Income Taxation of Non-U.S. Stockholders
In general, a distribution in respect of the winding up or complete liquidation of a U.S. domestic corporation is treated as a sale or exchange of its shares by its non-corporate stockholders and by its corporate stockholders owning less than eighty percent (80%) of the shares of the liquidating corporation. Gain on this sale or exchange is generally not subject to U.S. federal income tax for non-U.S. stockholders unless:
•
the gain is “effectively connected” with a trade or business carried on by the non-U.S. stockholder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. stockholder;

•	the non-U.S. stockholder is an individual and is present in the United States for 183 days or more in the taxable year of the liquidating distribution and certain other conditions are satisfied; or
•
the Company is or has been a “U.S. real property” holding corporation: for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the liquidating distribution and certain other conditions are satisfied.

Although there can be no assurances in this regard, the Company believes it is not a U.S. real property holding corporation.
If any distribution is not pursuant to the Plan of Dissolution or otherwise not treated as a distribution in complete liquidation of the Company, such distribution will constitute a dividend for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, subject to the discussion below under “— FATCA”, any dividend distributions to a non-U.S. stockholder will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate specified by an applicable income tax treaty), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. stockholder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. stockholder within the U.S.). In order to obtain a reduced rate of withholding, a non-U.S. stockholder will be required to provide a properly executed applicable IRS Form W-8 certifying its entitlement to benefits under a treaty.
Information Reporting and Backup Withholding
Information reporting may apply to distributions made by us to stockholders. In addition, distributions may be subject to backup withholding. Certain U.S. stockholders are exempt from backup withholding, including corporations and certain tax-exempt organizations, and backup withholding generally will not apply to a stockholder who furnishes a correct taxpayer identification number on IRS Form W-9. For non-U.S. stockholders, backup withholding generally will not apply if such holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or applicable successor forms), or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Dissolution and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a stockholder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding, the procedures for obtaining such an exemption, and any other information reporting requirements in connection with the Dissolution (e.g., certain Holders may be required to include certain information with their U.S. federal income tax returns). In addition, each stockholder should consult with his, her or its own tax advisor the information and backup withholding aspects of the Dissolution, including whether such stockholder needs to include a statement described in Treasury Regulations Section 1.331-1(d)(2) with its U.S. federal income tax return with respect to the Dissolution.
FATCA
Provisions commonly referred to as “FATCA” impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of dividends on the Company common stock and sales or redemption proceeds from dispositions of the Company common stock to certain foreign financial institutions (which is broadly defined for this purpose and in general includes investment vehicles) and certain non-financial foreign entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which shares of the Company common stock are held will affect the determination of whether such withholding is required. Proposed U.S. Treasury regulations would eliminate the requirements under FATCA in respect of withholding on gross proceeds from sales, exchanges or dispositions of our common stock, and the preamble to the proposed regulations provides that taxpayers may rely on these proposed regulations pending their finalization.
The foregoing summary of certain U.S. federal income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Dissolution may vary depending upon the particular circumstances of the stockholder. Each stockholder is recommended to consult his or her own tax advisor regarding the tax consequences of the Dissolution.
THE COMPANY INFORMS STOCKHOLDERS THAT (1) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES CONTAINED IN THIS PROXY STATEMENT (INCLUDING ANY ATTACHMENTS), UNLESS OTHERWISE SPECIFICALLY STATED, WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE CODE, (2) SUCH DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE MATTERS ADDRESSED BY THIS PROXY STATEMENT AND (3) EACH STOCKHOLDER SHOULD SEEK ADVICE BASED UPON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the amount of common stock of the Company beneficially owned, directly or indirectly, as of June 4, 2025, by (i) each current director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company, as determined through SEC filings and the Company’s records, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted.
Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of June 4, 2025, the Company had 9,797,818 shares of common stock outstanding. Shares of common stock subject to options to purchase, which are now exercisable or are exercisable, or restricted stock units vesting within 60 days after June 4, 2025 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person listed below is c/o HOOKIPA Pharma Inc, 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118, +43 1 890 63 60.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholder:
Gilead Sciences, Inc.(2)	1,875,945	19.15%
Baker Bros. Advisors LP(3)	997,214	9.99%
Invus Public Equities Advisors, LLC(4)	566,640	5.78%
Knoll Capital Management, LLC(5)	551,738	5.63%
Named Executive Officers and Directors:
Malte Peters(6)	62,716	*
Joern Aldag(7)	308,152	3.05%
Terry Coelho(8)	43,306	*
Reinhard Kandera	4,308	*
Sean Cassidy(9)	3,234	—
David R. Kaufman(10)	13,794	*
Julie O’Neill(11)	14,796	*
All directors and our executive officers as a group (5 persons)(12)	137,846	1.39%

*	Represents holdings of less than 1%.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, NY 10118.
(2)
Information herein is based solely upon Amendment No. 5 to Schedule 13G filed with the SEC on December 22, 2023 by Gilead, however, the information reflected herein has been adjusted for the Company’s 1-for-10 reverse stock split effective as of July 9, 2024. The address for Gilead is 333 Lakeside Drive, Foster City, California 94404.

(3)
Information herein is based on a Schedule 13D filed with the SEC on June 14, 2024 by Baker Bros. Advisors LP (the “Adviser”), Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker and Julian C. Baker (collectively, “Baker Bros.”), however, the information reflected herein has been adjusted for the Company’s 1-for-10 reverse stock split effective as of July 9, 2024. These securities are held directly by 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (“Life Sciences,” and together with 667, the “Funds”) and include 184,400 shares of common stock issuable upon the conversion of Series A-2 Preferred Stock held by the Funds. The sole general partner of 667 is Baker Biotech Capital, L.P., a limited partnership the sole general partner of which is Baker Biotech Capital (GP), LLC. Julian C. Baker and Felix J. Baker are the managing members of Baker Biotech Capital (GP), LLC. The sole general partner of Life Sciences is Baker Brothers Life Sciences Capital, L.P., a limited partnership the sole general partner of which is Baker Brothers Life Sciences Capital (GP), LLC. Julian C. Baker and Felix J. Baker are the managing members of Baker Brothers Life Sciences Capital (GP), LLC. The Adviser GP is the sole general partner of the Adviser. Julian C. Baker and Felix J. Baker are the managing members of the Adviser GP. Pursuant to management agreements, as amended, among the Adviser, the Funds, and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. The address for Baker Bros. is 860 Washington Street, 3rd Floor, New York, NY 10014.

(4)
Information herein is based on a Schedule 13G/A filed with the SEC on August 2, 2024 by Invus Public Equities, L.P. (“Invus Public Equities”). Invus Public Equities Advisors, LLC (“Invus PE Advisors”), as the general partner of Invus Public Equities, controls Invus Public Equities and, accordingly, may be deemed to beneficially own the shares held by Invus Public Equities. Invus Global Management, LLC (“Invus Global Management”), as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, may be deemed to beneficially own the shares that Invus PE Advisors may be deemed to beneficially own. Siren, L.L.C.

(“Siren”) as the managing member of Invus Global Management, controls Invus Global Management and, accordingly, may be deemed to beneficially own the shares that Invus Global Management may be deemed to beneficially own. Mr. Raymond Debbane, as the managing member of Siren, controls Siren and, accordingly, may be deemed to beneficially own the shares that Siren may be deemed to beneficially own. The address of Invus Public Equities, L.P. is 750 Lexington Avenue, 30th Floor, New York, NY 10022.
(5)
Information herein is based on a Schedule 13G filed with the SEC on June 20, 2023 by Knoll Capital Management, LLC (“KCM”), Fred Knoll (“Knoll”) and Gakasa Holdings, LLC (“Gakasa”), however, the information reflected herein has been adjusted for the Company’s 1-for-10 reverse stock split effective as of July 9, 2024. Gakasa beneficially owns 5,517,385 shares of common stock. Each of KCM and Knoll beneficially own 5,517,385 shares of common stock. KCM has trading authority for Gakasa, and Knoll is the President of KCM. KCM, Knoll and Gakasa share the power to vote or direct the vote of those shares of common stock owned by Gakasa. The principle business address for each of KCM, Knoll and Gakasa is 201 S. Biscayne Blvd suite 800, Miami, FL 33131.

(6)	Consists of options to purchase 62,716 shares of common stock that are exercisable within 60 days of June 4, 2025.
(7)
Consists of (i) 7,195 shares of common stock and (ii) options to purchase 300,957 shares of common stock that are exercisable within 60 days of June 4, 2025. Dr. Aldag separated as Chief Executive Officer effective July 22, 2024, and his outstanding stock options will expire and no longer be exercisable on April 30, 2026.

(8)	Consists of options to purchase 43,306 shares of common stock that are exercisable within 60 days of June 4, 2025.
(9)	Consists of options to purchase 3,234 shares of common stock that are exercisable within 60 days of June 4, 2025.
(10)	Consists of (i) 457 shares of common stock, and (ii) options to purchase 13,337 shares of common stock that are exercisable within 60 days of June 4, 2025.
(11)	Consists of (i) 496 shares of common stock, and (ii) options to purchase 14,300 shares of common stock that are exercisable within 60 days of June 4, 2025.
(12)	Consists of (i) 953 shares of common stock, and (ii) options to purchase 136,893 shares of common stock that are exercisable within 60 days of June 4, 2025.

ADDITIONAL INFORMATION
Description of Business
We are a clinical-stage biopharmaceutical company developing a new class of immunotherapeutics based on our proprietary arenavirus platform that is designed to target and amplify T cell and immune responses to fight diseases. Our replicating and non-replicating technologies are engineered to induce robust and durable antigen-specific CD8+ T cell responses and pathogen-neutralizing antibodies. We believe that our technologies can meaningfully leverage the human immune system for therapeutic purposes by inducing CD8+ T cell response levels previously not achieved by other immune therapy approaches.
Until recently, we were building a proprietary immuno-oncology pipeline utilizing our replicating technology. Our oncology portfolio targets oncoviral cancer antigens and next-generation antigens and includes two primary programs:
•
HB-700 is a novel, next-generation multi-KRAS mutant-targeting, investigational immunotherapy for the treatment of KRAS mutated cancers, including lung, colorectal and pancreatic cancers, which received Investigational New Drug Application (“IND”) clearance from the Food and Drug Administration (“FDA”) in April 2024 and is Phase 1 ready.

•
Eseba-vec (also known as HB-200) is an investigational immunotherapeutic agent in clinical development for the treatment of Human Papillomavirus 16-positive (“HPV16+”) head and neck cancers with enrollment completed in a Phase 1/2 clinical trial. Further clinical development activities were paused as of November 2024.

We also have a third oncology program, HB-300, targeting self-antigens for the treatment of prostate cancer, which the Company paused further development in January 2024, to conserve capital and ensure pipeline success and operational efficiency.
Additionally, we are developing infectious disease therapies in partnership with other companies. Our HB-400 Program and our HB-500 Program are being developed in a partnership with Gilead. Both Programs are in Phase 1 clinical development.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials. A single set of Special Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Special Meeting materials, please notify your broker, bank or other nominee, or the Company at: HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118, +43 1 890 63 60, Attention: Corporate Secretary, and the Company will deliver those documents to such stockholder promptly upon receiving the request. Stockholders who currently receive multiple copies of the Special Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Market Price and Dividend Data
Our common stock is listed on Nasdaq under the symbol “HOOK.” As of June 17, 2025, there were 9,799,053 shares of common stock outstanding and one holder of record of shares of our common stock and two holders of record of shares of our Class A common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by banks, brokers and other nominees.

On    , 2025, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on Nasdaq was $    per share. You are encouraged to obtain current market prices for our common stock.
Following the Dissolution, there will be no further market for our common stock, and it will be delisted from Nasdaq prior to the Dissolution and deregistered under the Exchange Act. As a result, following the Dissolution, we will no longer file periodic reports under the Exchange Act with the SEC.
We have never declared or paid any cash dividends on our common stock. In the event that the Dissolution is not consummated, our payment of any future dividends would be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board may deem relevant.
Stockholder Proposals and Nominations
In the event that we hold the 2025 annual meeting of stockholders, the Bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our corporate secretary at HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, New York, New York 10118, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the Bylaws also provide that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such notice must also comply with the requirements set forth in the Bylaws.
For stockholder proposals and nominations to be brought before the 2025 annual meeting of stockholders (if one is held), the required notice was required to be received by our corporate secretary at our principal executive offices no earlier than the close of business on February 17, 2025 and no later than the close of business on March 19, 2025; provided, however, that if our 2025 annual meeting of stockholders is held after August 16, 2025, then the proposal must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials in connection with an annual meeting (if one is held) must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2025 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must have received such proposals no later than December 27, 2024; provided, however, that if our 2025 annual meeting of stockholders is held after August 16, 2025, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2025 annual meeting of stockholders. Such proposals must be delivered to our corporate secretary at HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118.

MISCELLANEOUS
We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement, the annexes to this proxy statement, any amendments or supplements to this proxy statements, and the documents that we incorporate by reference into this proxy statement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This proxy statement is dated   , 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations page of our website at https://ir.hookipapharma.com/. Our website address is provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this proxy statement, and therefore is not incorporated herein by reference.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC.
•	HOOKIPA’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, as amended by Amendment No. 1 thereto on Form 10-K/A, filed on April 30, 2025;
•	HOOKIPA’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025;and
•	HOOKIPA’s Current Reports on Form 8-K, filed with the SEC on January 2, 2025, January 7, 2025, January 10, 2025, February 20, 2025 and May 22, 2025.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Plan of Dissolution. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.
Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.
HOOKIPA’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
Any person, including any beneficial owner of shares of HOOKIPA common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to HOOKIPA’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
HOOKIPA Pharma Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
+43 1 890 63 60

OTHER MATTERS
Our Board of Directors knows of no other matters to be presented for consideration at the Special Meeting.

By Order of the Board of Directors,

Malte Peters
Chief Executive Officer and Director

New York, New York
   , 2025

Annex A
ASSET PURCHASE AGREEMENT

by and among

GILEAD SCIENCES, INC.,

HOOKIPA PHARMA Inc.

and

HOOKIPA BIOTECH GmbH

Dated as of May 21, 2025

Exhibits and Schedules

Exhibit A	Glossary of Terms
Exhibit B	Bill of Sale
Exhibit C	Patent Assignment Agreements
Exhibit D	Standard Contractual Clauses
Schedule 2.1(a)(i)(A)	HBV Patents
Schedule 2.1(a)(i)(B)	HBV Know-How
Schedule 2.1(a)(ii)	HBV Materials
Schedule 2.1(a)(iii)	HBV Records
Schedule 2.1(a)(iv)	HBV Licenses
Schedule 2.1(a)(v)	HBV Contracts
Schedule 2.1(a)(vi)	Other HBV Transferred Assets
Schedule 2.1(b)(i)(A)	HIV Patents
Schedule 2.1(b)(i)(B)	HIV Know-How
Schedule 2.1(b)(ii)	HIV Materials
Schedule 2.1(b)(iii)	HIV Records
Schedule 2.1(b)(iv)	HIV Licenses
Schedule 2.1(b)(v)	HIV Contracts
Schedule 2.1(b)(vi)	Other HIV Transferred Assets
Schedule 2.2(j)	Other Excluded Assets
Schedule 2.7	Purchase Price Allocation
Schedule 5.1	Exceptions to Operation of the Business
Schedule 5.5(b)	Transfer Plan
Schedule 6.4(c)	Shared Contracts
Schedule 6.5	Licensed Patent Rights
Schedule 7.4(a)	Filings and Consents
Schedule 7.5(b)	Consents
Schedule 7.8	Liens
Schedule A	Knowledge of the Sellers

ASSET PURCHASE AGREEMENT
This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2025 by and among Gilead Sciences, Inc., a Delaware corporation (“Purchaser”), Hookipa Pharma Inc., a Delaware corporation (the “Company”) and Hookipa Biotech GmbH, an Austrian corporation (“Austrian Sub” and, together with the Company, each a “Seller” and collectively, the “Sellers”). Each of Purchaser and the Sellers is referred to herein as a “Party”, and collectively as the “Parties”.
RECITALS
WHEREAS, the Sellers own or otherwise have rights with respect to each of the HB-400 Program and the HB-500 Program (each as defined herein);
WHEREAS, Purchaser and the Austrian Sub are parties to that certain Amended and Restated Research Collaboration and License Agreement, dated February 15, 2022, as amended by that certain letter agreement related thereto, dated as of the date of this Agreement (the “Collaboration Agreement”);
WHEREAS, upon the terms and subject to the conditions set forth herein, Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to Purchaser, all (and not merely some of) the Transferred Assets (as defined herein) in a single transaction pursuant to this Agreement and not in separate transactions between either individual Seller and the Purchaser;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that the Contemplated Transactions, on the terms and conditions set forth in this Agreement and the Transaction Documents, are advisable, fair to and in the best interests of the Company and the Company Stockholders, (b) approved this Agreement and the Contemplated Transactions, (c) directed that this Agreement and the Contemplated Transactions be submitted to a vote for approval at a meeting of the Company Stockholders, and (d) recommended, subject to Section 5.4, that the Company Stockholders approve this Agreement and the Contemplated Transactions (the “Company Board Recommendation”);
WHEREAS, the managing directors (Geschäftsführer) of the Austrian Sub have determined that the Contemplated Transactions, on the terms and conditions set forth in this Agreement and the Transaction Documents, are advisable, fair to and in the best interests of the Austrian Sub (inasmuch as it is concerned); and
WHEREAS, the Company as the Austrian Sub’s sole shareholder has approved this Agreement and the Contemplated Transactions (inasmuch as the Austrian Sub is concerned).
NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1 Definitions. Unless otherwise indicated and defined herein, capitalized words and phrases used in this Agreement shall have the meanings ascribed to them in the Glossary of Terms attached hereto as Exhibit A.

ARTICLE 2
PURCHASE AND SALE OF TRANSFERRED ASSETS
Section 2.1 Purchase and Sale of the Transferred Assets. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, in consideration for the payments set forth in Section 2.5, each Seller hereby irrevocably sells, conveys, assigns, transfers and delivers to Purchaser, and Purchaser hereby purchases and accepts from the Sellers, free and clear of all Liens, other than Permitted Liens, all of such Seller’s right, title and interest in, to and under the assets (whether held by such Seller or on such Seller’s behalf) set forth below (such sale, conveyance, assignment, transfer, delivery and purchase, the “Acquisition”, and such assets of the Sellers are collectively referred to as the “Transferred Assets”):
(a) all assets primarily related to or necessary for the conduct of the HB-400 Program, whether tangible or intangible, and whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant hereto, which shall be deemed to include the following assets of the Sellers:
(i) the HBV Technology;
(ii) the HBV Materials;
(iii) the HBV Records;
(iv) the HBV Licenses;
(v) the HBV Contracts; and
(vi) those assets set forth on Schedule 2.1(a)(vi);
(b) the following assets of the Sellers with respect to the HB-500 Program:
(i) the HIV Technology;
(ii) the HIV Materials;
(iii) the HIV Records;
(iv) the HIV Licenses;
(v) the HIV Contracts; and
(vi) those assets set forth on Schedule 2.1(b)(vi);
(c) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items (other than any credits or prepaid expenses in either case related to Taxes) arising from or relating to the items set forth in clauses (a) and (b) above, including any credits or reimbursements from vendors in connection with Purchaser-funded activities under the Collaboration Agreement relating to the period prior to the Closing;
(d) all causes of action, lawsuits, judgments, claims, counterclaims, defenses, rights of recovery, rights under express or implied warranties, rights of set off, rights of subrogation and all other rights of any kind (i) available to or being pursued by the Sellers or (ii) against any third party, in each case with respect to any of the items set forth in clauses (a) through (c) above, whether arising by way of counterclaim or otherwise, including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement of any transferred patent;
(e) to the extent legally possible under agreements with insurers, insurance benefits, including rights and proceeds, arising from or relating to any of the items set forth in clauses (a) through (d) above prior to the Closing Date, solely to the extent relating to any Assumed Liabilities but not Excluded Liabilities;
(f) all guarantees, warranties, indemnities and similar rights in favor of the Sellers with respect to any of the items set forth in clauses (a) through (e) above, including the benefit of and all rights to enforce the covenants, warranties, and representations under the Transferred Contracts; and
(g) all goodwill and going concern value associated with the assets described in the foregoing clauses.

Section 2.2 Excluded Assets. The Parties acknowledge and agree that Purchaser is not acquiring any right, title or interest in, to or under any other assets, properties or rights of the Sellers other than the Transferred Assets (the “Excluded Assets”). For the avoidance of doubt, such Excluded Assets include:
(a) any and all assets, Permits or Regulatory Documents solely related to any programs of the Sellers other than the Programs, including those programs referred to by Sellers as HB-200, HB-300 and HB-700 and any activities, including any Clinical Trial underway for such programs of either Seller;
(b) the HIV Trial, and all INDs (or comparable Regulatory Documents) of either Seller with respect to the HB-500 Program;
(c) any Contracts other than the Transferred Contracts, including any Contracts with employees of either Seller;
(d) all cash, bank deposits and cash equivalents of either Seller;
(e) all accounts receivable, other receivables and other items of working capital of the Sellers, except for (i) credits or other amounts paid to vendors in connection with Purchaser-funded activities under the Collaboration Agreement relating to the period prior to the Closing and (ii) working capital to the extent it constitutes Transferred Materials;
(f) all real property or rights with respect to real property of either Seller;
(g) all equipment and other fixed assets of either Seller;
(h) all equity interests in any Person or Subsidiary;
(i) all rights under this Agreement, any other Transaction Document or rights of the Sellers under the Collaboration Agreement, subject to Section 6.10(a); and
(j) those assets set forth on Schedule 2.2(j).
Section 2.3 Assumption of Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Purchaser hereby, effective at the Closing, assumes and, subject to Article 9 hereof, shall pay, perform, and discharge when due, (a) the Liabilities under the Transferred Contracts arising after the Closing Date, and (b) the Liabilities arising out of the use, ownership, possession, operation, or sale of the Transferred Assets after the Closing Date, but excluding, in each event, any Liabilities arising after the Closing Date that are based on facts, circumstances or occurrences arising on or prior to the Closing Date, or relating to any breach, violation or failure to perform that occurred prior to the Closing Date (the “Assumed Liabilities”).
Section 2.4 Excluded Liabilities. The Purchaser shall not assume and shall not be responsible to pay, perform or discharge, and Seller shall retain and be responsible for, any Liabilities of either Seller of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). For the avoidance of doubt, such Excluded Liabilities shall include (a) any and all accounts payable, accrued expenses, Taxes, employee-related Liabilities and other Liabilities existing on or prior to, or that are based on facts, circumstances or occurrences arising on or prior to, the Closing Date and (b) any compensation that may be due to inventors of any Transferred IP in connection with the Closing and any Liabilities arising in connection with any such compensation, in each case, whether before, on or after the Closing Date.
Section 2.5 Purchase Price; Closing; Closing Actions.
(a) Purchase Price. Subject to the terms and conditions of this Agreement, including Section 5.5(c), and subject to withholding or adjustment in accordance with the terms of this Agreement, including pursuant to Section 2.7 and Article 9, the aggregate purchase price payable by or on behalf of Purchaser for the sale, transfer, and delivery of the Transferred Assets shall consist of a cash payment of up to Ten Million Dollars ($10,000,000) (the “Purchase Price”), of which (i) Three Million Dollars ($3,000,000) shall be payable to Sellers on the Closing Date in cash by wire transfer of immediately available funds to the Bank Accounts (the “Closing Payment”), (ii) (A) Three Million Dollars ($3,000,000) shall be payable upon completion of Phase 1 of the Transfer Plan as set forth under the heading “Phase Completion Table” in the Transfer Plan (the “Phase 1 Payment”), (B) Two Million Dollars ($2,000,000) shall be payable upon completion of Phase 2 of the Transfer Plan as set forth under the heading “Phase Completion Table” in the Transfer Plan (the “Phase 2 Payment”) and (C) Two Million Dollars ($2,000,000) shall be payable upon completion of Phase 3 of the Transfer Plan as set forth under the heading “Phase Completion Table” in the Transfer Plan (the “Phase 3 Payment” and together with the Phase 1 Payment, the Phase 2 Payment, collectively the “Transfer Completion Payments” and each such payment, a “Transfer Completion Payment”), in each case of clauses (A) – (C), to Sellers in cash, by wire transfer of immediately available funds to the Bank Accounts within five (5) Business Days after receipt of the Bank Accounts information from the Company and in any event no earlier than three (3) Business Days after the completion of the applicable phase of the Transfer Plan; provided that, for the avoidance of doubt, no amounts shall be payable hereunder prior to the Closing Date.
(b) Closing. The consummation of the Contemplated Transactions (the “Closing”) shall take place by means of a virtual closing through electronic exchange of documents and signatures on the fifth (5th) Business Day following the satisfaction or waiver of the conditions set forth in Article 7 and Article 8 (other than those conditions set forth in Article 7 and Article 8 that are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, time, or date as Purchaser and the Sellers may jointly designate. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date”. The Closing will be deemed to occur at 11:59:59 p.m. Eastern U.S. Time on the Closing Date or such other time as Purchaser and the Sellers may jointly designate.
(c) Closing Actions. At the Closing:
(i) the Sellers shall (A) transfer to Purchaser: (1) the Transferred Assets, free and clear of all Liens, other than Permitted Liens, and (2) the Assumed Liabilities; and (B) deliver to Purchaser each deliverable set forth in Section 7.5, in each case, other than those Transferred Assets and deliverables that pursuant to the terms of this Agreement and the transfer procedures outlined in the Transfer Plan, are to be delivered after the Closing, which such Transferred Assets shall be delivered in accordance with the Transfer Plan; and
(ii) Purchaser shall (A) subject to Section 2.7, pay or cause to be paid to the Sellers an amount equal to the Closing Payment, in cash, by wire transfer of immediately available funds to the Bank Accounts and (B) deliver to the Sellers each deliverable set forth in Section 8.4.
Section 2.6 No Successor Liability.
(a) No Assumption of Liabilities. Purchaser is not and shall not be deemed a successor to either Seller or any of their respective Affiliates, and Purchaser does not assume, agree to pay, discharge, or otherwise have any responsibility for any liabilities, obligations, or debts of either Seller or any of their respective Affiliates, whether absolute or contingent, known or unknown, liquidated or unliquidated, secured or unsecured, direct or indirect, or otherwise, except as expressly set forth in this Agreement.
(b) No De Facto Merger or Continuation. The Parties expressly acknowledge and agree that the Contemplated Transactions are not intended to and shall not be deemed to (i) constitute a de facto merger, consolidation, or continuation of either Seller or both Sellers or their respective or collective businesses with Purchaser, (ii) result in Purchaser being a mere continuation of either Seller, or (iii) impose upon Purchaser any liability based upon the doctrine of successor liability or any similar legal or equitable theory.
(c) No Assumption of Sellers’ Obligations. Without limiting the foregoing, Purchaser shall not be liable for any claims, demands, actions, suits, proceedings, investigations, liabilities, or obligations arising out of, relating to, or in connection with either Seller’s (i) obligations to any creditor, vendor, supplier, customer, or employee except to the extent expressly assumed by Purchaser pursuant to Section 2.3 of this Agreement, (ii) Taxes of any kind, including payroll, sales, use, and income Taxes, (iii) environmental liabilities, or (iv) obligations under any contracts, leases, or agreements not expressly assumed by Purchaser pursuant to pursuant to Section 2.3 of this Agreement.
Section 2.7 Withholding; Allocation of Purchase Price.
(a) Purchaser shall be authorized to deduct or withhold, or cause to be deducted or withheld, any Tax that it determines is required to be deducted or withheld under any provision of U.S. federal, state, local or non-U.S. Tax Law (any such Tax, a “Withholding Tax”) from any payment hereunder, and shall pay all such amounts that have been deducted or withheld to the applicable Taxing Authority, so that only the correspondingly reduced amount of payments (i.e., the full amount payable less Withholding Tax) is paid out to the applicable Seller and shall provide such Seller with proof of the Withholding Tax payment. Any amounts deducted or withheld and remitted to the appropriate Taxing Authority will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
(b) The Parties agree to reasonably cooperate with one another and use reasonable efforts to mitigate or reduce Tax withholding in respect of the payments made by a Party under this Agreement, as permitted by Law. If a special procedure is required for treaty relief under any Law, a treaty relief based on a Tax treaty will only be taken into account if the applicable Seller submits any exemption certificate to Purchaser in accordance with Laws in form and substance reasonably acceptable to Purchaser on or prior to the time of the payment to such Seller.
(c) Schedule 2.7 attached hereto sets forth the Parties’ agreed allocation of the Purchase Price among the Transferred Assets and between the Sellers (the “Purchase Price Allocation”). The Parties agree that each of the Closing Payment and the Transfer Completion Payments shall be allocated among, and paid to, the Sellers in accordance with the Purchase Price Allocation, and any other adjustment to the Purchase Price (as a result of an indemnification payment or otherwise) shall be allocated among the Transferred Assets and the Sellers as reasonably determined by Purchaser. The Parties agree to report consistent with the Purchase Price Allocation (as adjusted, if applicable) for all Tax and financial reporting purposes and shall not take any position inconsistent therewith unless required by a determination within the meaning of Section 1313(a) of the Code (or comparable provision of state, local or non-U.S. Tax Law).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
Except as set forth in the Disclosure Schedule, the Sellers hereby represent and warrant to Purchaser that the following statements contained in this Article 3 are true and correct (provided that the Sellers do not make any such representations or warranties with respect to Purchaser’s own conduct with respect to the Programs under the Collaboration Agreement):
Section 3.1 Organizational Matters; Authority.
(a) The Sellers (i) are duly organized, validly existing and in good standing under the laws of the jurisdiction of their formation or where they have a seat and (ii) have the power and authority to own, lease and operate their respective properties and assets, including the Transferred Assets, and to conduct their respective businesses, including the Programs. The Company is the sole direct legal and economic equityholder of Austrian Sub.
(b) Each Seller has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the Contemplated Transactions. This Agreement has been, and each other Transaction Document has been or will be, prior to the execution and delivery thereof, duly executed and delivered by each Seller and, assuming due execution and delivery by the other parties hereto and thereto, constitutes or will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject only to the Enforceability Exceptions. The execution, delivery and performance of this Agreement and the other Transaction Documents to which either Seller is a party by such Seller, and the consummation of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of such Seller and its board of directors (or comparable governing body), and no other action or approval on the part of either Seller or the stockholders (or other equityholders) of either Seller is necessary to authorize the execution, delivery or performance of this Agreement or any of the other Transaction Documents by the Sellers or to consummate any of the Contemplated Transactions other than, in each case, the approval of the holders of a majority in voting power of the outstanding stock of the Company entitled to vote thereon pursuant to Section 271 of the DGCL (the “Company Stockholder Approval”).
Section 3.2 Non-Contravention and Consents.
(a) Except as set forth on Section 3.2(a) of the Disclosure Schedule, the execution and delivery of this Agreement and the other Transaction Documents by the Sellers, do not, and the consummation of the Contemplated Transactions by the Sellers and the performance of this Agreement and the other Transaction Documents to which either Seller is a party by such Seller will not: (i) conflict with any of the provisions of the Charter Documents of either Seller; (ii) cause a violation by either Seller of any Law applicable to such Seller, the Programs or the Transferred Assets; or (iii) require any Consent under, require a notice under, violate or cause a breach or default under, or give rise to a right of termination, cancelation, acceleration or modification under, or result in the imposition or creation of any Lien (other than Permitted Liens) on, any Transferred Asset.
(b) Neither Seller is required to make any filing with or to obtain any Consent or Permit from or provide any notice to any Governmental Entity in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents by such Seller or the consummation by such Seller of the Contemplated Transactions except as set forth on Section 3.2(b) of the Disclosure Schedule or Schedule 7.4(a).
(c) For purposes of this Agreement, including this Section 3.2, a Consent or Permit shall be deemed “required” to be obtained, a notice shall be deemed “required” to be given and a filing or declaration shall be deemed “required” to be made if (i) set forth on Section 3.2(a)(iii) of the Disclosure Schedule and/or (ii) the failure to obtain such Consent or Permit, give such notice or make such filing or declaration could result in the Sellers, the Programs or the Transferred Assets: (A) becoming subject to any material Liability; (B) being required to make any material payment, issue any Equity Interests or deliver anything of value; or (C) losing or forgoing any material right or benefit.
Section 3.3 Solvency.
(a) Each Seller: (i) owns assets the fair market value of which are greater than the total amount of its Liabilities; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due; and (iv) is not, and will not become as a consequence of the Contemplated Transactions, insolvent, bankrupt, or similar (under any Law applicable to a Seller) or unable to pay its debts when and as they become due. No Legal Proceedings under insolvency, bankruptcy or similar Laws are pending or, to the Knowledge of the Sellers, threatened in writing.
(b) Each Seller (i) has not entered into this Agreement, the other Transaction Documents, the Contemplated Transactions or any related transactions with the actual intent to hinder, delay or defraud any creditor or obligee and (ii) has received and will, in the performance of this Agreement and the other Transaction Documents, continue to receive, reasonably equivalent value in exchange for its obligations and the Contemplated Transactions. Each Seller represents and warrants that this Agreement has been negotiated in good faith and at arms’ length and that the execution, delivery, and performance of this Agreement and the consummation of the Contemplated Transactions do not have the intent or effect of hindering, delaying, or defrauding any creditor of such Seller.
(c) No petition in bankruptcy has been filed by or against either Seller in the last seven (7) years, and neither Seller in the last seven (7) years has made an assignment for the benefit of creditors or taken advantage of any other insolvency laws or proceedings affecting the rights of creditors.
(d) Neither Seller is contemplating either the filing of a petition or proceeding by it under any state, federal or foreign bankruptcy or insolvency laws, and the Sellers have no knowledge of any person contemplating the filing of any such petition or proceeding against either Seller.
(e) At the level of Austrian Sub, the Contemplated Transactions do not constitute (i) a transfer of assets (Vermögen) or a transfer of a business (Unternehmen) within the meaning of Section 1409 of the Austrian Civil Code (Allgemeines bürgerliches Gesetzbuch) (“ABGB”) or (ii) a transfer of all assets of a company (within the meaning of Section 237 of the Austrian Stock Corporation Act (Aktiengesetz)).
Section 3.4 Litigation.
(a) There are no, and since January 1, 2022 there have not been any (i) Legal Proceedings or (ii) investigations by any Governmental Entity pending (or, to the Knowledge of the Sellers, threatened) against either Seller (or its properties or assets), any current or former director or officer of either of the Sellers or, to the Knowledge of the Sellers, against any employee or service provider of either Seller in such individual’s capacity as such, in each case (A) that are, or would reasonably be expected to be, individually or in the aggregate, material to the Sellers, the Programs or the Transferred Assets or (B) in any way affecting or arising out of the operation of the Programs or involving any of the Transferred Assets.

(b) Neither Seller is, and since January 1, 2022 neither Seller has been, subject to any outstanding Order, and to the Knowledge of the Sellers, no Order is, and since January 1, 2022 no Order has been, threatened to be imposed on either Seller, in each case that would be applicable to any operation of the Programs or the Transferred Assets.
Section 3.5 Taxes.
(a) Each Seller has timely filed, with the appropriate Governmental Entities all Tax Returns for taxable periods ending on or prior to the Closing Date that are required to be filed with respect to the Transferred Assets, all items required to be included in each such Tax Return have been so included and all such Tax Returns are true, correct and complete in all material respects. Each Seller has provided to the appropriate Governmental Entity all required information and maintained all records, invoices or other documentation required to be maintained for Tax purposes in connection with the Transferred Assets, including for purposes of evidencing or justifying any Tax benefit.
(b) All income and other material Taxes due and owing by or with respect to the Transferred Assets have been timely paid to the competent Governmental Entities regardless of whether such Taxes have been shown as due and payable on any Tax Return. There are no Liens on any Transferred Asset that arose in connection with any failure (or alleged failure) to pay any Tax (other than a statutory Lien for any Tax that is not yet due and payable).
(c) Each Seller has, with respect to the Transferred Assets: (i) complied with all applicable Laws relating to the payment, reporting and withholding (including any amount not withheld because of exemption or similar circumstance) of Taxes; (ii) within the time and in the manner prescribed by applicable Laws, paid over to the proper Governmental Entity (or is properly holding for such timely payment) all amounts required to be so withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, member, or other third party; (iii) properly charged, collected and remitted sales, value added, and similar Taxes with respect to sales made to, purchases made by, or supplies to any Person; and (iv) as applicable, received and retained the appropriate certification or similar documentation to establish an exemption from withholding, sales, value added and any similar Taxes.
(d) There is no dispute or Legal Proceeding concerning any income or other material Tax liability pending, in progress or threatened by any Governmental Entity against, or with respect to, the Transferred Assets that remains unpaid, and neither Seller has received written notice of any threatened audits, examinations or investigations relating to any income or other material Taxes relating to the Transferred Assets.
(e) There are no agreements relating to the allocating or sharing of Taxes, including Tax indemnity agreements, to which either Seller is a party with respect to the Transferred Assets and there are no such agreements to which the Transferred Assets are otherwise subject to that would continue in force after the Closing Date.
(f) None of the Transferred Assets constitutes an interest in an entity or other right under any arrangement or agreement that has ever been characterized, or properly should be characterized, as a partnership for U.S. federal, state, local or non-U.S. income Tax purposes.
(g) None of the Transferred Assets is a “U.S. real property interest” within the meaning of Section 897 of the Code.
(h) No Seller is or may be subject to any liability for Taxes that would or may become a liability of, or be imposed on, Purchaser or any Affiliate thereof, or to which Purchaser or any Affiliate thereof would or may be deemed a “successor”, directly or indirectly, by operation or as a matter of applicable Law, in connection with, or by reason of occurrence of, any of the transactions contemplated by this Agreement.
Section 3.6 Sufficiency of Assets.
(a) The Transferred Assets constitute all of the (i) Patent Rights reasonably useful or necessary and (ii) Know-How and other assets necessary, in the case of each of (i) and (ii), for Purchaser to conduct and operate the HB-400 Program after the Closing in all material respects in the ordinary course consistent with past practices prior to the Closing (taking into account those activities conducted by Purchaser prior to the Closing) and in accordance with applicable Laws.

(b) The Transferred Assets constitute all of the (i) Patent Rights reasonably useful or necessary and (ii) Know-How necessary, in the case of each of (i) and (ii), for Purchaser to conduct and operate the HB-500 Program after the Closing in all material respects in the ordinary course consistent with past practices prior to the Closing ((x) excluding the conduct and operation of the HIV Trial and (y) taking into account those activities conducted by Purchaser prior to the Closing) and in accordance with applicable Laws.
Section 3.7 Title to Assets. The Sellers, as applicable, have sole and exclusive, good, valid and marketable title to, or a valid leasehold or license interest in and valid and enforceable right to use, practice, and exploit all properties, assets and rights included in the Transferred Assets, and at Closing, Purchaser will acquire good, valid and marketable title to such properties, assets and rights included in the Transferred Assets, free and clear of all Liens, other than Permitted Liens. The Sellers, as applicable, have the authority and right to, and at the Closing, shall, sell, assign, transfer and deliver to Purchaser title to the Transferred Assets free and clear of all Liens, other than Permitted Liens.
Section 3.8 Intellectual Property and Related Matters.
(a) Section 3.8(a) of the Disclosure Schedule contains a true, correct and complete list of all HBV Patents and HIV Patents, including all Patent Rights licensed under any Inbound License, including, with respect to each such item, (i) the jurisdiction of application/registration, (ii) the application or registration number, (iii) the date of filing, issuance or registration, and (iv) the record owner or owners. Each item of registered or issued HBV Patent or HIV Patent listed on Section 3.8(a) of the Disclosure Schedule has been registered or issued by, or is subject to a pending application for registration or issuance with, the appropriate patent authority in the various jurisdictions noted and, except as may be noted on Section 3.8(a) of the Disclosure Schedule, such items have not been abandoned or cancelled. Each issued HBV Patent and HIV Patent (but only to the Knowledge of the Sellers with respect to any issued Patent Rights licensed under any Inbound License) is subsisting, and, to the Knowledge of the Sellers, is valid and enforceable. All (x) filing, registration, maintenance, renewal and similar fees applicable to any HBV Patents or HIV Patents (but only to the Knowledge of the Sellers with respect to the Patent Rights licensed under any Inbound License), have been timely paid and (y) documents and certificates related to any HBV Patents or HIV Patents (but only to the Knowledge of the Sellers with respect to the Patent Rights licensed under any Inbound License) have been timely filed, including timely filings and recordings of all assignments of HBV Patents and HIV Patents to properly vest legal title in the name of the respective Seller (with respect to such Patent Rights that are owned by such Seller), or in the name of the respective Third Party granting rights under an Inbound License, in each case with such relevant Governmental Entity or other relevant office or agency in the applicable jurisdictions responsible for filing, registering and maintaining such items.
(b) No interference, opposition, reissue, reexamination, inter partes or post grant review, cancellation proceeding or other Legal Proceeding (other than routine ordinary course proceedings as part of patent prosecution) of which any Seller has been notified in writing is pending or, to the Knowledge of the Sellers, threatened regarding any HBV Patents or HIV Patents, including with respect to the scope, validity, enforceability, registration, priority, inventorship or ownership of, or rights to, any such HBV Patents or HIV Patents.
(c) The Sellers have taken reasonable steps in compliance with industry standards to maintain, safeguard, and protect the Transferred IP and Transferred Materials and to maintain the secrecy and confidentiality of all Know-How included in the Transferred IP (including in the Transferred Materials), including protecting the Know-How within Transferred IP (as applicable) as trade secrets under applicable Laws. Without limiting the foregoing, all current and former founders, independent contractors or employees involved in the creation or development of Transferred IP owned by the Sellers, including the inventors, authors, or creators of such Transferred IP (collectively, “IP Personnel”), have been hired, employed or otherwise contracted (as applicable) for a job, work or position (as applicable) involving the development of such Transferred IP and developed such Transferred IP in the course of their hiring, employment or contracting and have signed written valid and enforceable confidentiality and invention and Intellectual Property rights assignment agreements (or such Intellectual Property rights assignments result from applicable Law) that both (i) legally vest in the Sellers exclusive ownership of all right, title and interest in and to such Transferred IP to the fullest extent permitted by Law, (ii) legally bind such IP Personnel to reasonable confidentiality obligations that protect such Transferred IP (as applicable) as trade secrets under applicable Laws for the benefit of Sellers and their Collaboration Partners with respect to the Transferred IP, and (iii) legally obligate such IP Personnel to assist in any manner necessary to prosecute, defend, and enforce such Transferred IP. The Sellers have complied with, to the extent required by Law, Contract or otherwise, the provisions of applicable patent Laws in relation to employee inventions, and have paid all due remuneration to persons entitled to any compensation under the applicable patent Laws in relation to employee inventions. To the Knowledge of the Sellers, (A) there has not been any unauthorized use, disclosure of or access to any Transferred IP, and (B) no IP Personnel (1) is in violation of any such agreements, or of any agreements with any prior employer or other Person with respect to development of any Transferred IP, or (2) has any claim, right (whether or not currently exercisable) or interest or has alleged that they own or have any such claim, right or interest to or in any Transferred IP (including its exploitation). Following Closing no past or present director, officer, employee, independent contractor, or any other entity, including any named inventor on any HBV Patents or HIV Patents owned by the Sellers owns or will own (or has or will have any claim, or any right, whether or not currently exercisable, to any ownership interest, in or to) any Transferred IP or any claims whatsoever related thereto, nor to the Knowledge of the Sellers, would any Persons of any Collaboration Partner.
(d) The Sellers own or have a valid and enforceable license to use all Patent Rights and Know-How necessary for or related to the operation of the Programs as conducted since January 1, 2022, and the Transferred IP constitutes all such Patent Rights and Know-How. Except as set forth in Section 3.8(d) of the Disclosure Schedule, the Transferred IP is solely owned or in-licensed, as applicable, by the Sellers free and clear of any Lien, other than Permitted Liens. To the Knowledge of the Sellers, none of the execution, delivery, or performance of this Agreement or other Transaction Documents or the consummation of the Contemplated Transactions will result in (or give any other Person the right or option to declare any) (i) restriction, termination or loss of ownership or use of any Transferred IP by Purchaser or its Affiliates, (ii) breach or default of any Transferred Contract, or (iii) release, disclosure, grant, transfer or assignment to any Person other than Purchaser of any rights, in under, or to any Transferred IP. Upon the Closing, Purchaser will acquire sole and exclusive ownership of (and good and marketable title to) all Transferred IP owned or purported to be owned, solely or jointly, by the Sellers, free and clear of any Lien other than Permitted Liens.
(e) To the Knowledge of the Sellers, none of the operation of the Programs, the Transferred IP, or the transfer or assignment thereof under this Agreement, infringes, misappropriates or otherwise violates, nor has infringed, misappropriated or otherwise violated, any Intellectual Property owned by any other Person. The Sellers have not, nor to the Knowledge of the Sellers, has any of the Collaboration Partners, received any notice or claim alleging any such infringement, misappropriation or other violation, including any so-called “invitation to license” letter. No Legal Proceeding has been asserted, is pending or has been threatened in writing, against either Seller, or to the Knowledge of the Sellers, such Collaboration Partners, relating to any infringement, misappropriation or other violation of any Intellectual Property of any other Person.
(f) To the Knowledge of the Sellers, no Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Transferred IP. No Legal Proceeding has been asserted by either Seller or has been threatened by either Seller against any Person alleging any infringement, misappropriation or other violation of any Transferred IP. The Sellers are not subject to any Order, nor to the Knowledge of the Sellers, is any Transferred IP subject to any Order, and none of the Sellers, nor, to the Knowledge of the Sellers, any Collaboration Partners, has entered into or is a party to any agreement made in settlement of any pending or threatened litigation or other Legal Proceeding, which: (i) restricts, impairs or relates to the use or other exploitation in any manner of any Transferred IP anywhere in the world; (ii) restricts the operation of the Programs as conducted since January 1, 2022 and as currently planned to be conducted; or (iii) grants third parties any rights under Transferred IP.
(g) Section 3.8(g) of the Disclosure Schedule contains a true, correct and complete list of all Government-Funded IP. The Sellers and, to the Knowledge of the Sellers, each Collaboration Partner with respect to any Government-Funded IP, have complied with any and all Intellectual Property disclosure, licensing and other obligations under any applicable Contract giving rise to or relating to such Government-Funded IP. Except as set forth in Section 3.8(g) of the Disclosure Schedule, no Governmental Entity or Governmental Entity-affiliated Entity, or university, college or other educational institution or research institute, has any material right, title or interest (including any “march in” or co-ownership rights) in or to any Government-Funded IP.
(h) Except as set forth in Section 3.8(h) of the Disclosure Schedule (i) neither Seller is bound by any non-competition or similar restrictive covenant or commitment that has or could reasonably be expected to have the effect of prohibiting or impairing the use of Transferred IP or the operation of the Programs as conducted since January 1, 2022 (or as currently planned to be conducted), or the Research, Development, Manufacture or Commercialization of the Programs or any Products and (ii), there are no royalties, fees, commissions, or other amounts payable by either Seller to any other Person arising out of such Seller’s ownership, use, license, sale, or disposition of any Transferred IP, including in connection with the Research, Development, Manufacturing or Commercialization of the Programs or Products.
(i) Following the Closing, Purchaser (i) will have and be permitted to exercise all rights that the Sellers had prior to the Closing with respect to the Transferred IP to the same extent that the Sellers would have had, and been able to exercise, had the Transaction Documents not been entered into and the Contemplated Transaction not occurred and (ii) will have and be permitted to exercise all rights under the Transferred IP, including any Patent Rights licensed pursuant to any Inbound License without the payment of any additional amounts or consideration, except for payments expressly due pursuant to the terms of any Inbound License that is a Transferred Contract with respect to such period following the Closing.
Section 3.9 Privacy and Data Security.
(a) Since January 1, 2022, the Sellers have complied in all material respects with all applicable Privacy Laws, including with respect to the collection, acquisition, use, storage and transfer (including cross-border transfer) of Personal Information with respect to the Programs.
(b) Each Seller represents and warrants that, except as set forth on Section 3.9(b) of the Disclosure Schedule, the transfer of any Personal Information included in the Transferred Assets does not breach, in any material respect, any applicable Privacy Laws and that, as applicable, it has informed data subjects (or, as applicable, trial sites or investigators) of the transfer and has provided the information regarding Purchaser under applicable Privacy Laws so Purchaser, to Knowledge of the Sellers, does not need to satisfy these requirements vis-à-vis data subjects of the transfer and, where appropriate, has obtained a lawful data subject’s consent to be able to transfer the personal data to Purchaser.
(c) With respect to the Programs, since January 1, 2022, neither Seller has received written notice or any other communication of (a) any material violation or breach, or alleged material violation or breach, of applicable Privacy Laws and/or Privacy Policies, or (b) any claims against such Seller by any Person, and there is no Legal Proceeding pending or, to Knowledge of the Sellers, threatened against either Seller alleging a material violation or breach of Privacy Laws and/or Privacy Policies. In particular, each Seller represents and warrants that, since January 1, 2022, it has complied, in all material respects, with applicable requirements of the EU General Data Protection Regulation 2016/679/EU of April 27, 2016 with respect to the Programs. Neither Seller is aware of any facts or circumstances that may reasonably be anticipated to give rise to any Order or any Legal Proceeding against the Sellers under applicable Privacy Laws with respect to the Programs.
(d) With respect to the Programs, since January 1, 2022, to the Knowledge of the Sellers, there has been no material breach, including a material data security breach, of any of either Seller’s Systems or of either Seller’s security measures, or unauthorized acquisition, access, use or disclosure of any Protected Information or Personal Information, owned, transmitted, used, stored, received, or controlled by or on behalf of the Seller that triggered a notification obligation to any other Person.
(e) With respect to the Programs, since January 1, 2022, neither Seller (i) is, to the Knowledge of the Sellers, under investigation by any Governmental Entity for a violation of any Privacy Laws; or (ii) has received any written notices or audit requests from a Governmental Entity relating to any such violations.
Section 3.10 Compliance; Permits.
(a) Each Seller is and, since January 1, 2022, has been in material compliance with all Laws applicable to the Programs, and, since January 1, 2022, neither Seller has received any written notice (or, to the Knowledge of the Sellers, any other communication from any Governmental Entity) alleging any actual or suspected violation with respect to any applicable Laws with respect to the conduct or operation of the Programs or the ownership or use of any of the Transferred Assets, or been charged with any violation of any applicable Law with respect to the conduct or operation of the Programs or the ownership or use of any of the Transferred Assets.
(b) The Transferred Assets do not include any assets licensed from a “biotechnology company of concern” under the BIOSECURE Act.

(c) Each Seller holds, and since January 1, 2022 has held, all Permits necessary for such Seller to lawfully own, lease or otherwise hold and operate its assets and conduct the Programs in the manner in which the Programs are currently being conducted by such Seller and in accordance with applicable Laws, except where failure to hold such Permits is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Sellers. The Permits held by each Seller with respect to the Programs are (i) valid and in full force and effect and (ii) not subject to any administrative or judicial proceeding that would reasonably be expected to result in any termination, suspension, revocation, nonrenewal (and, to the Knowledge of the Sellers, no such termination, suspension, revocation or nonrenewal has been otherwise threatened), and such Seller is in compliance with the terms and requirements thereof, except in the case of each of clauses (i) and (ii), as is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Sellers or the Programs.
(d) Since January 1, 2022, the Sellers have Researched, Developed, and Manufactured the Products, including the HIV Vaccines and the HBV Vaccines therein in compliance in all material respects with all applicable Laws pertaining to preclinical- and clinical-stage product candidates, including cGCPs, cGLPs, and cGMPs, as relevant to the stage of development of each candidate. Neither the Sellers nor, to the Knowledge of the Sellers, any Collaboration Partners, has received any written notices or other written correspondence from any Regulatory Entity or any institutional review board or ethics committee with respect to ongoing clinical or pre-clinical studies or Clinical Trials relating to the Programs or any Product (i) placing (or threatening the initiation of any action to place) a clinical hold order on any such studies or Clinical Trials or (ii) otherwise requiring the delay, termination or suspension of such studies or Clinical Trials. Since January 1, 2022, neither the Sellers nor, to the Knowledge of the Sellers, any Collaboration Partners has received any warning letter, notice of violations, or other comparable written administrative, regulatory or enforcement notice from any Regulatory Entity relating to the Products.
(e) The Sellers have filed (or caused to be filed) with the applicable Regulatory Entities all required Regulatory Documents and Data required therein with respect to the Products, and (i) all such filings were true, correct and complete in all material respects and in compliance with applicable Laws when filed and (ii) neither Seller has received any allegations from any such Regulatory Entity that any such filings were deficient. The Sellers have made available to Purchaser true, correct and complete copies of all Regulatory Documents with respect to the Products, including all material correspondence with and from all Regulatory Entities.
(f) The Sellers and their respective Representatives have not, and to the Knowledge of the Sellers no Collaboration Partners has, altered, falsified or otherwise manipulated any Data generated or used in any Clinical Trials or other studies related to the Programs or the Products in any respect.
(g) Each Seller has instituted and maintained policies and procedures reasonably designed (i) to maintain the integrity of Data generated in Clinical Trials, studies, and Manufacturing of any Product (including the HBV Vaccine or HIV Vaccine therein) by or on behalf of the Sellers and (ii) to encourage employees and contractors to report any compliance issues related thereto, and the Sellers have made available to Purchaser true, correct and complete copies or written summaries of any such reports related to the Programs or the Products.
(h) With respect to the Programs, neither the Sellers nor any of their respective Representatives has (i) made an untrue statement of a material fact or a fraudulent statement to any Regulatory Entity, (ii) failed to disclose a material fact required to be disclosed to or any Regulatory Entity, or (iii) committed any act, made any statement or failed to make a statement to any Regulatory Entity, in each such case, that, at the time such statement was made or such disclosure or statement was not made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Governmental Entity to invoke any similar policy.
(i) With respect to the Programs, neither Seller, nor to the Knowledge of the Sellers any Representative of the Sellers, has been: (i) debarred under 21 U.S.C. § 335a or any similar applicable Law; (ii) excluded under 42 U.S.C. §§ 1320a-7 or 1320a-7a or any similar applicable Law, including persons identified on the HHS/OIG List of Excluded Individuals/Entities; (iii) suspended or otherwise declared ineligible for healthcare program participation, including persons identified on the General Services Administration’s List of Parties Excluded from Federal Programs; (iv) convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment, exclusion or suspension as described in the foregoing clauses (i), (ii) or (iii); (v) declared ineligible for awards of contracts by any U.S. or non-U.S. federal, state, provincial or other agency; (vi) disqualified as a clinical investigator by any Regulatory Entity; or (vii) convicted of any offense related to any healthcare program.
(j) Neither Seller is a party to or has any ongoing reporting obligations pursuant to or under any order by any applicable Governmental Entity (including, for the avoidance of doubt, any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or other similar agreements) relating to either Program or any of the Transferred Assets and, to the Knowledge of the Sellers, no such order is currently proposed or pending. Neither the Sellers, nor any director, officer or employee of either Seller or to the Knowledge of the Sellers, any representative or agent of either Seller, is subject to any investigation by any Governmental Entity or any enforcement, regulatory or administrative proceeding relating to or arising under any other Law relating to either Program or any of the Transferred Assets, and, to the Knowledge of the Sellers, no such investigation or enforcement, regulatory or administrative proceeding has been threatened.
Section 3.11 Sanctions; Anti-Corruption.
(a) None of the Sellers, or any of their respective directors, managers, officers, employees, partners, stockholders or, to the Knowledge of the Sellers, any other Person acting on behalf of any of them, is (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaged in any unlawful dealings with any Sanctioned Person or in any Sanctioned Country, or (iv) otherwise in violation of Sanctions Laws that such persons are or have been subject to. Each Seller has complied with and taken appropriate steps to enforce customary “know-your-customer” and anti-money laundering programs and reporting procedures and other policies and procedures that are reasonably designed to prevent, detect and deter violations of applicable Laws, including Sanctions Laws, Laws relating to the prevention of corruption and bribery, and Laws relating to the prohibition of money laundering, and has not received from any Governmental Entity or any other Person any notice, inquiry or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Entity or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Sanctions Laws in connection with the Programs.
(b) None of the Sellers, nor any of their respective officers, directors, employees, agents, Representatives or consultants, and no other Person associated with or acting for or on behalf of the Sellers, has, directly or, to the Knowledge of the Sellers, indirectly, in connection with the conduct of the Programs:
(i) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any Foreign Government Official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (A) influencing any act or decision of such Foreign Government Official, candidate, party or campaign or any official of such party or campaign; (B) inducing such Foreign Government Official, candidate, party or campaign, or any official of such party or campaign, to do or omit to do any act in violation of a lawful duty; (C) obtaining or retaining business for or with any person; (D) expediting or securing the performance of official acts of a routine nature; or (E) otherwise securing any improper advantage;
(ii) paid, offered or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature;
(iii) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures;
(iv) established or maintained any unlawful fund of corporate monies or other properties;
(v) created or caused the creation of any false or inaccurate books and records of either Seller related to any of the foregoing; or
(vi) materially violated any provision of any applicable anti-corruption or anti-bribery law or similar Law.

Section 3.12 Brokers’ and Finders’ Fees. Neither Seller has incurred, or shall incur, directly or indirectly, any Liability for any brokerage or finder’s fee, agent’s commission, or any similar charge in connection with this Agreement, any other Transaction Document or any Contemplated Transaction. Purchaser shall not be liable for any such fee, commission or similar charge.
Section 3.13 Absence of Certain Changes.
(a) From January 1, 2025 through the Closing Date, there has not been any Material Adverse Effect.
(b) Except in the performance of the Collaboration Agreement, since January 1, 2025, the Sellers have not undertaken any action that would require consent of Purchaser pursuant to Section 5.1.
Section 3.14 Material Contracts.
(a) Section 3.14(a) of the Disclosure Schedule lists, as of the date of this Agreement, each Transferred Contract:
(i) (A) that includes (1) any “most favored nations” terms or conditions, including with respect to pricing, (2) exclusivity obligations or limitations on the freedom or right of such Seller to sell, distribute or manufacture any products or services for, or to purchase products or services from, another Person, or (3) any rights of first refusal, rights of first negotiation or similar obligations or restrictions, including such rights, obligations or restrictions which provide any right of first negotiation or refusal or similar right to purchase, lease, sublease, license, sublicense, use, possess or occupy any securities, assets (including Intellectual Property) or other interest of either Seller, except non-exclusive rights or licenses of Intellectual Property granted by a Seller in the ordinary course of business consistent with past practice, (B) containing any provision or covenant that limits, or purports to limit, the ability of either Seller (or that, after the Closing, would purport to limit the ability of Purchaser or any of its Affiliates) to engage in any line of business (whether generally or in any geographic area) or compete with any Person or in any line of business or geographic area, or (C) with any sole source supplier of any product or service that is used in, useful for, or otherwise related to the Programs;
(ii) that is an Inbound License or Outbound License;
(iii) with a Governmental Entity, except for non-disclosure agreements entered into in the ordinary course of business;
(iv) providing for or governing any joint venture, partnership, strategic alliance, research and development collaboration, or similar arrangement, or pertaining to the formation, creation, operation, management or control thereof (other than such relationships with Purchaser or any of its Affiliates);
(v) that has continuing obligations or interests involving (A) “milestone” or other similar contingent payments, including upon the achievement of development, regulatory or commercial milestones, or (B) payment of royalties or other amounts calculated based upon sales, revenue, income or similar measure of either Seller;
(vi) that is a settlement, conciliation or similar Contract with or approved by any Governmental Entity (A) pursuant to which either Seller will be required after the date of this Agreement to pay any monetary obligations or (B) that contains material obligations or limitations on either Seller’s conduct (other than customary confidentiality obligations); or
(vii) that is used in support of Manufacturing Transferred Materials, including any contract manufacturing agreement, or similar agreement.
(b) Each Transferred Contract of the type described above in this Section 3.14, whether or not set forth in Section 3.14(a) of the Disclosure Schedule, is referred to herein as a “Material Contract.” All of the Transferred Contracts are (i) valid and binding on the Seller party thereto, and, to the Knowledge of the Sellers, each other party thereto, and (ii) in full force and effect and enforceable against the Seller party thereto and, to the Knowledge of the Sellers, each other party thereto in accordance with their terms, subject only to the Enforceability Exceptions. As of the date hereof, neither Seller, and to the Knowledge of the Sellers, none of the other parties thereto, has violated or breached any provision of any Transferred Contract or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under the provisions of any Transferred Contract, and no other event, circumstance or condition exists which (with or without notice, lapse of time or both) would constitute a default under the provisions of any Transferred Contract, and neither Seller has delivered or received written notice of any of the foregoing. Neither Seller has delivered or received written notice of any intent to terminate, not renew or seek renegotiation of or a reversion of any rights under any Transferred Contract. Neither Seller has waived any material rights under any Transferred Contract. There are no Outbound Licenses related to the HB-500 Program. The Sellers have made available to Purchaser complete and correct copies of all Transferred Contracts in effect as of the date hereof.
Section 3.15 Transactions with Related Parties. All transactions and agreements entered into by the Sellers with any Related Party (including the Collaboration Agreement and the Transaction Documents) have been (or, with respect to the Transaction Documents to be entered into after the date of this Agreement, will have been) made on arms’-length terms and conditions, which do not deviate from what would have been agreed between independent parties. No Related Party has or has had any interest in any material asset used in, useful for, or otherwise related to the Programs.
Section 3.16 Fair Market Value. Each Seller represents and warrants that the Purchase Price contemplated to be received by such Seller in connection with the Contemplated Transactions and the other consideration provided for in this Agreement constitutes fair market value for the Transferred Assets of such Seller as determined by such Seller in good faith and through an arm’s-length negotiation. Each Seller further represents that it is not selling the Transferred Assets for less than reasonably equivalent value and that the Contemplated Transactions are being entered into in good faith and without intent to hinder, delay, or defraud any creditor.
Section 3.17 Use of Proceeds. Each Seller represents and warrants that it will use the Purchase Price to satisfy its obligations as they become due in the ordinary course of business and not for any purpose intended to hinder, delay, or defraud creditors.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser hereby represents and warrants, to and for the benefit of the Sellers, that, as of the date hereof and the Closing Date, the following statements contained in this Article 4 are true, correct and complete:
Section 4.1 Standing; Authority and Due Execution.
(a) Purchaser is corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Purchaser does not meet the criteria of a “Covered Person” as defined in 28 C.F.R. Part 202.
(b) Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the Contemplated Transactions. The execution and delivery by Purchaser of this Agreement and the performance of its obligations hereunder and the other Transaction Documents to which Purchaser is a party and the consummation by Purchaser of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery, and performance of this Agreement and such other Transaction Documents by Purchaser or to consummate the Contemplated Transactions.
(c) This Agreement has been, and, upon execution and delivery, each other Transaction Document to which Purchaser is a party shall be, duly executed and delivered by Purchaser and, assuming due execution and delivery by the other parties hereto and thereto, constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject only to the Enforceability Exceptions.
Section 4.2 Non-Contravention. The execution and delivery by Purchaser of this Agreement and each other Transaction Document to which Purchaser is a party, do not, and the consummation of the Contemplated Transactions by Purchaser and the performance of this Agreement and the other Transaction Documents to which Purchaser is a party by Purchaser will not, (a) conflict with or violate Purchaser’s Charter Documents or (b) assuming the making of all required filings and notifications under any applicable Law, and assuming the receipt of all clearances, approvals, authorizations, or waiting period expirations or terminations under each applicable Law, conflict with or violate any Laws applicable to Purchaser, except, in the case of each of clauses (a) and (b), as would not have a material adverse effect on Purchaser’s ability to consummate the Contemplated Transactions, and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 4.3 Sufficiency of Funds. Purchaser has sufficient cash on hand or other sources of immediately available funds to pay the Purchase Price and to consummate the Contemplated Transactions.
Section 4.4 Brokers’ and Finders’ Fees. Purchaser has not incurred, nor shall it incur, directly or indirectly, any Liability for any brokerage or finder’s fee, agent’s commission or any similar charge in connection with this Agreement, any other Transaction Document, or the Contemplated Transactions.
ARTICLE 5
CERTAIN COVENANTS OF THE SELLER
Section 5.1 Operation of the Business. From the date of this Agreement until the Closing, except (x) as contemplated by this Agreement or as required by applicable Law, (y) with the written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) or (z) as set forth in Schedule 5.1:
(a) each Seller shall use commercially reasonable efforts to (i) conduct the Programs in the ordinary course of business consistent with past practices; (ii) preserve intact its material assets, properties, Contracts, and licenses and business organization relating to the Programs, Products and Transferred Assets and to preserve satisfactory business relationships with licensors, licensees, lessors, vendors, Governmental Entities and others having material business dealings relating to the Programs, Products or the Transferred Assets; (iii) maintain insurance covering the Programs, Products and Transferred Assets reasonably comparable to that in effect on the date hereof; (iv) maintain its records in accordance with past practice; (v) preserve and maintain in effect all Permits necessary to operate the Programs as currently conducted or for the ownership and use of the Transferred Assets; (vi) maintain the assets included in the Transferred Assets in the same condition as they were on the date of this Agreement; (vii) pay the debts, Taxes and other Liabilities relating to the Programs, the Products and the Transferred Assets when due; and (viii) comply with all Law and Contracts applicable to the Programs, the Products and the Transferred Assets and the Assumed Liabilities, including timely performing in all respects the obligations under each such Contract (provided, however, that no action by either Seller with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this Section 5.1(a) unless such action would constitute a breach of such other provision); and
(b) each Seller shall not:
(i) amend or otherwise change (including by merger, consolidation, conversion or otherwise) its Charter Documents to the extent such amendment or change would prevent, impede or delay the consummation of the Contemplated Transactions by this Agreement or otherwise have a Material Adverse Effect;
(ii) sell, assign, transfer, lease, license, pledge, dispose of, permit to lapse or otherwise encumber any of the Transferred Assets or any rights thereto;
(iii) (A) enter into any new Contract that would constitute a Material Contract if entered into prior to the date hereof, or terminate, modify, waive, renew, allow to expire or amend any Material Contract or (B) terminate, modify, waive, renew, allow to expire or amend any Transferred Contract;
(iv) enter into any new Contract (A) that would reasonably be expected to have a Material Adverse Effect, (B) under which any Seller agrees to develop or create any technology, products or services for or related to the Programs or establishes with any Third Party a joint venture, strategic relationship or partnership to develop or create any technology, products or services for or related to the Programs; or (C) pursuant to which any Person (other than Purchaser and its Affiliates) is granted, or that otherwise subjects any Seller, Purchaser or any of Purchaser’s Affiliates to, (1) any covenants or provisions restricting competition or prohibiting any of them from freely operating the Programs or otherwise restricting the conduct of the Programs or use of the Transferred Assets in any market, geographic area or other jurisdiction, (2) any “most favored nation” or “best pricing” terms or any type of exclusivity, special discount, right of first refusal, first notice or first negotiation with respect to any of the Transferred Assets or technology, products or services for or related to the Programs or (3) any license, sublicense, covenant not to sue, immunity or other right with respect to or under any of the Intellectual Property or technology included in the Transferred Assets or primarily used or held for use in connection with the Programs;
(v) institute or permit any material change in the operation of the Programs (except for such operations conducted by or on behalf of Purchaser);

(vi) make any material change in its methods of accounting or accounting principles or practices used in connection with the Programs, including with respect to reserves;
(vii) commence, negotiate, settle, pay, discharge or satisfy any Legal Proceeding relating to, or which may impact, the Programs or any of the Transferred Assets or the Assumed Liabilities;
(viii) to the extent related to the Programs, the Transferred Assets or the Assumed Liabilities, settle or compromise any Legal Proceeding in respect of a material amount or type of Tax; make, change or revoke any Tax election; change, in any material respect, any method of accounting for Tax purposes; settle or compromise any Legal Proceeding in respect of a material amount or type of Tax; enter into any Contract in respect of a material amount or type of Tax with any Governmental Entity; or amend any Tax Return that would result in any material increase in the Liability for Taxes of Purchaser, its Affiliates or the Sellers;
(ix) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization, in each case if such transaction would reasonably be expected to have a material adverse effect on the Programs or any of the Transferred Assets or the Assumed Liabilities;
(x) become liable for any guarantee with respect to the Programs, Products or Transferred Assets or incur any material Liabilities involving the Programs other than (A) in the ordinary course of business consistent with past practice in amounts and of a type consistent with recent historical experience or (B) the monetary value of which with respect to any individual matter (or group or series of related matters) does not exceed $100,000;
(xi) terminate or close any facility or operation used in the operation of the Programs;
(xii) cancel, compromise, waive or release any material right or claim related to the Programs, Products, Transferred Assets or the Assumed Liabilities;
(xiii) take any steps to or otherwise (A) opt-in any Patent Rights within Transferred IP or, or (B) apply to convert to any Patent Rights within Transferred IP to a Unitary Patent, in each of (A) or (B), without Purchaser’s prior written consent; or
(xiv) agree to do any of the foregoing;
provided, however, that nothing contained herein shall give to Purchaser, directly or indirectly, the right to control or direct the operations of the Sellers prior to the Closing Date or restrict the right of the Sellers to dispose of the Excluded Assets. Prior to the Closing Date, the Sellers shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of their operations and the Programs in the ordinary course of business consistent with past practice. For the avoidance of doubt, the foregoing two sentences shall not be deemed to limit Purchaser’s rights under the Collaboration Agreement.
Section 5.2 Confidentiality.
(a) Confidentiality.
(i) From and after the date of this Agreement each Seller shall, and shall cause its respective Affiliates and Representatives to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement (including Section 5.1(b)) or any other Transaction Documents or the Collaboration Agreement; provided, however, that the Sellers shall not make any disclosure permitted by Section 12.6 of the Collaboration Agreement, notwithstanding that such disclosure may be permitted thereunder. Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 5.2(a) shall not extend to any Confidential Information that:
(A) is or hereafter becomes publicly available by public use, publication (including by a Third Party), general knowledge or the like through no wrongful act, fault or negligence on the part of any Seller in breach of this Agreement;
(B) is subsequently received by the Sellers from a Third Party who is not bound by any obligation of confidentiality with respect to such information; or

(C) can be demonstrated by documentation or other competent evidence to have been independently developed by or for the Sellers after the Closing without reference to the Confidential Information.
(ii) Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information that is publicly available or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered publicly available or in the possession of the receiving Party merely because individual elements of such Confidential Information are publicly available or in the possession of the receiving Party unless the combination and its principles are publicly available or in the possession of the receiving Party.
(b) Permitted Disclosures. Each Seller may disclose Confidential Information to the extent that such disclosure is:
(i) made in response to a valid order of a court of competent jurisdiction or other Governmental Entity of competent jurisdiction or, if in the reasonable opinion of such Seller’s outside legal counsel, such disclosure is otherwise required by applicable Law; provided, however, that to the extent practicable and not otherwise prohibited by applicable Law, the Company shall first have given notice to Purchaser and given Purchaser (A) a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that such Confidential Information be held in confidence by such court or other Governmental Entity or, if disclosed, be used only for the purposes for which the order was issued and (B) a right to review and comment upon such disclosure, which comments shall be considered in good faith by such Seller; and provided further that the Confidential Information so disclosed shall be limited to that information which is legally required to be disclosed in response to such order or Law; or
(ii) made in accordance with Section 6.2.
Section 5.3 Preparation of Proxy Statement; Company Stockholder Meeting.
(a) The Company, in consultation with Purchaser, shall prepare and file with the SEC as promptly as practicable and in any event within twenty (20) Business Days after the date of this Agreement, the Proxy Statement in preliminary form. Prior to filing the Proxy Statement (or any preliminary version thereof), the Company shall provide Purchaser and its counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement and any other documents related to the Company Stockholders Meeting, and the Company shall give due consideration to, in good faith all reasonable additions, deletions, or changes thereto suggested by Purchaser and its counsel. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Each of the Parties shall reasonably assist and cooperate with the other in connection with any of the actions contemplated by this Section 5.3(a), including the preparation, filing and distribution of the Proxy Statement and the resolution of any comments in respect thereof received from the SEC. The Company shall (i) notify Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information, (ii) promptly supply Purchaser with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, (iii) provide Purchaser and its outside legal counsel and other Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings that relate to the Proxy Statement), and (iv) otherwise reasonably and in good faith cooperate with Purchaser and its outside counsel with respect to any comments of the SEC. The Company shall ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company shall ensure that none of the information supplied by either Seller for inclusion in the Proxy Statement will, at the date of mailing to the Company Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Purchaser shall ensure that none of the information supplied by the Purchaser for inclusion in the Proxy Statement will, at the date of mailing to the Company Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to receipt of the Company Stockholders Approval, the Company or Purchaser becomes aware that there has occurred any event that should be set forth in an amendment or supplement to the Proxy Statement, including correcting any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company (together with the assistance of Purchaser as necessary) shall promptly prepare, cause to be filed with the SEC and mail to its stockholders such an amendment or supplement. The Company shall, as promptly as reasonably practicable and permitted by applicable Law following confirmation from the SEC that it will not review, or has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement (such date, the “SEC Clearance Date”), (A) establish a record date in compliance with the DGCL, the Company’s Charter Documents and Section 5.3(c), (B) file the definitive Proxy Statement and related proxy materials with the SEC and (C) thereafter promptly commence mailing the Proxy Statement to the Company Stockholders. Subject to the terms and conditions of this Agreement, (x) the Proxy Statement shall include the Company Board Recommendation, and (y) the Company shall use reasonable best efforts to obtain the Company Stockholder Approval. The Company shall be responsible for 100% of its fees, costs and expenses (including all filing, printing and mailing expenses) associated with the Proxy Statement.
(b) Subject to Section 5.3(a), the Company shall take all necessary actions, including in accordance with applicable Law, the Charter Documents of the Company and the rules of the NASDAQ, to duly call, give notice of, convene and hold a meeting of Company Stockholders (including any adjournment, recess, reconvening or postponement thereof, the “Company Stockholders Meeting”) for the purpose of obtaining the Company Stockholder Approval, as soon as reasonably practicable after the SEC Clearance Date. The Company shall not postpone or adjourn the Company Stockholders Meeting, except in consultation with Purchaser and to the extent advised by counsel to be necessary to comply with Law. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn, recess, reconvene or postpone the Company Stockholders Meeting if the Company reasonably believes that (i) such adjournment, recess, reconvening or postponement is necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the Company Stockholders within a reasonable amount of time in advance of the Company Stockholders Meeting, (ii) as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), (A) there will be an insufficient number of Company Shares present (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or (B) there will be an insufficient number of proxies to obtain the Company Stockholder Approval or any other matter to be voted upon at the Company Stockholders Meeting, or (iii) such adjournment, recess, reconvening or postponement is required by applicable Law or a court or other Governmental Entity of competent jurisdiction in connection with any Legal Proceeding in connection with this Agreement or the Contemplated Transactions or has been requested in writing by the SEC or its staff. The Company shall keep Purchaser updated with reasonable frequency and at Purchaser’s request with respect to proxy solicitation results with respect to the Company Stockholder Approval.
(c) In accordance with the Charter Documents of the Company and applicable Law, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Preferred Stock, and shall cause to be delivered to each Series A Stockholder at its last address as it shall appear upon the stock books of the Company, at least twenty (20) days prior to the record date for purposes of the Company Stockholders Meeting, a notice stating the date on which a record is to be taken with respect thereto.
(d) At least twenty (20) days prior to the anticipated Closing Date, the Company shall deliver, in form and substance reasonably acceptable to Purchaser and in compliance with the Charter Documents of the Company and applicable Law, written notice to all Series A Stockholders of the anticipated Closing (the “Series A Notice”).
Section 5.4 No Solicitation by the Company.
(a) Promptly following the date of this Agreement, the Sellers shall, with respect to any Person that entered into a confidentiality agreement in connection with an Acquisition Proposal at any time within the twelve month period immediately preceding the date of this Agreement (other than Purchaser and its Affiliates and except to the extent solely related to a Non-Conflicting Transaction), (i) request in writing the prompt return or destruction of all non-public information concerning the Sellers or the Programs furnished to any such Person,

(ii) cease providing any further information with respect to the Sellers, the Program or any Acquisition Proposal to any such Person or its Representatives and (iii) terminate all access granted to any such Person and its Representatives to any physical or electronic data room (or any other diligence access).
(b) Except as provided in this Section 5.4, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article 10 and the Closing, the Sellers and their employees, officers and directors shall not, and shall direct and use reasonable best efforts to cause their other Representatives not to, directly or indirectly, (i) solicit, initiate, propose, knowingly encourage, knowingly facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to Purchaser, its Affiliates and their respective Representatives) any non-public information relating to the Sellers or the Programs or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Sellers or the Programs, in any such case with the intent to solicit or induce the making, submission or announcement of, or to encourage or facilitate, any proposal or inquiry that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons that the provisions contained in this Section 5.4 prohibit such discussions); (iv) approve, endorse or recommend any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, purchase agreement or other Contract relating to an Acquisition Transaction (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) resolve or agree to do any of the foregoing. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article 10 and the Closing, the Company shall cease, and shall cause to be terminated any and all discussions or negotiations with any Person and its Representatives that would be prohibited by this Section 5.4(b). From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article 10 and the Closing, each Seller (A) shall not terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which it is or becomes a party, and (B) shall use reasonable best efforts to enforce any such agreement, in each case, unless the Company Board determines in good faith, on the advice of the Company’s legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board pursuant to applicable Law, in which event the Company may take the actions described in these clauses (A) and (B) solely to the extent necessary to permit a third party to make an Acquisition Proposal or in order not to breach the fiduciary duties of the Company Board pursuant to applicable Law.
(c) Notwithstanding anything to the contrary set forth in this Section 5.4, from the date of this Agreement until the Company’s receipt of the Company Stockholder Approval, if (i) the Company Board has determined in good faith (after consultation with its financial advisor, if any, and legal counsel) that an Acquisition Proposal that did not result from any breach of Section 5.4(b) either (x) constitutes a Superior Proposal or (y) is reasonably likely to lead to a Superior Proposal, (ii) the Company Board has determined in good faith (after consultation with its legal counsel) that the failure to take the actions contemplated by this Section 5.4(c) would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable Law, (iii) the Company has provided Purchaser with a copy of such Acquisition Proposal, and (iv) the Company has provided 24 hours prior notice to Purchaser of its intention to furnish information to, negotiate with or otherwise engage in discussions with any Person involving such Acquisition Proposal, the Company may, directly or indirectly: (A) subject to the entry into, and in accordance with, an Acceptable Confidentiality Agreement, furnish to the Person making such a bona fide written Acquisition Proposal (and its Representatives and financing sources) non-public information relating to the Sellers or the Programs and afford to such Person (and such Person’s Representatives and financing sources) access to the business, properties, assets, books, records or other non-public information, or to personnel, of the Sellers; provided, however, that the Company shall concurrently provide to Purchaser, or provide Purchaser access to, any such non-public information concerning the Sellers or the Programs that is provided to any such Person or its Representatives that was not previously provided to Purchaser or its Representatives; and (B) participate or engage in discussions or negotiations with such Person (and their Representatives and financing sources) with respect to such bona fide written Acquisition Proposal.

(d) Except as provided by Section 5.4(e), at no time after the date hereof may the Company Board:
(i) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Purchaser;
(ii) adopt, approve, endorse, recommend or otherwise declare advisable (or publicly propose to adopt, approve, endorse, recommend or otherwise declare advisable) an Acquisition Proposal;
(iii) after public announcement of any Acquisition Proposal, fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Purchaser so requests in writing;
(iv) take any formal action or make any recommendation or public statement in connection with any tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board to Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), or fail to publicly recommend against any tender or exchange offer within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act;
(v) fail to include the Company Board Recommendation in the Proxy Statement; or
(vi) approve or recommend, or declare advisable or propose to enter into, or cause or permit the Sellers to enter into an Alternative Acquisition Agreement (any action described in clauses (i) through (vi), a “Board Recommendation Change”);
provided, however, that, for the avoidance of doubt, none of (x) the determination by the Company Board that an Acquisition Proposal constitutes a Superior Proposal, (y) the delivery by the Company to Purchaser of any notice contemplated by Section 5.4(e) or Section 5.4(g) or (z) the taking of any action in respect of a Non-Conflicting Transaction, will constitute a Board Recommendation Change.
(e) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval:
(i) if the Company has received an Acquisition Proposal that did not arise from a material breach of the obligations set forth in this Section 5.4 that the Company Board has concluded in good faith (following the receipt of advice from its financial advisor, if any, and legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement pursuant to Section 10.1(e) to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if, prior to taking either such action:
(A) the Company Board determines in good faith (following the receipt of advice from its financial advisor, if any, and legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;
(B) the Sellers have not breached this Section 5.4 with respect to such Acquisition Proposal;
(C) the Company has provided written notice to Purchaser at least three (3) Business Days in advance (the period from such date until the date a Board Recommendation Change is effected, the “Notice Period”) to the effect that the Company Board, has (1) received an Acquisition Proposal that has not been withdrawn, and specifying the material terms and conditions of such proposal (including the identity of the Person making such proposal) and providing copies of the most recent versions of all proposed agreements relating to such proposal; and (2) it intends to take such action following the expiration of the Notice Period as provided below; provided, however, that in the event of any material revisions to such Acquisition Proposal, the Company shall be required to deliver a new written notice to Purchaser and to comply with the requirements of this Section 5.4(e)(i)(C) with respect to such new written notice;
(D) prior to effecting such Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, have negotiated with Purchaser and its Representatives in good faith (to the extent that Purchaser requests to so negotiate) to make such adjustments to the terms and conditions of this Agreement; and

(E) after considering the terms of this Agreement and any binding written proposals made by Purchaser to amend the terms hereof, if any, prior to the expiration of the Notice Period (to the extent such proposal has not been withdrawn by Purchaser as of the time of determination), the Company Board determines in good faith (following the receipt of advice from its financial advisor, if any, and legal counsel) that (i) the Acquisition Proposal continues to be a Superior Proposal (after giving effect to any such written proposals made by Purchaser) and (ii) the failure to effect a Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law.
(f) Notwithstanding anything to the contrary in this Section 5.4, any action, or failure to take action, that is taken by a director, officer or other Representative (acting on behalf of the Company) of any Seller in violation of this Section 5.4 shall be deemed to be a breach of this Section 5.4 by the Sellers. The Sellers shall not authorize, direct or knowingly permit any director, officer, consultant or employee of any Seller to breach this Section 5.4, and upon becoming aware of any breach or threatened breach of this Section 5.4 by a Representative of either Seller, shall use their reasonable best efforts to stop such breach or threatened breach.
(g) From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article 10 and the Closing, the Company agrees that it shall promptly (and, in any event, within twenty-four (24) hours) notify Purchaser in writing if any inquiries or indications of interest with respect to an Acquisition Transaction or any Acquisition Proposal are received by or any discussions or negotiations regarding an Acquisition Proposal are requested to be initiated or continued with, either Seller or any of their Representatives and shall provide, in connection with such notice, the material terms and conditions of any inquiry or indication of interest, with respect to an Acquisition Transaction, or any Acquisition Proposal (including, for the avoidance of doubt, the identity of the Person submitting such inquiry, indication of interest or Acquisition Proposal, the amount of consideration and proposed financing arrangements and copies of any proposed transaction agreements or commitment letters) and thereafter shall keep Purchaser informed, on a prompt basis (and, in any event, within twenty-four (24) hours), of any material changes to the status and terms thereof (including any amendments thereto and any new, amended or revised written materials relating thereto provided to the Sellers or their Representatives) and any material changes to the status of any such discussions or negotiations.
(h) For the avoidance of doubt, this Section 5.4 shall not restrict the Sellers with respect to the solicitation, pursuit or negotiation of any Non-Conflicting Transactions; provided that, if at any point any such solicitation, pursuit or negotiation results, or would reasonably be expected to result in, an Acquisition Proposal, any such solicitation, pursuit or negotiation shall thereafter be subject to the terms of this Section 5.4.
Section 5.5 Assistance with Transfer; Transfer Plan and Transfer Completion Payments; Dissolution and Liquidation of Sellers; Release of Liens.
(a) Following the Closing, each Seller shall (i) remain in existence as necessary to assist the Purchaser in the execution of the Transfer Plan pursuant to this Section 5.5 and (ii) provide Purchaser with reasonable access, during normal business hours, and upon reasonable advance notice, to (A) the books and records of such Seller relating to the Transferred Assets and the Assumed Liabilities with respect to periods or occurrences prior to the Closing Date, and (B) officers, employees and independent contractors of such Seller.
(b) At or following the Closing, the Sellers shall transfer the Transferred Assets as required by applicable Laws and the terms and conditions of this Agreement, including in accordance with the transfer procedures and timelines outlined on Schedule 5.5(b) (the “Transfer Plan”) and comply with the Sellers’ obligations thereunder, including performing the transfer services described therein. Following the Closing, for a period ending on the earlier of (x) six (6) months after the Closing Date and (y) the date all phases of the Transfer Plan are completed, the Sellers shall reasonably cooperate in all respects with Purchaser in connection with the transfer of the Transferred Assets, including (i) assisting Purchaser with the transfer of the Transferred Assets and (ii) providing any information requested by Purchaser related to the Transferred Assets. In addition, upon or promptly following the Closing, Purchaser and Sellers shall send a Letter of Authorization for the disclosure, access or transfer of the Transferred Assets in a form reasonably acceptable to the Parties to such vendors and counterparties reasonably requested by Purchaser.
(c) Each phase of the Transfer Plan as set forth under the heading “Phase Completion Table” in the Transfer Plan shall be deemed complete on, and no Transfer Completion Payment shall be due in advance of, the date that is (i) thirty (30) days after the date that Purchaser has received written notice from Sellers affirming that all of the items set forth in the Transfer Plan with respect to such phase have been received by Purchaser, or the services have been properly completed, as the case may be, in accordance with the Transfer Plan (each such notice, a “Phase Completion Notice”), provided that Purchaser does not deliver written notice to either Seller within such thirty (30) day period disputing, in reasonable detail, the completion of such phase (a “Phase Completion Dispute Notice”), or (ii) if Purchaser delivers a Phase Completion Dispute Notice with respect to such phase, the date on which the Parties reasonably agree that such phase of the Transfer Plan has been completed. With respect to any CRE Item, the Sellers shall, upon Purchaser’s written request, provide Purchaser with reasonable documentation that the Sellers have used commercially reasonable efforts to obtain the transfer or provision of such CRE Item to Purchaser.
(d) In the event that a Seller elects to initiate a dissolution, liquidation or winding up process, such Seller shall (i) not, prior to the date all phases of the Transfer Plan are completed, (A) file a certificate of dissolution under the DGCL with respect to the Company or (B) file for registration of the shareholders’ resolution regarding the dissolution (Beschluss der Auflösung) pursuant to section 88 para 1 of the Austrian Limited Liability Company Act or arrange for publication of the notification of creditors of the dissolution pursuant to section 91 para 1 of the Austrian Limited Liability Company Act with respect to the Austrian Sub and (ii) maintain adequate reserves with respect to the Excluded Liabilities and the indemnification obligations of the Sellers under Section 9.1 as required by applicable Law and in accordance with GAAP. The Company shall (x) provide the Austrian Sub with sufficient financial resources to enable it to meet all its present and future obligations on time until the end of the liquidation of the Austrian Sub and (y) not file for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens) for the Austrian Sub.
(e) The Sellers shall take such actions (and the Sellers shall bear all cost and expense) as may be necessary to facilitate the release at or prior to the Closing of any Liens (other than Permitted Liens) on the Transferred Assets.
Section 5.6 Recordations and Filings. Following the Closing, the Sellers will cooperate with Purchaser to transfer and record the transfer of the HBV Patents and the HIV Patents, including recording the Patent Assignment Agreements and executing any powers of attorney reasonably requested by Purchaser to effectuate such transfer and recording.
Section 5.7 Access and Investigation.
(a) During the period from the date of this Agreement until the earlier of the Closing and the termination of this Agreement pursuant to Article 9 (and without limitation of the Purchaser’s rights under the Collaboration Agreement), upon reasonable advance notice to the Company, the Sellers shall, and shall cause their respective Representatives to, provide Purchaser and Purchaser’s Representatives with reasonable access during normal business hours of the applicable Seller to the Sellers and their respective Representatives, designated personnel and assets and to all existing books, records, documents and information relating to the Programs, the Transferred Assets or the Assumed Liabilities, and promptly provide Purchaser and Purchaser’s Representatives with all reasonably requested information regarding the Programs, the Transferred Assets and the Assumed Liabilities and such additional financial, operating and other data and information regarding the Sellers, as Purchaser may reasonably request, in each case for any reasonable purpose related to the consummation of the Contemplated Transactions; provided, however, that any such access shall be conducted at a reasonable time, under the supervision of appropriate personnel of the Sellers and in such a manner as not to unreasonably interfere with the normal operation of the business of the Sellers. Any such access shall be subject to the applicable Seller’s reasonable security measures and insurance requirements and shall not include invasive testing. Nothing herein shall require the Sellers to disclose any information to Purchaser if such disclosure would, in its reasonable discretion and after notice to Purchaser (i) jeopardize any attorney-client or other legal privilege (so long as the Sellers have reasonably cooperated with Purchaser to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto) or (ii) contravene any applicable Law or Contract (so long as the Company has reasonably cooperated with Purchaser to permit disclosure to the extent permitted by Law or the contractual counterparty); provided, however, in the case of clause (ii), that the Parties shall cooperate in seeking to find a way to allow disclosure of such information to the extent doing so could reasonably (in the good faith belief of the Sellers (after consultation with outside counsel)) be managed through the use of customary “clean room” arrangements pursuant to which non-employee Representatives of Purchaser could be provided access to such information.

(b) (i) The Company shall give prompt notice to Purchaser of any change, circumstance, condition, development, effect, event, occurrence or state of facts that has had or would reasonably be expected to have a Material Adverse Effect, or would reasonably be expected to interfere with or delay the consummation of the Contemplated Transactions, and (ii) Purchaser shall give prompt notice to the Company of any change, circumstance, condition, development, effect, event, occurrence or state of facts that has had or would reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the Contemplated Transactions. For the avoidance of doubt, the delivery of any notice pursuant to this Section 5.7(b) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party.
Section 5.8 No Transfer of Employees. For the avoidance of doubt, the Contemplated Transactions shall not in any way impact or affect the employment or similar service provider relationships between the Sellers and their employees or independent contractors. The Sellers shall be solely responsible, and Purchaser shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employees, contractors or other service providers of the Sellers, including hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay, and the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits, and each Seller shall pay all such amounts to all persons entitled thereto as and when they become due.
Section 5.9 No Challenge to Adequacy of Consideration. Each Seller covenants and agrees that neither it nor any of its Affiliates, Representatives, successors or assigns shall assert or support any claim, in any Legal Proceeding or otherwise, that the Purchase Price and other consideration provided under this Agreement were not fair market value, were inadequate or constituted less than reasonably equivalent value. Each Seller further agrees that it will not seek to unwind, rescind, or challenge the validity of this Agreement on the basis of any such assertion.
ARTICLE 6
CERTAIN COVENANTS OF THE PARTIES
Section 6.1 Filings and Consents.
(a) The Parties shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable Law to consummate the Contemplated Transactions, and the Sellers shall use commercially reasonable efforts to cooperate with Purchaser in any reasonable manner, including promptly providing any information reasonably required by Purchaser, in connection with Purchaser obtaining all authorizations, consents, modifications, waivers or approvals from, any Governmental Entity or other Person that is set forth on Section 3.2(a) or Section 3.2(b) of the Disclosure Schedule or as set forth on Schedule 7.4(a) or as otherwise may be reasonably requested by Purchaser or required in connection with the consummation of the Contemplated Transactions. Notwithstanding the foregoing, such cooperation shall not require Sellers to expend any money, commence, defend or participate in any litigation, incur any obligation in favor of, or offer or grant any accommodation (financial or otherwise) to, any Third Party.
(b) Subject to applicable confidentiality restrictions or restrictions required by applicable Law, each Party will notify the others promptly upon the receipt of any request by any Governmental Entity for information or documents relating to an investigation of the Contemplated Transactions. Without limiting the generality of the foregoing, each Party shall provide to the others (or the others’ respective Representatives) upon request copies of all correspondence between such Party and any Governmental Entity relating to the Contemplated Transactions. The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 6.1(a) as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials. In addition, to the extent reasonably practicable, all discussions, telephone calls, and meetings with a Governmental Entity regarding the Contemplated Transactions shall include representatives of Purchaser, on the one hand, and the Sellers, on the other hand. Subject to applicable Law, the Parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Entity regarding the Contemplated Transactions by or on behalf of any Party.

(c) Notwithstanding the foregoing, nothing in this Agreement shall require, or be construed to require, Purchaser or any of its Affiliates to offer or agree to (i)(A) sell, hold, hold separate, divest, license, discontinue or limit, before or after the Closing Date, any assets, businesses, equity holdings, intellectual property, or other interests or (B) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses, equity holdings, intellectual property or interests (including but not limited to any requirements to enter into new contracts or modify or terminate existing contracts) or (ii) any material modification or waiver of the terms and conditions of this Agreement.
Section 6.2 Announcements. Except as may be required by applicable Law or the rules and regulations of any national securities exchange or securities quotation system, the Sellers shall not issue any press release or any other public announcement with regard to this Agreement or the Contemplated Transactions without Purchaser’s prior written consent; provided that, prior to issuing any announcement that may be required by applicable Law or the rules and regulations of any national securities exchange or securities quotation system, the Sellers shall provide Purchaser with an opportunity to review and comment on any such draft announcement and, shall consider any comments from Purchaser in good faith.
Section 6.3 Tax Matters.
(a) Except for any Withholding Taxes which may be withheld by Purchaser or its Affiliates in accordance with Section 2.7, subject to Section 6.3(b), all amounts to be paid by Purchaser to Sellers or otherwise pursuant this Agreement (“Payments”) are stated inclusive of any applicable goods and services Tax, value-added Tax, sales and use Tax, stamp duty (including any applicable Austrian stamp duty (Rechtsgeschäftsgebühr) in connection with the Contemplated Transactions (the “Austrian Stamp Duty”)), customs or import Tax, service Tax, surtax and any similar Taxes (herein collectively referred to as “Transaction Taxes”), which Transaction Taxes shall be borne by Sellers. Purchaser shall, upon reasonable written request of Sellers, reasonably cooperate with Sellers to minimize the amount of Transaction Taxes that shall be payable as a result of or in connection with the Contemplated Transactions.
(b) If any Transaction Taxes are payable in respect of any Payments for which Purchaser may seek reimbursement from any Person, Purchaser shall use commercially reasonable efforts to seek such reimbursement and promptly pay Sellers any Transaction Taxes in respect of which Purchaser has received reimbursement.
(c) Each Party shall use commercially reasonable efforts to cooperate, as and to the extent reasonably requested by the other Party, and shall retain and, upon the other Party’s request, furnish or cause to be furnished to the other Party, as promptly as practicable, such information and assistance relating to the Transferred Assets as is reasonably necessary for required financial reporting, the preparation and filing of any Tax Return or required financial statement, claim for any Tax exemption or refund, the preparation for any Tax audit, the preparation for any Tax protest, or the prosecution or defense of any suit or other proceeding relating to Taxes.
Section 6.4 Non-Assignable Assets; Shared Contracts; New Contracts; Further Assurances.
(a) Subject to Section 6.4(b) with respect to Transferred IP, notwithstanding anything to the contrary contained in this Agreement, if the conveyance, assignment, transfer or delivery or attempted conveyance, assignment, transfer or delivery to Purchaser of any of the Transferred Assets (i) is prohibited by applicable Law or (ii) would require any authorizations, approvals, consents or waivers from another Person to convey, assign, transfer or deliver such asset, and such authorizations, approvals, consents or waivers have not been obtained prior to the Closing (each, a “Non-Assignable Asset”), the Closing shall not constitute the conveyance, assignment, transfer or delivery of such Non-Assignable Asset, and this Agreement shall not constitute a conveyance, assignment, transfer or delivery of such Non-Assignable Asset and such Non-Assignable Asset shall not be a Transferred Asset unless and until such authorization, approval, consent or waiver is obtained. After the Closing, (A) the Sellers shall maintain such Non-Assignable Asset for a period of six (6) months after the Closing Date at Purchaser’s cost and expense, (B) the Sellers shall seek and cooperate with Purchaser, without additional consideration, at Purchaser’s sole option and on a Non-Assignable Asset by Non-Assignable Asset basis, to (1) obtain any such authorization, approval, consent or waiver as promptly as practicable, and thereafter assign (at no additional cost to either Sellers or Purchaser) such Non-Assignable Asset to Purchaser, (2) if such Non-Assignable Asset is a Transferred Contract, amend or modify such Transferred Contract in a form reasonably acceptable to Purchaser to facilitate its assignment to Purchaser or (3) if such Non-Assignable Asset is a Transferred Contract, facilitate an introduction of Purchaser to the contractual counterparty(ies) to such Transferred Contract. Pending such assignment, amendment, modification or introduction, the Sellers shall cooperate with Purchaser or its designees in any commercially reasonable arrangement designed to provide Purchaser or its designee with all of the rights, benefits, costs and burdens of the Non-Assignable Assets after the Closing as if Purchaser owned such Non-Assignable Assets. Upon the receipt of such authorization, approval, consent or waiver or the effective date of such amendment or modification, the applicable Non-Assignable Asset that is a Transferred Contract shall be a Transferred Asset.
(b) Solely to the extent the transfer or assignment of any Transferred IP owned by the Sellers may not be fully effective for any reason, each Seller hereby grants the Purchaser an exclusive, world-wide, royalty-free, fully paid-up, fully transferable license, with the rights to grant sublicenses through multiple tiers, under such Transferred IP, to Research, Develop, Manufacture and Commercialize the Products and the Programs, and for the maximum period of time of protection of the rights provided by applicable Law, for the consideration included in the Purchase Price.
(c) Purchaser shall use commercially reasonable efforts prior to the Closing to assist the Sellers in obtaining the consent from the counterparty to those Transferred Contracts listed on Schedule 6.4(c) (the “Shared Contracts”) to the partial assignment of those rights of the applicable Seller under such Shared Contract that are not related to either the HB-400 Program or HB-500 Program, or to otherwise reasonably cooperate with the Sellers in their efforts to enter into a new Contract with such counterparty on substantially the same terms as exist under such Shared Contract, in each case, as of the Closing. Neither (i) the portions of the Shared Contracts unrelated to either the HB-400 Program or HB-500 Program, as applicable, for which the Parties have received consent to such partial assignment, nor (ii) any new Contract between any Seller and such counterparty, shall, in the case of each of (i) and (ii), thereafter be deemed to be a Transferred Contract hereunder and, if applicable, the Sellers shall not assign such portion or Contract to Purchaser as of the Closing.
(d) The Sellers shall, at Purchaser’s request, reasonably cooperate with Purchaser to permit Purchaser to enter into new Contracts with counterparties to the Transferred Contracts related to the Transferred Assets. Prior to the date that is two (2) Business Days prior to the Closing Date, Purchaser may, in its sole discretion, by written notice to the Sellers, designate any Contract that would have been a Transferred Contract as an Excluded Asset, and upon such written notice any such Transferred Contract shall thereafter be deemed to be an Excluded Asset for all purposes under this Agreement.
(e) After the Closing Date each of the Parties will execute and deliver, or cause to be executed and delivered (without any additional consideration), (i) such assignments, deeds, bills of sale and other instruments of transfer as Purchaser may reasonably request in order to effect or further evidence the sale and assignment of the Transferred Assets to Purchaser or the retention of the Excluded Assets by the Sellers, and (ii) such assumption agreements and other instruments of assumption as any Party may reasonably request in order to effect or further evidence the assumption of the Assumed Liabilities, or to obtain releases of the Parties, as applicable from any Liability with respect to the Assumed Liabilities or Excluded Liabilities, as applicable.
Section 6.5 License to Company for Oncology Products. Effective upon Closing, Purchaser hereby grants to the Company a non-exclusive, worldwide, royalty-free, fully paid-up license under the Patent Rights set forth on Schedule 6.5 solely to the extent required for the Company to Research, Develop, Manufacture and Commercialize oncology products owned by the Company as of the Closing Date (“Oncology Products”) in the field of oncology, which license may be (a) sublicensed solely to (i) the Austrian Sub so long as the Austrian Sub remains an Affiliate of the Company and (ii) those Third Parties Researching, Developing, Manufacturing or Commercializing the applicable Oncology Product in the field of oncology and (b) transferred solely to a Third Party that acquires all or substantially all the oncology assets of the Sellers for use in the field of oncology.
Section 6.6 Delivery of Copy of Data Room. Within ten (10) days of the date of this Agreement, the Company shall have caused to be delivered to Purchaser, on one or more USB electronic storage devices and at the address designated by Purchaser, a true, correct and complete electronic copy of the Data Room as of the date of this Agreement, which shall include all documents and other materials included in the Data Room and made available to Purchaser as of the date of this Agreement.
Section 6.7 Data Transfer. The Parties agree that, to the extent any personal data subject to the GDPR or UK GDPR is transferred from the Sellers to Purchaser in performance of this Agreement, the Parties shall be bound by and comply with the terms and provisions of the Standard Contractual Clauses with respect to such personal data for the transfer of personal data to third countries published by the European Commission in Implementing Decision (EU) 2021/914 and the International Data Transfer Addendum, attached hereto as Exhibit D.
Section 6.8 Ownership of Purchased Assets. From and after the Closing, Purchaser shall have the exclusive right to represent itself as the owner of the Transferred Assets; provided, however, that such representations shall not in any manner attempt to convey that Purchaser is acting for or on behalf of the Sellers or that the Sellers are not still the owner of the Excluded Assets.
Section 6.9 Wrong Pockets. If, following the Closing, any Excluded Asset or Excluded Liability is inadvertently transferred from the Sellers to Purchaser, Purchaser shall execute, deliver and record (where appropriate) any and all instruments or other documents of transfer, conveyance and assignment, or amend or correct any such existing instruments or documents, and take such other action as the Sellers may reasonably request, as may be necessary or advisable to effect or evidence the transfer of such Excluded Assets or Excluded Liabilities to the Sellers in accordance with the terms of this Agreement. If any Transferred Asset or Assumed Liability is inadvertently retained by either Seller, such Seller shall execute, deliver and record (where appropriate) any and all instruments or other documents of transfer, conveyance and assignment, or amend or correct any such existing instruments or documents, and take such other action as Purchaser may reasonably request, as may be necessary or advisable to effect or evidence the transfer of such Transferred Assets or Assumed Liability to Purchaser (or to any Person as directed by Purchaser) in accordance with the terms of this Agreement.
Section 6.10 Termination of Agreements.
(a) Effective as of the Closing Date, the Collaboration Agreement shall, without any further action on behalf of the Parties, terminate with no further force and effect except that the provisions of Sections 1, 3.4, 7.5 (solely the last sentence thereof with respect to any transfer services under the Transfer Plan for which reimbursement is provided), 9.7, 9.8, 10.1(c) thorough 10.6 (but solely with respect to any payments accrued under the Collaboration Agreement prior to Closing), 15.5, 16.1 through 16.6, 17.2, and 18 of the Collaboration Agreement, as well as the license grant to wind-down the HIV Trial under the letter amendment (as defined therein and solely for the period set forth in the letter amendment) shall survive and continue in accordance with their terms and supersede in their entirety the existing survival provisions in Section 14.3 of the Collaboration Agreement (and for clarity, excluding solely the limited wind-down license for the HIV Trial as set forth in the letter amendment, Sellers shall no longer have any license to, nor any rights to license, any Patent Rights or Know-How controlled by Purchaser thereunder); provided further that solely with respect to any Inbound License that at Closing has neither been assigned to Purchaser nor rights for which Purchaser has entered into a direct license, the sublicense granted to Gilead under Section 3.1(a) of the Collaboration Agreement with respect to the Transferred IP shall survive Closing until the applicable Sublicense Termination Date and (i) Purchaser will (A) comply with the applicable sublicensee terms of the applicable Inbound License and (B) pay to Sellers any amounts due to the applicable licensor on account of the research, development, commercialization, and other exploitation of the applicable product by or on behalf of Purchaser, its Affiliates or sublicensees under such Inbound License and (ii) Sections 3.2(a), 3.2(b), 11.2(b), 11.3, 11.5, and 15.3(a) through (d) of the Collaboration Agreement shall continue to apply with respect to such sublicensed rights under each applicable Inbound License notwithstanding the termination of the Collaboration Agreement until the applicable Sublicense Termination Date with respect to each such Inbound License.
(b) Effective as of the Closing Date, the Stock Purchase Agreement shall terminate in accordance with its terms and without any further action on behalf of the Parties. The Company and Purchaser agree that, for purposes of the termination of the Stock Purchase Agreement, a Company Termination Notice (as defined therein) shall have been deemed to have been delivered to Purchaser on the Business Day immediately prior to the Closing Date.
(c) Effective as of the Closing Date, the PVA shall terminate in accordance with its terms and without any further action on behalf of the Parties.
Section 6.11 Maintenance of Books and Records; Sellers’ Access. For a period of five (5) years after the Closing Date, or until the completion of the liquidation and winding up of the Sellers if earlier, (a) Purchaser agrees to retain (and to cause its Affiliates to retain) and make available all data and books and records received from the Sellers for inspection and copying by the Sellers or their agents at their expense, upon reasonable request and upon reasonable notice; provided that such data and books and records shall be made available only to the extent such availability is required for the Sellers to comply with a requirement of Law, this Agreement, the other Transaction Documents or to enable the Sellers to defend against, respond to, or otherwise participate in any litigation, investigation, audit process, subpoena or other proceeding related to the Programs, and (b) no such data and other books and records shall be destroyed by Purchaser without giving thirty (30) days prior written notice to the Company to permit the Sellers, at their sole cost, to duplicate or take possession of any such data, books and records. Any such access by the Sellers shall not unreasonably interfere with the conduct of the businesses of Purchaser and its Affiliates. Any information provided to the Sellers pursuant to this Section 6.11 shall be deemed to be Confidential Information and subject to the provisions of Section 5.1(b)(ii).
ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
The obligations of Purchaser to cause the Contemplated Transactions to be consummated are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing, of each of the following conditions:
Section 7.1 Accuracy of Representations. (i) The representations and warranties of the Sellers contained in Article 3 (other than the Seller Fundamental Representations) shall be true, accurate and complete (without giving effect to any limitation indicated by the words “Material Adverse Effect”, “in all material respects,” “material,” “materiality” or words of similar import) as of the Closing Date with the same effect as though made at and as of the Closing Date, except for such failures (considered collectively) to be true and correct that would not have a Material Adverse Effect (other than those representations and warranties that address matters only as of a specified date, in which case such representations and warranties shall be true, accurate and complete (without, except as set forth below, giving effect to any limitation indicated by the words “Material Adverse Effect”, “in all material respects,” “material,” “materiality” or words of similar import) as of such date, except for such failures (considered collectively) to be true and correct that would not have a Material Adverse Effect), (ii) the representations and warranties of the Sellers contained in Section 3.1 (Organizational Matters; Authority), Section 3.2(a)(i) (Non-Contravention and Consents), Section 3.3 (Solvency), Section 3.7 (Title to Assets) and Section 3.12 (Brokers’ and Finders’ Fees) shall be true, accurate and complete in all respects as of the Closing Date with the same effect as though made at and as of the Closing Date (other than such representations and warranties that address matters only as of a specified date, in which case such representation and warranties shall be true, accurate and complete in all respects as of such date) and (iii) the Seller Fundamental Representations (other than the representations and warranties of the Sellers contained in Section 3.1 (Organizational Matters; Authority), Section 3.2(a)(i) (Non-Contravention and Consents), Section 3.3 (Solvency), Section 3.7 (Title to Assets) and Section 3.12 (Brokers’ and Finders’ Fees)) shall be true, accurate and complete in all material respects as of the Closing Date with the same effect as though made at and as of the Closing Date (other than such representations and warranties that address matters only as of a specified date, in which case such representation and warranties shall be true, accurate and complete in all material respects as of such date).
Section 7.2 Performance of Covenants. Each covenant and obligation that the Sellers are required to comply with or to perform at or prior to the Closing under this Agreement shall have been complied with and performed in all material respects.
Section 7.3 Officer’s Certificate. The Company shall have delivered to Purchaser a certificate, executed by a duly authorized officer of the Company, certifying that the conditions set forth in Section 7.1 and Section 7.2 have been satisfied.
Section 7.4 Governmental Consents; Company Stockholder Approval; No Restraints.
(a) Governmental Consents. All filings with and Consents of any Governmental Entity required to be made or obtained in connection with any Contemplated Transaction, including the filings and Consents set forth on Schedule 7.4(a), shall have been made or obtained and shall be in full force and effect.
(b) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
(c) No Restraints on Business, Programs or Transferred Assets. No action shall have been taken by any Governmental Entity, and no Law or Order (whether temporary, preliminary, or permanent) shall have been enacted, adopted, or issued by any Governmental Entity, in connection with any Contemplated Transaction that has the effect of limiting or restricting the ownership, conduct, or operation of the business of Purchaser or any of its Affiliates, or the effect of limiting or restricting the ownership, conduct or operation of the Programs or any Transferred Asset following the Closing.

Section 7.5 Agreements, Documents and Third Party Consents. Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect (or conditioned upon Closing):
(a) at least five (5) Business Days prior to the Closing Date, from each Seller, either a U.S. Internal Revenue Service Form W-9 or the applicable U.S. Internal Revenue Service Form W-8, as applicable, duly executed by such Seller;
(b) duly executed copies of each of the Consents identified on Schedule 7.5(b), each in form and substance reasonably satisfactory to Purchaser, which are in full force and effect;
(c) the Bill of Sale, duly executed by the Sellers;
(d) the Patent Assignment Agreements, duly executed by the Sellers; and
(e) all powers of attorneys, short form documents, and other documents deemed reasonably necessary by Purchaser to effect (i) legal transfer of title to the HBV Patents and HIV Patents owned by either Seller to Purchaser or its designee and vest title in Purchaser or its designee and (ii) control over patent prosecution and maintenance of all HBV Patents and HIV Patents owned by either Seller or any other HBV Patents or HIV Patents over which either Seller was granted prosecution or maintenance rights, in each of (i) and (ii) duly executed by the applicable Seller, effective as of the Closing.
Section 7.6 Series A Notice. The Series A Notice shall have been given at least twenty (20) days prior to the Closing Date.
Section 7.7 Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.
Section 7.8 Lien Releases. The Sellers shall have obtained releases of any Liens, in form satisfactory to Purchaser, duly executed by the applicable lender(s) (or administrative agent if applicable) or other Lien holders, providing that at or prior to the Closing all Liens (other than Permitted Liens), including those set forth on Schedule 7.8, relating to the Transferred Assets will be released in full.
Section 7.9 No Restraints on the Acquisition. No temporary restraining order, preliminary or permanent injunction, or other Order preventing or otherwise impeding the consummation of the Acquisition shall have been issued by any court of competent jurisdiction or other Governmental Entity and remain in effect, and there shall not be any applicable Law enacted or deemed applicable to the Acquisition that makes the consummation of the Acquisition illegal.
Section 7.10 No Legal Proceedings. No Governmental Entity or other Person shall have commenced any Legal Proceeding that remains pending, or shall have threatened to commence any Legal Proceeding: (a) challenging any Contemplated Transaction; (b) seeking recovery of a material amount of Damages in connection with any Contemplated Transaction; (c) seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to any Transferred Asset; or (d) that would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with any Contemplated Transaction.
ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER
The obligation of the Sellers to consummate the Contemplated Transactions is subject to the satisfaction (or waiver by the applicable Seller), at or prior to the Closing, of the following conditions:
Section 8.1 Accuracy of Representations. Each representation and warranty made by Purchaser in this Agreement shall be true, correct and complete in all material respects at and as of the Closing (other than any such representation or warranty that by its terms is made as of a specific earlier date, which shall have been true, correct and complete in all material respects as of such earlier date).
Section 8.2 Performance of Covenants. Each covenant and obligation that Purchaser is required to comply with or to perform at or prior to the Closing under this Agreement shall have been complied with and performed in all material respects.
Section 8.3 Officer’s Certificate. Purchaser shall have delivered to Sellers a certificate, executed by a duly authorized representative of Purchaser, certifying that the conditions set forth in Section 8.1 and Section 8.2 have been satisfied.

Section 8.4 Agreements and Documents. The Sellers shall have received the Bill of Sale and Patent Assignment Agreements duly executed by Purchaser, each of which shall be in full force and effect (or conditioned upon Closing).
Section 8.5 No Restraints on the Acquisition. No temporary restraining order, preliminary or permanent injunction, or other Order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction or other Governmental Entity and remain in effect, and there shall not be any applicable Law enacted or deemed applicable to the Acquisition that makes the consummation of the Acquisition illegal.
Section 8.6 Governmental and Other Consents.
(a) Governmental Consents. All filings with and Consents of any Governmental Entity required to be made or obtained in connection with any Contemplated Transaction, including the filings and Consents set forth on Schedule 7.4(a) shall have been made or obtained and shall be in full force and effect.
(b) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
Section 8.7 No Legal Proceedings. No Governmental Entity or other Person (other than Purchaser or Purchaser’s Affiliates) shall have commenced any Legal Proceeding that remains pending, or shall have threatened to commence any Legal Proceeding: (a) challenging any Contemplated Transaction; (b) seeking recovery of a material amount of Damages in connection with any Contemplated Transaction; or (c) that would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with any Contemplated Transaction.
ARTICLE 9
INDEMNIFICATION
Section 9.1 Indemnification by the Sellers. Subject to the limitations set forth herein, from and after the Closing, Austrian Sub shall, severally but not jointly, and the Company shall, jointly and severally, be liable for, and shall indemnify Purchaser, Purchaser’s Affiliates and each of their respective members, and Representatives (the “Purchaser Indemnitees”) against, and hold them harmless from, any and all Damages resulting from or arising in connection with:
(a) any breach of any Seller Fundamental Representation in this Agreement or in any certificate delivered pursuant to this Agreement to the extent related thereto;
(b) any breach of any obligation, covenant, or agreement of such Seller contained in this Agreement or in any certificate delivered pursuant to this Agreement to the extent related thereto;
(c) the transfer of any employees of such Seller to Purchaser by operation of law due to the execution of this Agreement or the other Transaction Documents and the consummation of the Contemplated Transactions (“Transferred Employees”);
(d) regardless of the disclosure of any matter set forth in the Disclosure Schedule, (i) any Liability of or with respect to such Seller or any Affiliate thereof for any income or other Tax; (ii) any Tax relating to the Excluded Assets or Excluded Liabilities of such Seller for any taxable period; (iii) any Tax imposed with respect to any Transferred Asset or the Programs for any Pre-Closing Tax Period (including, for avoidance of doubt, any Pre-Closing Straddle Period Property Taxes); (iv) any Liability or Damages resulting from the inaccuracy in or breach of any representation or warranty set forth in Section 3.5 (Taxes) or a breach by any Seller of any covenant relating to Taxes; (v) any Transaction Taxes, except to the extent Purchaser has received a reimbursement of such Transaction Taxes consistent with Section 6.3(b); or (vi) any Tax of such Seller or any other Person for any taxable period by reason of being a member of a consolidated, combined, unitary or affiliated group that includes such Seller or any of its present or past Affiliates, by reason of a Tax sharing, Tax indemnity or similar agreement entered into by such Seller or any of its present or past Affiliates (other than this Agreement), or by reason of transferee or successor liability arising at Law or in respect of a transaction undertaken by such Seller or any of its present or past Affiliates (including the transactions contemplated by this Agreement), in the case of each of (i) through (vi), together with any Damages arising out of, in connection with, or incidental to the determination, assessment, or collection of any such Tax;
(e) any fraud on the part of or committed by such Seller or any Representative of such Seller in connection with or relating directly or indirectly to (i) the negotiation, execution, delivery, or performance of this Agreement or any other Transaction Document, or (ii) any of the Contemplated Transactions;

(f) any Liability resulting from any claim, demand, suit or allegation by any third party, including any employee or former employee of such Seller in their capacity as such, or by any Governmental Entity (including any labor, social security or Taxing Authority in Austria or elsewhere) with respect to, or in connection with, any of the employees, including former employees, of such Seller or any third party who alleges to be an employee or former employee of such Seller;
(g) the dissolution, liquidation, winding up or insolvency of such Seller; and
(h) any Excluded Asset or Excluded Liability.
Section 9.2 Indemnification by Purchaser. Subject to the limitations set forth herein, from and after the Closing, Purchaser shall be liable for, and shall indemnify the Sellers, the Sellers’ Affiliates and each of their respective members and Representatives (the “Seller Indemnitees”) against, and hold them harmless from, any and all Damages resulting from or arising in connection with:
(a) any breach of any Purchaser Fundamental Representation in this Agreement or in any certificate delivered pursuant to this Agreement;
(b) any breach of any obligation, covenant, or agreement of Purchaser contained in this Agreement; and
(c) any Assumed Liability.
Section 9.3 Certain Limitations; Offsets.
(a) Other than each Seller’s indemnification obligations arising out of any fraud by such Seller or any Representative of such Seller or the insolvency of such Seller, in no event shall either Seller’s aggregate liability to the Purchaser Indemnitees for indemnification claims pursuant to or arising from Section 9.1(a) or Purchaser’s aggregate liability to the Seller Indemnitees for indemnification claims pursuant to or arising from Section 9.2(a), exceed:
(i) with respect to the Sellers, an amount equal to:
(A) with respect to indemnification claims asserted on or prior to the date that is one (1) year after the Closing Date, the Purchase Price paid or actually due to be paid to such Seller;
(B) with respect to indemnification claims asserted following the date that is one (1) year after the Closing Date but on or prior to the date that is two (2) years after the Closing Date, the lesser of (x) the Purchase Price paid or actually due to be paid to such Seller and (y) $7,000,000; and
(C) with respect to indemnification claims asserted following the date that is two (2) years after the Closing Date, the lesser of (x) the Purchase Price paid or actually due to be paid to such Seller and (y) $3,000,000.
(ii) with respect to Purchaser, an amount equal to:
(A) with respect to indemnification claims asserted on or prior to the date that is one (1) year after the Closing Date, the Purchase Price;
(B) with respect to indemnification claims asserted following the date that is one (1) year after the Closing Date but on or prior to the date that is two (2) years after the Closing Date, $7,000,000; and
(C) with respect to indemnification claims asserted following the date that is two (2) years after the Closing Date, $3,000,000.
(b) The Parties acknowledge and agree that there shall not be any duplicative recovery for any Damages arising from the same facts and circumstances.
(c) The Purchaser shall have the right to withhold, subject to the limitations set forth in Section 9.3(a), the amount of any claims for indemnifiable Damages by any Purchaser Indemnitee made pursuant to and in accordance with Article 9 from, and set-off any such amounts against, the Transfer Completion Payments. Such amounts withheld shall not exceed Purchaser’s good faith determination of the indemnifiable Damages then subject to outstanding unresolved or unpaid claims made by any Purchaser Indemnitee pursuant to Article 9 at the time of any applicable payment from which such set-off is made, and such right of withholding and set-off shall not prejudice or otherwise limit Purchaser’s other rights and remedies under this Agreement.
(d) Purchaser shall not be entitled to indemnification under this Article 9 in respect of Section 9.1(a) (other than with respect to breaches of Section 3.1 (Organizational Matters; Authority), Section 3.2(a)(i) (Non-Contravention and Consents), Section 3.5 (Taxes), Section 3.7 (Title to Assets), Section 3.12 (Brokers’ and Finders’ Fees)) for (i) any claim for Damages less than $10,000; provided that, if the total amount of such Damages exceeds $10,000, then, subject to the following clause (ii), the Purchaser Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of Damages, and not merely the portion of such Damages exceeding $10,000, and (ii) claims for Damages until the aggregate amount of such Damages exceeds $100,000; provided that if the total amount of Damages exceeds $100,000, then the Purchaser Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages exceeding $100,000.
(e) Notwithstanding anything to the contrary in this Agreement, following the date that is two (2) Business Days prior to the Austrian Sub’s filing for registration of deletion (Löschung) pursuant to section 93 para 1 of the Austrian Limited Liability Company Act, the Purchaser Indemnitees shall not be entitled to bring any indemnification claim under this Agreement, the Collaboration Agreement or any other Contract against the Austrian Sub or be entitled to recover any Damages in respect of claims brought after such date from the Austrian Sub; provided that Austrian Sub shall provide Purchaser with notice of its intended date of filing for registration of deletion (Löschung) at least ten (10) Business Days prior to the date on which such filing is made, and shall further provide Purchaser with notice that such filing has been made.
(f) For the avoidance of doubt, the Austrian Sub shall only be subject to Liability, and obligated to indemnify the Purchaser Indemnitees from and hold harmless the Purchaser Indemnitees against, any Damages arising from any breach, action or inaction of this Agreement of the Austrian Sub; provided that this sentence shall not limit the Liability of or obligations of the Company to indemnify the Purchaser Indemnitees from and hold harmless the Purchaser Indemnitees against, any Damages arising from any breach, action or inaction under this Agreement, whether by the Company or the Austrian Sub.
Section 9.4 Survival of Representations, Warranties, and Covenants. The representations, warranties, covenants, and agreements contained in this Agreement and in any certificate delivered pursuant to this Agreement shall survive as follows:
(a) all of the representations and warranties in Article 3 other than the Seller Fundamental Representations and all of the representations and warranties in Article 4 other than the Purchaser Fundamental Representations shall terminate and expire as of the Closing;
(b) the Seller Fundamental Representations, the representations and warranties of the Sellers set forth in Section 3.5 (Taxes) and the Purchaser Fundamental Representations, and any certificate referred to in this Agreement with respect thereto, shall survive the Closing until (i) with respect to the Company and Purchaser, the third anniversary of the Closing Date or (ii) with respect to Austrian Sub, two (2) Business Days prior to the filing of the application for the registration of deletion (Löschung) pursuant to section 93 para 1 of the Austrian Limited Liability Company Act with the Austrian companies’ register; provided that Austrian Sub shall provide Purchaser with notice of its intended date of filing for registration of deletion (Löschung) at least ten (10) Business Days prior to the date on which such filing is made, and shall further provide Purchaser with notice that such filing has been made;
(c) subject to Section 9.4(d), all obligations, covenants, and agreements contained in this Agreement that by their terms contemplate performance prior to the Closing and any certificate referred to in this Agreement with respect thereto shall survive the Closing until the date that is one (1) year after the Closing Date;
(d) each obligation, covenant and agreement contained in this Agreement that by its terms contemplates performance from and after the Closing and any certificate referred to in this Agreement with respect thereto, shall survive the Closing until the date that is ninety (90) days after the full satisfaction of such obligation, covenant or agreement; and

(e) notwithstanding any of the preceding provisions of this Section 9.4, any claim pursuant to Section 9.1(d), Section 9.1(h) or based on fraud will survive the Closing until the date that is sixty (60) days after the expiration of the longest statute of limitations (as such statute of limitations pertains to the subject matter thereof or to the ability of Purchaser, Sellers or any third party to make a claim relating to a breach thereof, whichever is later).
Section 9.5 Termination of Indemnification. No Indemnifying Party shall have liability hereunder for Damages with respect to any representation, warranty, covenant, or agreement, unless a claim in writing for indemnification in respect thereof has been delivered to such Indemnifying Party by the Indemnified Party in accordance with Section 9.7 prior to the expiration of the survival periods set forth in Section 9.4 with respect to the representation, warranty, covenant, or agreement to which they pertain. Notwithstanding any provision to the contrary contained in this Agreement, an Indemnifying Party’s indemnification obligation under this Article 9 shall continue as to any matter as to which a claim for indemnification is submitted in writing to the Indemnifying Party prior to the relevant expiration date in accordance with Section 9.7 and any such representation, warranty, covenant, or agreement subject to such indemnification claim shall continue to survive until such time as the matter is resolved.
Section 9.6 Nature of Remedies.
(a) Except as otherwise provided in Section 9.6(c), the Parties acknowledge that their sole and exclusive monetary remedy after the Closing with respect to any claims relating to, arising under, or resulting from this Agreement, and the sole and exclusive monetary remedy available to any Purchaser Indemnitee or Seller Indemnitee after the Closing with respect to any claims relating to, arising under, or resulting from this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 9; provided that notwithstanding the foregoing, nothing in this Section 9.6 shall limit the right of any Party to pursue an action for or to seek remedies with respect to claims for fraud. Subject to Section 11.8, in furtherance of the foregoing, each Party hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law, any rights, claims, and causes of action for Damages it may have against the other Parties arising under this Agreement or any certificate delivered in connection herewith, except pursuant to the indemnification provisions set forth in this Article 9.
(b) To the extent permitted by applicable Law, payments made in respect of Damages under this Agreement shall be treated by all Parties as adjustments to the aggregate consideration paid for the Transferred Assets.
(c) For avoidance of doubt, Damages pursuant to Section 9.1(c) shall include any Liabilities relating to the continued employment and the termination of employment (whether by way of an unilateral termination declaration or a mutual termination agreement entered into with the respective employee) including any ancillary labor costs paid by Purchaser to any Transferred Employee or in connection with the employment of any Transferred Employee after Closing. Purchaser shall have no obligation to make use of any Transferred Employee in any way and may, in its sole discretion, place any of such Transferred Employees on garden leave (Dienstfreistellung); provided that Purchaser’s exercise of its rights to place any Transferred Employee on garden leave shall not in any way limit or reduce the obligation of the Sellers to fully indemnify and hold harmless Purchaser as set forth herein.
(d) In calculating the amount of Damages suffered or incurred by a Party for which indemnification is sought hereunder, there shall be deducted the amount of any insurance actually paid to such Party as a result of any such Damages (net of any increase in premiums actually imposed by the applicable insurance carrier as a result of the occurrence of such Damages, the impact of any applicable deductibles, and all costs and Expenses incurred in recovering such insurance proceeds).
(e) Notwithstanding any other provision of this Agreement, for purposes of calculating Damages hereunder and for purposes of determining the failure of any representations or warranties to be true, correct and complete, any qualifications for “Material Adverse Effect”, “in all material respects,” “material,” “materiality” or words of similar import shall be disregarded.
(f) The right of indemnification provided under this Article 9 and any other remedy based on the representations, warranties, covenants, and agreements contained in this Agreement shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of, or compliance or noncompliance with, any such representation, warranty, covenant, or agreement.
(g) Each Indemnified Party shall use commercially reasonable efforts to mitigate any Damages in respect of which a claim could be made for indemnification under this Article 9, including, without limitation, seeking to obtain recovery in respect of any Damages from any third party insurance or third party indemnity which is available in respect of Damages; provided that no Indemnified Party shall be required to institute any litigation or similar proceedings to satisfy its obligations under this Section 9.6(g). If an Indemnified Party receives such insurance proceeds or indemnification recoveries in connection with Damages for which it has been indemnified hereunder, the Indemnified Party shall notify the Indemnifying Party and refund to the Indemnifying Party the amount of such insurance proceeds or indemnification recoveries when received, up to the amount for which indemnification was paid hereunder.
(h) For the avoidance of doubt, any right to indemnification under this Agreement shall be determined without duplication of recovery due to the facts giving rise to the applicable Damages constituting a breach of more than one representation, warranty, covenant or agreement or other indemnifiable matter hereunder.
(i) The Purchaser Indemnitees and the Seller Indemnitees shall not be entitled to recover from Sellers or Purchaser, respectively, Damages that are punitive Damages, Damages for lost profits or diminution in value or consequential, exemplary or special Damages, except as a result of direct Damages therefor for Third Party Claims for such Damages.
Section 9.7 Procedures.
(a) Third Party Claims.
(i) A Person (the “Indemnified Party”) seeking any indemnification provided for under this Article 9 in respect of, arising out of, or involving a claim made by any third Person against the Indemnified Party (a “Third Party Claim”) shall notify the Person obligated to provide indemnification under this Article 9 (the “Indemnifying Party”) in writing of such Third Party Claim promptly (but no later than thirty (30) calendar days after receiving notice of the Third Party Claim) following receipt by such Indemnified Party of written notice of such Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under this Agreement except to the extent the Indemnifying Party shall have actually been materially prejudiced as a result of such failure and then only to the extent of such prejudice. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such Third Party Claim.
(ii) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to assume the defense thereof by written notice to the Indemnified Party within twenty (20) Business Days after the Indemnifying Party’s receipt of the notice of such Third Party Claim contemplated by Section 9.7(a)(i) with counsel selected by the Indemnifying Party that is reasonably acceptable to the Indemnified Party (acceptance of which shall not be unreasonably withheld, conditioned or delayed); provided, further, that notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume control of such defense, compromise or settlement of any such Third Party Claim and, instead, shall pay the reasonable legal fees, costs, and Expenses of counsel retained by the Indemnified Party if (A) the claim for indemnification relates to or arises in connection with any criminal or other proceeding, action, indictment, allegation, or investigation by a Governmental Entity, (B) the claim seeks an injunction or equitable relief against the Indemnified Party, (C) the Indemnifying Party failed or is failing to reasonably prosecute or defend such claim and such claim, together with all other then outstanding and unresolved claims, could reasonably be expected to give rise to Damages that are more than the remaining amount indemnifiable by such Indemnifying Party with respect to such claims pursuant to this Article 9, (D) in the Indemnified Party’s reasonable judgment based upon a written opinion from such Indemnified Party’s counsel, a conflict of interest between the Indemnified Party and the Indemnifying Party exists with respect to the claim, (E) the claim is by a customer, supplier or licensor, the loss of the commercial relationship with whom would be material to the Indemnified Party or the Programs, or (F) the Third Party Claim seeks monetary damages and the sum of the amount of the monetary damages would reasonably be expected to be greater than the maximum amount from which the Indemnifying Party is required to indemnify the Indemnified Party pursuant to this Article 9.
(iii) If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees, costs, and Expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof, including in respect of a Third Party Claim, the defense of which the Indemnifying Party was not entitled to assume or continue in accordance with the second proviso of the first sentence of Section 9.7(a)(ii). If the Indemnifying Party assumes the defense of a Third Party Claim, all the Indemnified Parties shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder, and the Indemnified Party shall keep the Indemnifying Party reasonably informed regarding the status of any such Third Party Claim. No Party shall admit any liability with respect to, or settle, compromise, or discharge any Third Party Claim without the other applicable Parties’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnified Party shall not agree to any settlement, compromise, or discharge of a Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld; provided that the Indemnifying Party shall be deemed to consent to any such compromise or settlement if it does not respond to notice of such proposed compromise or settlement within thirty (30) Business Days.
(iv) The indemnification with respect to an Indemnifying Party’s obligation to pay legal fees and other costs and Expenses of defense of a Third Party Claim required by this Article 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense of such Third Party Claim, as and when bills are received.
(v) All claims under this Article 9 other than Third Party Claims shall be governed by Section 9.7(b).
(b) Direct Claims. Other than claims for equitable relief made pursuant to Section 11.8, if any Indemnified Party should have a claim against any Indemnifying Party under this Article 9 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party (any such claim, a “Direct Claim”), the Indemnified Party shall deliver notice of such Direct Claim with reasonable promptness (but no later than thirty (30) calendar days following the Indemnified Party becoming aware of such claim) to the Indemnifying Party (which notice shall set forth in reasonable detail the basis upon which such Indemnified Party believes it is entitled to indemnification pursuant to this Article 9 and the estimated amount of Damages, if reasonably practicable, it is seeking recovery from the Indemnified Party); provided, that the failure to give such notification shall not affect the indemnification provided under this Agreement except to the extent the Indemnifying Party shall have actually been materially prejudiced as a result of such failure and then only to the extent of such prejudice. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) calendar days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under the applicable provisions of this Article 9, such Direct Claim specified in such notice shall be conclusively deemed a liability of the Indemnifying Party under the applicable provision of this Article 9, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the Direct Claim (or any portion thereof) is estimated, on such later date when the amount of such Direct Claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such Direct Claim as provided above, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute within the thirty (30) calendar day period after the Indemnifying party delivers notice of such dispute, and, if not resolved through negotiations within the thirty (30) calendar day period, then either Party may initiate a litigation in an appropriate court of competent jurisdiction with respect to the subject matter of such Direct Claim in accordance with this Agreement.

Section 9.8 Sources of Recovery. Upon a final determination (whether by mutual agreement or in any settlement or final non-appealable resolution pursuant to Section 9.7) of liability under this Article 9, any amounts so determined to be owing by either Seller to any Purchaser Indemnitee or by Purchaser to any Seller Indemnitee shall be satisfied by direct payment within fifteen (15) Business Days after the date of such final determination, by wire transfer of immediately available funds to a bank account designated in writing by such Purchaser Indemnitee or Seller Indemnitee, as applicable. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay, or cause to be paid, when due such portion of the Damages not subject to dispute.
ARTICLE 10
TERMINATION
Section 10.1 Termination. This Agreement may be terminated:
(a) by mutual written consent of all Parties;
(b) by any Party, if the Closing shall not have occurred on or prior to midnight Eastern U.S. Time, on November 21, 2025 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the failure of the Closing to have occurred;
(c) by any Party if a Governmental Entity of competent jurisdiction shall have issued an Order or shall have taken any other action having the effect of permanently restraining, enjoining or otherwise making the consummation of the Acquisition or the other Contemplated Transactions illegal, which Order or other action shall be final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to any Party whose material breach of this Agreement has caused or resulted in such final and nonappealable Order or other action or that has failed to comply with its obligations under Section 6.1;
(d) by Purchaser, if (i) the Company Board shall have effected a Board Recommendation Change or (ii) either Seller has entered into an Alternative Acquisition Agreement;
(e) by the Company in order to accept a Superior Proposal as provided in Section 5.4; provided that (i) the Company and the Company Board shall have complied with Section 5.4 with respect to such Superior Proposal and (ii) the Company shall have paid the Expense Reimbursement as provided in Section 10.3(a);
(f) by Purchaser, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Sellers shall have occurred such that a condition set forth in Section 7.1 or Section 7.2 would not be satisfied and cannot be cured by the Sellers by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date Purchaser gives the Sellers written notice of such breach or failure to perform; provided, however, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 10.1(f) if Purchaser is then in material breach of any representation, warranty, covenant or obligation hereunder;
(g) by either Seller, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Purchaser shall have occurred such that a condition set forth in Section 8.1 or Section 8.2 would not be satisfied and cannot be cured by Purchaser by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date the terminating Seller gives the other Parties written notice of such breach or failure to perform; provided, however, that the terminating Seller shall not have the right to terminate this Agreement pursuant to this Section 10.1(g) if such Seller is then in material breach of any representation, warranty, covenant or obligation hereunder; or
(h) by Purchaser or either Seller, if the Company Stockholders Meeting (including, in each case, any postponements or adjournments thereof) shall have been completed and the Company Stockholder Approval has been voted upon at such meeting and shall not have been obtained.
Section 10.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, written notice thereof shall be given to the other Parties, specifying the provision hereof pursuant to which such termination is made, and (a) this Agreement shall be of no further force or effect and there shall be no liability on the part of Purchaser or the Sellers or any of their respective Affiliates or Representatives following any such termination; provided, however, that Section 6.2, this Section 10.2, Section 10.3 and Article 11 (other than Section 11.8) shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Collaboration Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (c) except as set forth in Section 10.3, the termination of this Agreement shall not relieve any Party from any liability for fraud or willful and material breach of this Agreement prior to termination (which liability the Parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the Contemplated Transactions).
Section 10.3 Expense Reimbursement.
(a) In the event that:
(i) this Agreement is terminated by the Company pursuant to Section 10.1(e), the Company shall pay to Purchaser or its designee the Expense Reimbursement by wire transfer of same day funds contemporaneously with (and as a condition to the effectiveness of) such termination to an account or accounts designated in writing by Purchaser; or
(ii) this Agreement is terminated by Purchaser pursuant to Section 10.1(d), the Company shall pay to Purchaser or its designee the Expense Reimbursement by wire transfer of same day funds within one (1) Business Day after such termination to an account or accounts designated in writing by Purchaser.
(iii) (A) this Agreement is terminated by Purchaser pursuant to Section 10.1(f) resulting from a willful and material breach of Section 5.3 or Section 5.4, (B) any Person shall have publicly disclosed a bona fide Acquisition Proposal, or such Acquisition Proposal has otherwise been communicated to the Company Board or the Company Stockholders and shall have become publicly known, after the date hereof and prior to such termination, and such Acquisition Proposal has not been unconditionally withdrawn prior to such termination and (C) within twelve (12) months of such termination, any Seller consummates any Acquisition Proposal (regardless of when made) or any Seller shall have entered into a definitive agreement with respect to any Acquisition Proposal, which shall have been consummated (provided that, for purposes of this clause (C), the references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”), the Company shall pay to Purchaser or its designee the Expense Reimbursement by wire transfer of same day funds prior to the consummation of such Acquisition Proposal.
(b) It is understood that in no event shall the Company be required to pay the Expense Reimbursement on more than one occasion. As used herein, “Expense Reimbursement” shall mean an amount in cash equal to the reasonable, documented out-of-pocket expenses incurred by Purchaser in connection with the negotiation, execution and performance of the Transaction Documents and the transactions contemplated thereby; provided, however, that the maximum amount of the Expense Reimbursement which the Company shall be obligated to pay hereunder shall be $400,000. In any circumstance in which the Expense Reimbursement becomes due and payable and is paid by the Company in accordance with this Section 10.3, the Expense Reimbursement shall be deemed to be liquidated damages for, and the sole and exclusive monetary remedy available to Purchaser in connection with, any and all losses or damages suffered or incurred by Purchaser, any of its Affiliates or any other Person in connection with this Agreement (collectively, “Purchaser Related Parties”) (and the termination hereof), the Contemplated Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Purchaser or any of its Affiliates shall be entitled to bring or maintain any claim, action or proceeding against the Sellers arising out of or in connection with this Agreement, any of the Contemplated Transactions or any matters forming the basis for such termination. For the avoidance of doubt, Purchaser may seek specific performance to cause the Sellers to consummate the Contemplated Transactions in accordance with Section 11.8 or the payment of the Expense Reimbursement pursuant to this Section 10.3, but in no event shall Purchaser be entitled to both (i) specific performance to cause the Sellers to consummate the Contemplated Transactions in accordance with Section 11.8 and (ii) the payment of the Expense Reimbursement pursuant to this Section 10.3.
(c) Purchaser’s right to receive payment from the Company of the Expense Reimbursement and any other payments pursuant to this Section 10.3 shall be the sole and exclusive remedy of the Purchaser Related Parties against the Sellers and any of their respective former, current or future officers, directors, partners, stockholders, optionholders, managers, members or Affiliates (collectively, “Seller Related Parties”) for any loss suffered as a result of the failure of Acquisition to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount(s), none of the Seller Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions.
(d) The Parties acknowledge (i) that the agreements contained in this Section 10.3 are an integral part of the Contemplated Transactions, (ii) that the Expense Reimbursement is not a penalty, but a reasonable amount that will compensate Purchaser in the circumstances in which such payment is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Contemplated Transactions and (iii) that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to Section 10.3(a), and, in order to obtain the payment, Purchaser commences a Legal Proceeding which results in a judgment against any Seller, the Sellers shall pay Purchaser its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.
ARTICLE 11
MISCELLANEOUS
Section 11.1 Further Assurances. Each Party shall execute and cause to be delivered to each other Party such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the Contemplated Transactions.
Section 11.2 Fees and Expenses. Except as set forth in this Agreement, including in Section 10.3, each Party shall bear and pay all fees, costs, and Expenses that have been incurred or that are incurred in the future by such Party in connection with the Contemplated Transactions, including all fees, costs, and Expenses incurred by such Party in connection with or by virtue of: (a) the investigation and review conducted by Purchaser and its Representatives with respect to the Programs (and the furnishing of information to Purchaser and its Representatives in connection with such investigation and review); (b) the negotiation, preparation, and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates and other instruments and documents delivered or to be delivered in connection with the Contemplated Transactions; (c) the preparation and submission of any filing or notice required to be made or given in connection with any Contemplated Transaction and the obtaining of any Consent required to be obtained in connection with any Contemplated Transaction; and (d) the consummation of the Acquisition.
Section 11.3 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date delivered or sent if delivered in person or sent by email (provided confirmation of receipt of email is obtained), (b) on the Business Day after being sent by email if receipt is not confirmed according to prior subsection (a) on the date sent or (c) on the next Business Day if transmitted by nationally recognized overnight courier (providing proof of delivery), in each case addressed to the applicable Party at the address set forth below; provided, that a Party may change its address for receiving notice by the proper giving of notice hereunder:

if to Purchaser, to:

Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, CA 94404
USA
Attention: Alliance Management
Email: alliancemgt@gilead.com

with a copy (which shall not constitute notice) to:

Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, CA 94404
USA
Attention: General Counsel
Email: generalcounsel@gilead.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, DC 20004
Attention: Allen Hicks; Cullen Taylor
Email: allen.hicks@hoganlovells.com; cullen.taylor@hoganlovells.com if to the Company:

HOOKIPA Pharma Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
Attention: Malte Peters
Email: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP
55 Hudson Yards
New York, NY 10001
Attention: Div Gupta; Christophe Beauduin
Email: dgupta@cooley.com; cbeauduin@cooley.com

if to the Austrian Sub:

HOOKIPA Biotech GmbH
Kärntner Ring 5-7
1010 Vienna, Austria
Attention: Malte Peters
Email: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP
55 Hudson Yards
New York, NY 10001
Attention: Div Gupta; Christophe Beauduin
Email: dgupta@cooley.com; cbeauduin@cooley.com

Section 11.4 Headings. The bold-faced headings and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
Section 11.5 Counterparts and Exchanges by Electronic Transmission. The Parties agree that (a) this Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument and (b) execution of this Agreement by exchanging portable document format signatures or by electronic means (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall have the same legal force and effect as the exchange of original signatures.
Section 11.6 Governing Law.
(a) This Agreement, and any action, arbitration, suit, or other Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any Contemplated Transaction, or the legal relationship of the Parties (whether at law or in equity, whether in contract or in tort, or otherwise), shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance, and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy, or dispute.
(b) Any action, suit, or other Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any Contemplated Transaction or the legal relationship of the Parties (whether at law or in equity, whether in contract or in tort, or otherwise), including an action, suit, or other Legal Proceeding based upon intentional misrepresentation, willful breach, willful misconduct or fraud, shall be brought or otherwise commenced exclusively in the state or federal courts sitting in the State of New York, County of New York. Each Party: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of each state and federal court located in the State of New York, County of New York (and each appellate court located in the same) in connection with any such action, suit, or Legal Proceeding; (ii) agrees that each state and federal court located in the State of New York, County of New York shall be deemed to be a convenient forum; (iii) waives any objection that it may now or hereafter have to the jurisdiction or laying of venue of any action or Legal Proceeding arising out of or relating to this Agreement or any of the Contemplated Transactions in any such court; and (iv) agrees not to assert (by way of motion, as a defense, or otherwise), in any such action, suit, or Legal Proceeding commenced in any state or federal court located in the State of New York, County of New York, any claim that such Party is not subject personally to the jurisdiction of such court, that such action, suit, or Legal Proceeding has been brought in an inconvenient forum, that the venue of such action, suit, or Legal Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. The Parties hereby agree that mailing of process or other papers in connection with any such action, suit, or Legal Proceeding in the manner provided in Section 11.3 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof.
Section 11.7 Successors and Assigns. This Agreement shall be binding upon: (a) Purchaser and its successors and assigns (if any) and (b) each Seller and its successors and permitted assigns (if any). This Agreement shall inure to the benefit of: (i) Purchaser; (ii) the Sellers; and (iii) the respective successors and permitted assigns (if any) of the foregoing. Neither Purchaser nor either Seller shall be permitted to assign any of their respective rights or delegate any of its obligations under this Agreement without the other Party’s prior written consent; provided, that Purchaser may assign its rights, interests, and obligations hereunder without such prior written consent (x) to any Affiliate of Purchaser, or (y) in part in connection with any licensing of HIV Product or HBV Product. No assignments shall relieve the assigning Party of any of its obligations hereunder. Any attempted assignment or delegation by Purchaser or either Seller in violation of this Section 11.7 shall be null and void. For the avoidance of doubt, nothing in this Agreement shall restrict or prohibit the assignment, transfer, license or other disposition after Closing of any of the Transferred Assets by Purchaser.
Section 11.8 Specific Performance. The Parties agree that a breach by any Party of any covenant, obligation, or other provision set forth in this Agreement may cause irreparable harm, and that in the event of any breach or threatened breach of this Agreement the other Party shall be entitled to seek (i) a decree or Order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation, or other provision and (ii) an injunction restraining such breach or threatened breach.

Section 11.9 Waiver. No failure on the part of any Person to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege, or remedy under this Agreement, shall operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege, or remedy under this Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
Section 11.10 Amendments. This Agreement may not be amended, modified, altered, or supplemented, in whole or in part, other than by means of a written instrument, duly executed and delivered by Purchaser and the Sellers.
Section 11.11 Severability. In the event that any term or provision of this Agreement, or the application of any such term or provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such term or provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable Law.
Section 11.12 Parties in Interest. No provision of this Agreement is intended to provide any rights or remedies to any employee, creditor, or other Person, other than Purchaser, the Sellers, and their respective successors and permitted assigns (if any).
Section 11.13 Entire Agreement. This Agreement and the other Transaction Documents set forth the entire understanding of the Parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof; provided, however, that the Collaboration Agreement, PVA, Quality Agreement and Clinical Supply Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until (a) the Closing Date, in accordance with Section 6.10(a) with respect to the Collaboration Agreement and Section 6.10(c) with respect to the PVA and (b) the date on which the Quality Agreement and the Clinical Supply Agreement are terminated or expire in accordance with their respective terms.
Section 11.14 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections and sub-Sections contained in this Agreement, and the information disclosed in any numbered or lettered Section shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or sub-Section of this Agreement, except to the extent that: (a) such information is cross-referenced on another Section of the Disclosure Schedule; or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information relates to another representation or warranty of either Seller in this Agreement. The mere listing of a document or other item in, or attachment of a copy thereof to, the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains directly to the existence of the document or other item itself). The phrases “provided to,” “made available” or similar words, when used in reference to any documents or other information made available to Purchaser or its Representatives, shall be deemed to include only such documents or other information were uploaded to and made available to Purchaser or its Representatives in the Data Room at least one (1) Business Day prior to the date of this Agreement (as evidenced by one or more USB electronic storage devices with all such documents or information and delivered by the Company to Purchaser or its Representatives in accordance with Section 6.6).
Section 11.15 Construction. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”. As used in this Agreement, the word “or” shall mean “and/or”. Except as otherwise indicated, all references to “Sections”, “Schedules”, and “Exhibits” in this Agreement or in any Schedule or Exhibit to this Agreement are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement, respectively. Any Contract, instrument, or statute defined or referred to in this Agreement means such Contract, instrument, or statute, in each case as from time to time amended, modified, or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of statutes) by succession or comparable successor statutes. Any Contract or instrument defined or referred to in this Agreement shall include all exhibits, schedules, and other documents or Contracts attached thereto. Any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder. The terms “hereof”, “herein”, “hereunder”, “hereby”, “herewith”, and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. For all purposes of this Agreement, including any deadlines, delivery of notices or measurements of the period hereunder, a “day” shall mean 12:00 a.m. Eastern U.S. Time to 11:59:59 p.m. Eastern U.S. Time, on such day. Any references in this Agreement to “Dollars” or “$” shall be to U.S. dollars, unless otherwise specified. Unless otherwise specified in this Agreement, in computing any period of time described in this Agreement, the date that is the reference date in calculating such period, or the day of the act or event after which the designated period of time begins to run, will be excluded, and the last day of the period so computed will be included.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Asset Purchase Agreement as of the date first set forth above.

PURCHASER:

GILEAD SCIENCES, INC.

By:	/s/ Devang Bhuva
Name: Devang Bhuva
Title: SVP, Corporate Development

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Asset Purchase Agreement as of the date first set forth above.

SELLERS:

HOOKIPA PHARMA INC.

By:	/s/ Malte Peters
Name: Malte Peters
Title: Chief Executive Officer

HOOKIPA BIOTECH GMBH

By:	/s/ Malte Peters
Name: Malte Peters
Title: Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

Glossary of Terms
For purposes of this Agreement (including this Exhibit A):
“ABGB” has the meaning assigned to such term in Section 3.3(e).
“Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case (A) containing provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receives non-public information of or with respect to the Sellers to keep such information confidential, (B) containing customary confidentiality provisions for the type of transaction and (C) that does not prohibit the Company from providing any information to Purchaser in accordance with, or otherwise complying with, Section 8.4 or provide for the reimbursement by the Company or any of its Subsidiaries of any of the counterparty’s costs or expenses.
“Accounting Standards” means generally accepted accounting principles in the United States, consistently applied.
“Acquisition” has the meaning assigned to such term in Section 2.1.
“Acquisition Proposal” means any offer or proposal from a third party to engage in an Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than the Contemplated Transactions) involving (i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 15% of the total outstanding equity securities of either Seller (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding equity securities of the either Seller (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer; (ii) any purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of either Program, any Product or any Transferred Asset outside of the ordinary course; or (iii) any merger, amalgamation, consolidation, business combination, recapitalization, reorganization or other transaction involving either Seller pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 15% of the total outstanding equity securities of the Company or its Subsidiary (by vote or economic interests) after giving effect to the consummation of such transaction. For avoidance of doubt, a liquidation or dissolution of the Company or any of its Subsidiaries shall not be an Acquisition Transaction.
“Adverse Event” means any untoward medical occurrence associated with the use of a biologic/medicinal product in a human, whether or not considered related to the drug/medicinal product.
“Affiliate” means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition and this Agreement, the term “control” (and correlative terms) means the possession, directly or indirectly, of the power, whether by contract, equity ownership, as trustee, personal representative or executor, credit arrangement or otherwise, to direct or cause the direction of the policies and/or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates”.
“Agreement” has the meaning assigned to such term in the Preamble.
“Alternative Acquisition Agreement” has the meaning assigned to such term in Section 5.4(b).
“Assumed Liabilities” has the meaning assigned to such term in Section 2.3.
“Austrian Stamp Duty” has the meaning assigned to such term in Section 6.3(a).
“Austrian Sub” has the meaning assigned to such term in the Preamble.

“Bank Accounts” means (a) with respect to the Closing Payment, the bank accounts of the Company and the Austrian Sub designated by the Company no later than five (5) Business Days prior to the Closing Date or (b) with respect to any Transfer Completion Payment, the bank accounts of the Company and the Austrian Sub designated by the Company no later than five (5) Business Days prior to the date on which such Transfer Completion Payment will be paid.
“Bill of Sale” means the Bill of Sale and Assignment and Assumption Agreement, which is attached hereto as Exhibit B.
“BIOSECURE Act” means any applicable Law that is based on or similar to HR 8333, as passed by the U.S. House of Representatives on September 9, 2024, as amended.
“Board Recommendation Change” has the meaning assigned to such term in Section 5.4(d)(vi).
“Business Day” means any day other than (a) a Saturday, Sunday, or a federal holiday in the United States or Vienna, Austria or (b) a day on which commercial banks in Vienna, Austria, Foster City, California or New York, New York are authorized or required to be closed, (c) December 26th through December 31st, or (d) the seven (7)-day period that begins on a Sunday and ends on a Saturday during which period July 4th occurs.
“cGCP” means the then-current standards, practices, and procedures: (a) promulgated or endorsed by the FDA as set forth in the guidelines entitled, “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA; (b) set forth in Directive 2001/20/EC of the European Parliament and of the Council of April 4, 2001, Commission Directive 2005/28/EC of April 8, 2005 and Regulation (EU) No 536/2014 of the European Parliament and of the Council of 16 April 2014; (c) ICH Guideline for Good Clinical Practice E6; (d) analogous Laws of an applicable Regulatory Entity; and (e) all additional Regulatory Entity documents or regulations that replace, amend, modify, supplant, or complement any of the foregoing.
“cGLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, as such regulations may be amended from time to time, and analogous Laws of an applicable Regulatory Entity and all additional Regulatory Entity documents or regulations that replace, amend, modify, supplant, or complement any of the foregoing.
“cGMP” means then-current standards for the Manufacture of pharmaceutical products, pursuant to:(a) the FDCA (21 U.S.C. § 321 et seq.); (b) relevant United States regulations in Title 21 of the United States Code of Federal Regulations (including Parts 11, 210, and 211); (c) European Community Directives 2003/94 and 91/356/EC; (d) the European Community Guide to Good Manufacturing Practice for Medicinal Intermediate Products; (e) ICH Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; (f) analogous Laws of an applicable Regulatory Entity at the time of Manufacture; and (g) all additional Regulatory Entity documents or regulations that replace, amend, modify, supplant, or complement any of the foregoing.
“Charter Document” means the certificate of incorporation, incorporation deed, bylaws, memorandum of association, certificate of association, limited partnership agreement, limited liability company agreement, limited-liability limited partnership agreement, or equivalent governing document(s) of an Entity.
“Clinical Supply Agreement” means that certain Clinical Supply Agreement, dated December 22, 2020, by and between Austrian Sub and Purchaser.
“Clinical Trial” means a human clinical study conducted on human subjects that is designed to (a) establish that a pharmaceutical product is reasonably safe for continued testing, (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (c) support regulatory approval of such pharmaceutical product or label expansion of such pharmaceutical product.
“Closing” has the meaning assigned to such term in Section 2.5(b).
“Closing Date” has the meaning assigned to such term in Section 2.5(b).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collaboration Agreement” has the meaning assigned to such term in the Recitals.

“Collaboration Partner” means any Third Party involved in the Research, Development, Manufacturing, or Commercialization with respect to any Program (which, for clarity, does not include Purchaser but does include any Third Party to an Inbound License or Outbound License).
“Commercialize” has the meaning assigned to such term in the Collaboration Agreement.
“Company” has the meaning assigned to such term in the Preamble.
“Company Board” has the meaning assigned to such term in the Recitals.
“Company Board Recommendation” has the meaning assigned to such term in the Recitals.
“Company Shares” means shares of Common Stock, $0.0001 par value per share, of the Company.
“Company Stockholder Approval” has the meaning assigned to such term in Section 3.1(b).
“Company Stockholders” means the holders of Company Shares.
“Company Stockholders Meeting” has the meaning assigned to such term in Section 5.3(b).
“Confidential Information” means: (a) all non-public information that is (i) owned, used, controlled or possessed by either Seller or any of such Seller’s Affiliates as of the Closing and (ii) included in or related to the Programs, the Products or the Transferred Assets, held in any form; and (b) all information deemed Confidential Information, as defined in the Collaboration Agreement.
“Consent” means any approval, consent, ratification, permission, waiver, Order, or authorization.
“Contemplated Transactions” means all transactions and actions contemplated by the Transaction Documents, including the Acquisition.
“Contract” means any written, oral, or other agreement, contract, license, sublicense, subcontract, settlement agreement, lease, power of attorney, understanding, arrangement, instrument, note, purchase order, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.
“CRE Item” has the meaning assigned to such term in the Transfer Plan.
“Damages” means any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee, charge, cost (including costs of investigation, defense or enforcement of this Agreement), amounts paid in settlement, or Expense of any nature (in each case including reasonable attorneys’ and expert fees).
“Data” means any and all data and results that has arisen or arises from the Research, Development or Manufacturing activities, including pharmacology data, preclinical data, clinical data, development protocols, investigator reports (both preliminary and final), Safety Data, statistical analysis, expert opinions and reports, and safety and other electronic databases, manufacturing and analytical data, including quality control records and procedures. in each case, in any and all forms, including files, reports, raw data, source data (including patient medical records and original patient report forms, but excluding patient-specific data to the extent required by Laws) and the like.
“Data Room” means the virtual data room established in connection with the Contemplated Transactions and hosted by Datasite related to “Hera” as of 11:59 p.m. Eastern U.S. time on the day immediately prior to the date of this Agreement.
“Develop” has the meaning assigned to such term in the Collaboration Agreement.
“DGCL” means the General Corporation Law of the State of Delaware.
“Direct Claim” has the meaning assigned to such term in Section 9.7(b).
“Disclosure Schedule” means the Schedule delivered to Purchaser on behalf of the Sellers and prepared in accordance with Section 11.14.
“EMA” means the European Medicines Agency.
“End Date” has the meaning assigned to such term in Section 10.1(b).

“Enforceability Exceptions” means the effect, if any, of (a) applicable bankruptcy, insolvency, moratorium, or other similar Laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust (including incomplete-gift nongrantor gift trusts established in any jurisdiction), company (including any limited liability company, or joint stock company), firm or other enterprise, association, organization, or entity.
“Equity Interests” means shares of capital stock, membership interests in a limited liability company, partnership interests, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any such Equity Interest or any stock appreciation, phantom stock, profit participation, or similar rights with respect to the capital stock of, or other equity or voting interest in any Person.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Excluded Assets” has the meaning assigned to such term in Section 2.1(g).
“Excluded Liabilities” has the meaning assigned to such term in Section 2.4.
“Expense” means any fee, cost, expense, payment, expenditure, or Liability.
“Expense Reimbursement” has the meaning assigned to such term in Section 10.3(b).
“FDA” means the United States Food and Drug Administration and any successor agency thereto.
“Foreign Government Official” means (i) any officer or employee of a foreign Governmental Entity or any department, agency or instrumentality thereof (including a state-owned or state-controlled entity); (ii) any officer or employee of a public international organization; (iii) any Person acting in an official capacity for or on behalf of any such foreign Governmental Entity or department, agency or instrumentality thereof, or for or on behalf of any public international organization or any political party; or (iv) any party official or candidate of any party, excluding, in each case, any official of the government of the United States.
“GAAP” means (i) with respect to the Company, United States generally acceptable accounting principles issued by the Financial Accounting Standards Board and the Governmental Accounting Standards Board and (ii) with respect to the Austrian Sub, Austrian generally acceptable accounting principles (Unternehmensgesetzbuch, UGB).
“GDPR” means the General Data Protection Regulation (EU) 2016/679.
“Government-Funded IP” means any Transferred IP that was created, developed or reduced to practice, using any funding, facilities or personnel of any Governmental Entity or any university, college or other educational institution or research institute.
“Governmental Entity” means any applicable: (a) multinational or supranational governmental body exercising legislative, judicial, or regulatory powers; (b) nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (c) national, regional, state, provincial, local, municipal, foreign, or other government; (d) instrumentality, subdivision, department, ministry, board, court, administrative agency, regulatory authority, or commission, or other governmental Entity, authority, or instrumentality or political subdivision thereof; or (e) any quasi-governmental or private body exercising any executive, legislative, judicial, regulatory, taxing, importing, or other governmental functions, in each case, including, for the avoidance of doubt, any Taxing Authority.
“HB-400 Program” means the Research, Development and Manufacturing of HBV Products by or on behalf of Sellers.
“HB-500 Program” means the Research, Development, and Manufacturing of HIV Products by or on behalf of the Sellers.
“HBV” means hepatitis B virus.
“HBV Antigen” has the meaning assigned to such term in the Collaboration Agreement but also including any Improvements thereto.
“HBV Contracts” mean those Contracts set forth on Schedule 2.1(a)(v).

“HBV Know-How” means all Know-How (a) owned or purported to be owned, solely or jointly, by the Sellers or (b) licensed or purported to be licensed to the Sellers under the HBV Contracts or HBV Licenses, in each of (a) and (b) that are necessary or reasonably useful for Researching, Developing, Manufacturing or Commercializing HBV Products, including such Know-How set forth on Schedule 2.1(a)(i)(B).
“HBV Licenses” means those Inbound Licenses and Outbound Licenses related to the HB-400 Program set forth on Schedule 2.1(a)(iv).
“HBV Materials” means all Materials related to or used in connection with the HB-400 Program, including for clarity, any HBV Vaccines and HBV Products, including those set forth on Schedule 2.1(a)(ii).
“HBV Patents” means all Patent Rights (a) owned or purported to be owned, solely or jointly, by the Sellers or (b) licensed or purported to be licensed to the Sellers under the HBV Contracts or HBV Licenses, in each of (a) and (b), that are necessary or reasonably useful for Researching, Developing, Manufacturing or Commercializing HBV Products, including the Patent Rights set forth on Schedule 2.1(a)(i)(A).
“HBV Product” means any product containing, incorporating, or otherwise including an HBV Vaccine, in any dosage strength, formulation, or method of administration.
“HBV Records” means all books, records, files, agreements, manuals and other documents generated or obtained or used, in the possession or control of, the Sellers in connection with the HB-400 Program, including Regulatory Documents and any other books, records, documents, and files to the extent containing Data with respect to the HB-400 Program, including those set forth on Schedule 2.1(a)(iii).
“HBV Technology” means the HBV Patents and the HBV Know-How.
“HBV Vaccine” means any vaccine developed under the Collaboration Agreement (or the Original Collaboration Agreement), which vaccine was developed from or otherwise uses the HOOKIPA Technologies to express one (1) or more HBV Antigens.
“Healthcare Laws” means all applicable laws, rules, regulations, orders or similar, including those governing or relating to pharmaceutical companies, clinical trials, biomedical research, laboratory studies, recordkeeping, manufacturing, testing, development, approval, processing and use of any Product.
“HIV” means the human immunodeficiency virus.
“HIV Antigen” has the meaning assigned to such term in the Collaboration Agreement, but also including any Improvements thereto.
“HIV Contracts” means those Contracts set forth on Schedule 2.1(b)(v).
“HIV Know-How” means all Know-How (a) owned or purported to be owned, solely or jointly, by the Sellers or (b) licensed or purported to be licensed to the Sellers under the HIV Contracts or HIV Licenses, in each of (a) and (b), that are necessary or reasonably useful for Researching, Developing, Manufacturing or Commercializing HIV Products, including the Data held by or on behalf of Sellers as of the Closing Date that would be included in the Option Exercise Data Package, including the Know-How set forth on Schedule 2.1(b)(i)(B).
“HIV Licenses” means those Inbound Licenses related to the HB-500 Program set forth on Schedule 2.1(b)(iv).
“HIV Materials” means those Materials related to, obtained or used in connection with the HB-500 Program, including, HIV Vaccines and HIV Products set forth on Schedule 2.1(b)(ii).
“HIV Patents” means all Patent Rights (a) owned or purported to be owned, solely or jointly, by the Sellers or (b) licensed or purported to be licensed to the Sellers under the HIV Contracts or HIV Licenses, in each of (a) and (b), that are necessary or reasonably useful for Researching, Developing, Manufacturing or Commercializing HIV Products, including the Patent Rights set forth on Schedule 2.1(b)(i)(A).
“HIV Product” means any product containing, incorporating, or otherwise including an HIV Vaccine, in any dosage strength, formulation, or method of administration. For clarity, “HIV Product” shall include any HB-500 Program Candidate and HB-500 Program Product (each as defined under the Collaboration Agreement).

“HIV Records” means all books, records, files, agreements, manuals and other documents generated or obtained or used in, or in the possession or control of, the Sellers in connection with the HB-500 Program, including those set forth on Schedule 2.1(b)(iii), but expressly excluding any Regulatory Documents for the HB-500 Program, for which only copies will be provided.
“HIV Technology” means the HIV Patents and the HIV Know-How.
“HIV Trial” means that certain phase I Clinical Trial being conducted by the Sellers using the HIV Product, number NCT06430905, titled “Safety, Reactogenicity and Immunogenicity of HB-502 and HB-501 Versus Placebo in People with HIV on Suppressive ART.”
“HIV Vaccine” means any vaccine developed under the Collaboration Agreement or the Original Collaboration Agreement, which vaccine was developed from or otherwise uses the HOOKIPA Technologies to express one or more HIV Antigens.
“HOOKIPA Technologies” has the meaning assigned to such term in the Collaboration Agreement.
“Improvements” has the meaning assigned to such term in the Collaboration Agreement.
“Inbound License” means any Contract pursuant to which either Seller is granted any license or obtains any other right or immunity (including any sublicense, option, right of first refusal or other preferential right or covenant not to be sued) under any Transferred IP of any other Person, other than any Contract with a vendor or other service provider entered into in the ordinary course of business under which either Seller is granted a non-exclusive license which is incidental to the provision of services or goods by such vendor or service provider. For the avoidance of doubt, “Inbound Licenses” shall include the AdVec License, NIH License, Minnesota License and Edinburgh License, each as defined in the Disclosure Schedule.
“IND” means an Investigational New Drug Application in the U.S. filed with the FDA or the corresponding application for the investigation of a product in any other country or group of countries, as defined in the Laws and filed with the Regulatory Entity of the relevant country or group of countries.
“Indemnified Party” has the meaning assigned to such term in Section 9.7(a)(i).
“Indemnifying Party” has the meaning assigned to such term in Section 9.7(a)(i).
“Intellectual Property” means any and all intellectual property or proprietary rights of any kind or nature throughout the world, including all (i) Patent Rights; (ii) trade names, trade dress, logos, slogans, Internet domain names, registered and unregistered trademarks and service marks, and related registrations and applications for registration of any of the foregoing, and all goodwill associated with any of the foregoing; (iii) copyrights and author rights in both published and unpublished works, including all rights in compilations, databases, software, code and computer programs, manuals, sui generis rights, neighboring rights and other documentation and all copyright registrations and applications; (iv) Know-How; (v) rights in software, technical data and technical databases, and industrial property rights; (vi) embodiments of any of the foregoing; and (vii) rights to assert, claim, enforce or sue and collect damages or seek other remedies for any past, present or future infringement, misappropriation or other violation of any of the foregoing.
“IP Personnel” has the meaning assigned to such term in Section 3.8(c).
“Know-How” means all (a) tangible and intangible scientific or technical information, know-how, and Data of any type whatsoever, whether or not patentable, including inventions, discoveries, trade secrets, confidential information, specifications, instructions, processes, formulae, expertise and other technology applicable to compounds, sequences, molecules, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, and analytical, safety, quality control, manufacturing, preclinical, and clinical data, instructions, processes, formulae, expertise, and information, and copies thereof, relevant to the development, manufacture, use, or commercialization of, or which may be useful in studying, testing, development, production, or formulation of, products, or intermediates for the synthesis thereof and (b) intangible rights in Materials and intangible rights in Regulatory Documents.
“Knowledge of the Sellers” means the actual knowledge, following reasonable inquiry, of each of the officers of each Seller and the individuals set forth on Schedule A. With respect to matters involving Intellectual Property,

“reasonable inquiry” does not require that any of such persons conduct or have conducted or obtain or have obtained any freedom-to-operate opinions or similar opinions of counsel or any registered Intellectual Property clearance searches to the extent not actually conducted or obtained, and no knowledge of any third party registered Intellectual Property that would have been revealed by such inquiries, opinions or searches, to the extent not actually conducted or obtained, will be imputed to such persons.
“Law” means any national, regional, local and foreign supranational (EU or otherwise) or other law, statute, constitution, treaty, principle of common law, directive, resolution, ordinance, code, edict, Order, rule, regulation, sanction, or requirement issued, enacted, adopted, promulgated, entered, implemented, or otherwise put into effect by or under the authority of any Governmental Entity. For the avoidance of doubt, the term “Law” includes any and all applicable Privacy Laws, Healthcare Laws and Sanctions Laws.
“Legal Proceeding” means any action, suit, litigation, arbitration, claim, assessment or other legal proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, hearing, inquiry, audit, examination or investigation), commenced, brought or conducted by or before any Governmental Entity or any arbitrator or arbitration panel or other tribunal.
“Liability” or “liabilities” means any debt, obligation, duty, or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several, or secondary liability), regardless of whether such debt, obligation, duty, or liability would be required to be disclosed on a balance sheet prepared in accordance with Accounting Standards and regardless of whether such debt, obligation, duty, or liability is immediately due and payable.
“Lien” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, easement, encroachment, security interest, encumbrance, license, covenant, equitable interest, option, assignment to a Third Party, power of sale, possessory interest, conditional sale, or other title retention arrangement, intangible property right, claim, infringement, option, right of first refusal, preemptive right, community property interest, or restriction or security interest of any nature (including any restriction on the voting of any security or restriction on the transfer, use, or ownership of any security or other asset).
“Manufacture” has the meaning assigned to such term in the Collaboration Agreement.
“Material Adverse Effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or together with other Effects, has or would reasonably be expected to have a material adverse effect on (a) the Programs, Transferred Assets and the Assumed Liabilities, taken as a whole, or (b) the ability of Sellers to perform their obligations under this Agreement and consummate the Contemplated Transactions on a timely basis; provided, however, that, in the case of clause (a), any Effect, individually or together with other Effects, arising or resulting from the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (i) general business, political, or economic conditions generally affecting the industry in which Sellers operate; (ii) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including COVID-19 and any evolutions or mutations thereof) and related or associated epidemics, disease outbreaks or quarantine restrictions; (iii) changes in financial, banking or securities markets; (iv) any change in any Law or GAAP (or interpretations of any Law or GAAP); (v) any change in the stock price or trading volume of the Company’s common stock or its continued listing (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Company’s common stock may be taken into account in determining whether a Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition); (vi) the failure of Company to meet internal or analysts’ expectations or projections or the results of operations of Company (it being understood, however, that any Effect causing or contributing to the failure of Company to meet internal or analysts’ expectations or projections or the results of operations of Company may be taken into account in determining whether a Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition); (vii) the announcement of this Agreement or the pendency of the Contemplated Transactions; or (viii) the taking of any action expressly required to be taken by this Agreement; except, with respect to clauses (i) through (iv), to the extent disproportionately affecting Sellers, taken as a whole, relative to other similarly situated companies in the industries in which Sellers operate, in which case, such Effect shall be taken into account to the extent of such disproportionate effect on Sellers.
“Material Contract” has the meaning assigned to such term in Section 3.14(b).

“Materials” mean any tangible chemical or biological materials, including any compounds, substances and mixtures, genes, DNA, RNA, peptides, plasmids, clones, vectors, cell lines, viral seeds, reagents, cultures and any expression product, progeny, derivative or other improvement thereto, along with any tangible chemical or biological material embodying any Know-How.
“NASDAQ” means the NASDAQ Stock Market.
“Non-Assignable Asset” has the meaning assigned to such term in Section 6.4(a).
“Non-Conflicting Transaction” means a transaction to which either Seller is a party that (a) is not an Acquisition Transaction, (b) would not adversely impact the Programs, the Transferred Assets or the Assumed Liabilities, (c) does not involve a sale, transfer, license or other disposition of any Transferred Asset and (d) would not require the abandonment or termination of this Agreement or the Contemplated Transactions, hinder or delay the consummation of the Contemplated Transactions, or otherwise negatively impact the rights of Purchaser or the obligations of the Sellers under this Agreement.
“Notice Period” has the meaning assigned to such term in Section 5.4(e)(i)(C).
“OFAC” means the Office of Foreign Assets Control.
“Oncology Products” has the meaning assigned to such term in Section 6.5.
“Option Exercise Data Package” has the meaning assigned to such term in the Collaboration Agreement.
“Order” means any order, writ, injunction, judgment, edict, decree, ruling, or award of any arbitrator or any court or other Governmental Entity.
“Original Collaboration Agreement” has the meaning assigned to such term in the Collaboration Agreement.
“Outbound License” means any Contract pursuant to which either Seller grants any license or any other right or immunity (including any sublicense, option, right of first refusal or other preferential right or covenant not to sue) under any Transferred IP to any other Person, other than non-exclusive licenses granted to a vendor or other service provider entered into in the ordinary course of business and which are ancillary to the provision of the applicable goods or services to the applicable Seller.
“Party” and “Parties” have the respective meanings assigned to such term in the Preamble.
“Patent Assignment Agreements” means those certain written assignment agreements, including for recordation with patent authorities, which are attached hereto as Exhibit C.
“Patent Rights” means all rights, title, and interests in and to: (a) all national, regional, and international patents and patent applications filed in any country of the world, including provisional patent applications and all supplementary protection certificates; (b) all patent applications filed either from such patents, patent applications, or provisional applications or from an application claiming priority to any of the foregoing, including any continuation, continuation-in-part, divisional, provisional, converted provisional, and continued prosecution application, or any substitute application; (c) any patent issued with respect to or in the future issued from any such patent applications, including utility models, petty patents, design patents, and certificates of invention; and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations, and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.
“Permit” means (a) any permit, license, approval, certificate, franchise, permission, clearance, Consent, registration, variance, sanction, exemption, Order, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Law or (b) any right under any Contract with any Governmental Entity.
“Permitted Lien” means (a) statutory liens for Taxes not yet due and payable, (b) mechanics’, materialmens’, carriers’ and similar statutory liens arising or incurred in the ordinary course of business which liens relate to obligations not due and payable as of the Closing Date and which are not material, and (c) rights reserved by licensors pursuant to the Inbound Licenses.
“Person” means any individual, Entity or Governmental Entity.

“Personal Information” means data and information that either alone or in combination with other reasonably available data may identify a natural person including any data defined as “personal data,” “personal information”, “nonpublic personal information” or similar under applicable Privacy Laws.
“Phase 1 Payment” has the meaning assigned to such term in Section 2.5(a).
“Phase 2 Payment” has the meaning assigned to such term in Section 2.5(a).
“Phase 3 Payment” has the meaning assigned to such term in Section 2.5(a).
“Phase Completion Dispute Notice” has the meaning assigned to such term in Section 5.5(c).
“Phase Completion Notice” has the meaning assigned to such term in Section 5.5(c).
“Pre-Closing Straddle Period Property Taxes” means, for a property or similar ad valorem Tax period that begins on or before and ends after the Closing Date, the portion of the property or similar ad valorem Tax liability for such Tax period that is allocable to the Pre-Closing Tax Period, determined by multiplying the total Tax liability for such Tax period by the quotient obtained by dividing the number of days in such Tax period through the Closing Date by the total number of days in such Tax period.
“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date.
“Privacy Laws” means all applicable Laws relating to data protection, privacy and/or data security of Personal Information that apply to the Seller, including, as applicable, the EU General Data Protection Regulation 2016/679/EU of April 27, 2016 and the EU ePrivacy Directive 2002/58/EC of 12 July 2002 and their related implementing legislation of the EU Member States as well as GDPR as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 as amended, the UK Data Protection Act 2018 and the Privacy and Electronic Communications (EC Directive) Regulations 2003, U.S. Laws including Laws governing data breach notification, consumer protection and privacy Laws, and applicable regulations and standards governing the use of Personal Information in human subject research.
“Privacy Policies” has the meaning assigned to such term in Section 3.9(a).
“Product” means an HBV Product or an HIV Product, as the context requires.
“Programs” mean the HB-400 Program and the HB-500 Program.
“Protected Information” means any information that is (a) Confidential Information; (b) Personal Information; (c) governed, regulated or protected by one or more applicable Privacy Laws; (d) not publicly available and which either Seller receives from or on behalf of individual customers of the Seller; (e) subject to a confidentiality obligation or in which either Seller has Intellectual Property rights; or (f) derived from Protected Information to the extent such derived information meets one or more of the definitions under paragraphs (a) through (e).
“Proxy Statement” means the proxy statement filed by the Company with the SEC in connection with the Company Stockholders Meeting, including any amendments and supplements thereto.
“Purchase Price” has the meaning assigned to such term in Section 2.5(a).
“Purchaser” has the meaning assigned to such term in the Preamble.
“Purchaser Fundamental Representations” means the representations and warranties of the Purchaser set forth in Section 4.1 (Standing; Authority and Due Execution), Section 4.2 (Non-Contravention) and Section 4.4 (Brokers’ and Finders’ Fees).
“Purchaser Indemnitees” has the meaning assigned to such term in Section 9.1.
“Purchaser Related Parties” has the meaning assigned to such term in Section 10.3(b).
“PVA” means that certain Pharmacovigilance Agreement, dated as of November 7, 2023, by and between Austrian Sub and Purchaser.
“Quality Agreement” means that certain Quality Agreement for Manufacturing of Bulk Drug Substance and Drug Product, dated as of October 21, 2021, by and between Austrian Sub and Purchaser.
“Regulatory Documents” mean all tangible regulatory applications, submissions, registrations, notifications, reports, correspondences and other communications, or other filings made to, received from, or otherwise conducted with, or licenses, authorizations or approvals granted by, a Regulatory Entity including for clarity, (a) INDs, clinical trial reports, Adverse Event reports and other Safety Data reports, and all supporting files, writings, and reports prepared for submission to a Regulatory Entity or any other Governmental Entity in connection therewith, and (b) manufacturing reports and documents, reports and information related to inspections by any Regulatory Entity. For clarity, Regulatory Documents refer to the tangible documents but excludes all Data contained therein, which is considered Know-How.
“Regulatory Entity” means any Governmental Entity having jurisdiction over the safety, efficacy, approval, development, testing, labeling, manufacture, storage, sale, marketing, promotion, commercialization, shipment, import, export or distribution of Products, including the FDA and the EMA.
“Related Party” means: (a) any Seller Associate; (b) any Affiliate of any Seller Associate; or (c) any trust or other Entity in which any Seller Associate holds (or in which more than one (1) of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary, financial, or Equity Interest.
“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors, and representatives. The term “Representatives” shall be deemed to include current and future “Representatives”.
“Research” has the meaning assigned to such term in the Collaboration Agreement.
“Safety Data” means all Adverse Events, adverse drug reactions, complaints and similar reporting obligations required under applicable Law with respect to a pharmaceutical or biological product.
“Sanctioned Country” means any country or region subject to economic sanctions or trade restrictions of the United States that broadly prohibit or restrict dealings with such country or region (currently including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and the so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine).
“Sanctioned Person” means any Person that is the subject or target of economic sanctions or trade restrictions or similar restrictions under Sanctions Laws, including: (a) any Person identified in any sanctions list maintained by the U.S. government, including (i) U.S. Department of the Treasury, OFAC Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List, Foreign Sanctions Evaders List, or the Non-SDN Menu-Based Sanctions List, (ii) the U.S. Department of Commerce, Bureau of Industry and Security’s Entity List, Unverified List, or Denied Persons List, and (iii) the U.S. Department of State’s Debarred Persons List; (b) any Person located, organized or resident in, or a government instrumentality of, any Sanctioned Country; and (c) any Person directly or indirectly owned or fifty percent (50%) or more, directly or indirectly, individually or in the aggregate, or controlled by or acting for the benefit or on behalf of a Person described in the foregoing clauses (a) and (b).
“Sanctions Laws” means all applicable U.S. and non-U.S. laws concerning embargoes, economic sanctions, export or import controls or restrictions, the ability to make or receive international payments, the ability to export hardware, software, technology and/or services, the ability to engage in international transactions, or the ability to take an ownership interest in assets located in a foreign country, including those administered by OFAC of the U.S. Department of the Treasury, the Bureau of Industry and Security of the U.S. Department of Commerce, the U.S. Department of State, and any other similar applicable Laws of any other jurisdiction.
“SEC” means the United States Securities and Exchange Commission.
“SEC Clearance Date” has the meaning assigned to such term in Section 5.3(a).
“Seller” and “Sellers” have the respective meanings assigned to such term in the Preamble.
“Seller Associate” means (a) any current or former officer, retiree, or other employee of either Seller or any of its Subsidiaries or (b) any current or former independent contractor, consultant, agent, or director or manager of either Seller or any of its Subsidiaries, in each case involved in the Programs.
“Seller Fundamental Representations” means the representations and warranties of the Sellers set forth in Section 3.1 (Organizational Matters; Authority), Section 3.2(a)(i) and Section 3.2(a)(ii) (Non-Contravention and Consents), Section 3.3 (Solvency), Section 3.7 (Title to Assets), Section 3.8 (Intellectual Property and Related Matters), Section 3.10(a) and (c) (Compliance; Permits), Section 3.12 (Brokers’ and Finders’ Fees) and Section 3.16 (Fair Market Value).
“Seller Indemnitees” has the meaning assigned to such term in Section 9.2.

“Seller Related Parties” has the meaning assigned to such term in Section 10.3(c).
“Seller System” means any information technology or computer system (including software, hardware, equipment, databases, and telecommunications infrastructure) for the transmission, storage, maintenance, organization, presentation, generation, processing, or analysis of electronic or other data or information, in each case that is owned or developed by and used in, useful for, or otherwise related to the conduct of the Programs.
“Series A Notice” has the meaning assigned to such term in Section 5.3(d).
“Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company; Series A-1 Convertible Preferred Stock, par value $0.0001 per share, of the Company; and Series A-2 Convertible Preferred Stock, par value $0.0001 per share, of the Company.
“Series A Stockholders” means the holders of Series A Preferred Stock.
“Shared Contracts” has the meaning assigned to such term in Section 6.4(c).
“Stock Purchase Agreement” means the Amended and Restated Stock Purchase Agreement, dated as of December 20, 2023, by and between the Company and Purchaser.
“Sublicense Termination Date” means, on an Inbound License-by-Inbound License basis, the earliest of the date on which (a) Purchaser receives consent to the assignment of such Inbound License from the applicable licensor, (b) Purchaser and the applicable licensor enter into a new agreement with respect to the Transferred IP that is the subject of such Inbound License, or (c) Purchaser delivers notice to the Sellers that Purchaser terminates the sublicense under such Inbound License.
“Subsidiary” means, with respect to any Person, any Entity of which such Person directly or indirectly owns or purports to own, beneficially, or of record (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body or (b) at least fifty percent (50%) of the outstanding equity, voting, beneficial, or ownership interests in such Entity.
“Superior Proposal” means any bona fide written Acquisition Proposal by a Person other than Purchaser or its Affiliates that was not the result of a breach of Section 5.4 and the Company Board has determined in good faith (after consultation with its financial advisor and legal counsel) (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory, timing and financing aspects of the proposal (including certainty of closing and the identity of the Person making the proposal), that the Company Board deems relevant, and (b) if consummated, would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Acquisition (taking into account any revisions to this Agreement made or proposed in writing by Purchaser prior to the time of such determination).
“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, escheat, unclaimed property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, estimated, ad valorem, severance, value-added, goods and services, harmonized sales, stamp, occupation, windfall profits, transfer or excise tax, or any other tax, fee, levy, impost, tariff, custom, duty or other charge or assessment of any kind whatsoever in the nature of a tax, including all employment insurance, health insurance and government pension plan premiums or contributions, together with any interest, penalty, surcharge or other addition thereto, whether disputed or not, imposed by any Governmental Entity, and for any of the aforementioned regardless of whether they are payable as a primary or secondary liability (payable as a taxpayer or for another taxpayer, including a transferee or successor) and including any payments on a contractual basis with respect to any of the aforementioned, including any obligation to indemnify or otherwise assume or succeed the tax liability of another person or entity.
“Tax Return” means any return, report or similar written statement made, prepared, filed with or supplied to, or required to be made, prepared, filed with or supplied to, a Governmental Entity with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax, and, in each case, including any schedules, annexes, calculations or other documentation filed together therewith.
“Taxing Authority” means, with respect to any Tax, the Governmental Entity, quasi-Governmental Entity or any political subdivision or agency thereof that imposes, administers or collects such Tax.

“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder) other than the Seller, its wholly owned Subsidiaries, Purchaser or any Affiliate of Purchaser.
“Third Party Claim” has the meaning assigned to such term in Section 9.7(a)(i).
“Transaction Documents” means, collectively, this Agreement, the Bill of Sale, the Patent Assignment Agreements, and each other agreement, certificate or document referred to in this Agreement or to be executed in connection with any Contemplated Transaction.
“Transaction Taxes” has the meaning assigned to such term in Section 6.3(a).
“Transfer Completion Payment” has the meaning assigned to such term in Section 2.5(a).
“Transfer Plan” has the meaning assigned to such term in Section 5.5(b).
“Transferred Assets” has the meaning assigned to such term in Section 2.1.
“Transferred Contracts” means the HBV Licenses, HBV Contracts, HIV Licenses and HIV Contracts.
“Transferred IP” means the HBV Technology and the HIV Technology.
“Transferred Materials” mean the HBV Materials and the HIV Materials.
“UK GDPR” means the GDPR as incorporated into United Kingdom law pursuant to s.3 of the European Union (Withdrawal Act) 2018.
“Unitary Patent” means the new European patent with unitary effect covering certain EU Member States and administered by the European Patent Office as established pursuant to Regulation (EU) No 1257/2012.
“Withholding Tax” has the meaning assigned to such term in Section 2.7(a).

EXHIBIT B

Bill of Sale
See attached.

EXHIBIT C

Patent Assignment Agreements
See attached.

EXHIBIT D

Standard Contractual Clauses
See attached.

Annex B
PLAN OF DISSOLUTION
OF
HOOKIPA PHARMA INC.

HOOKIPA PHARMA INC.

PLAN OF DISSOLUTION
This Plan of Dissolution (the “Preliminary Plan”) is being adopted in connection with the proposed dissolution of HOOKIPA Pharma Inc., a Delaware corporation (the “Company”), pursuant to Section 275 of the General Corporation Law of the State of Delaware (the “DGCL”).
1.	Approval and Adoption of the Dissolution. The following actions shall be taken to authorize the dissolution of the Company pursuant to Section 275 of the DGCL (the “Dissolution”):
a.
The Company’s Board of Directors (the “Board”) shall adopt a resolution or resolutions (i) authorizing, approving and declaring advisable the Dissolution, (ii) approve this Preliminary Plan and the acts and transaction contemplated hereby and (iii) calling a special meeting of stockholders for, among other purposes, approving the Dissolution (the “Special Meeting”).

b.
At the Special Meeting, the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon shall vote on the Dissolution and this Preliminary Plan (“Stockholder Approval”).

2.
Notifications and Filings Following Stockholder Approval. Following receipt of Stockholder Approval, but subject to the terms of that certain Asset Purchase Agreement, dated as of May 21, 2025, by and among HOOKIPA Pharma Inc., Hookipa Biotech GmbH and Gilead Sciences, Inc., an authorized officer of the Company shall, unless the Board abandons the Dissolution:

a.
execute and cause to be filed with the Secretary of State of the State of Delaware a certificate of dissolution of the Company pursuant to Section 275 of the DGCL, which shall be effective upon filing unless an effective date no later than 90 days after such filing is specified therein (the “Effective Date”).

b.
execute and cause to be filed with the Securities and Exchange Commission (“SEC”) an application on Form 25, to delist the Company’s common stock from the Nasdaq Capital Market and withdraw the Company’s common stock from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

c.
execute and cause to be filed with the SEC a notification on Form 15, terminating the Company’s registration under Section 12(g) of the Exchange Act and suspending the Company’s obligations under Section 15(d) of the Exchange Act to file with the SEC periodic and current reports required under the Exchange Act.

3.
Plan of Distribution. Following the Effective Date the Board is authorized to approve and adopt a plan of distribution of the Company in accordance with Section 281(b) of the DGCL (as such, the “Plan”). Notwithstanding anything in this Preliminary Plan to the contrary, the Company shall not be required to follow the procedures described in Section 281(b) of the DGCL, and the approval and adoption of this Preliminary Plan by the Company’s stockholders shall be deemed to constitute approval for the Board and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Sections 280 and 281(a) thereof.

4.
Claims and Calculations. Pursuant to the Plan, the Company (i) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the Effective Date (such claims described in foregoing clauses (i) through (iv), collectively, the “Claims”). In adopting the Plan, the Board will approve and adopt calculations of the amounts to be paid to or set aside for current and potential creditors of the Company with respect to the Claims.

5.
Contingency Reserve. The Plan shall provide for the establishment of a reserve to ensure the adequacy of the amount of cash or property (the “Contingency Reserve”) necessary to satisfy the Claims of current and potential creditors of the Company, including a reservation for, without limitation, (1) tax obligations, (2) all expenses of the sale of the Company’s property and assets, if any, (3) the salary, fees and expenses of members of the Board, management and employees, (4) expenses for the collection and defense of the Company’s property and assets, and (5) all other expenses related to the Dissolution and liquidation of the Company and the winding-up of its affairs, such as any professional fees and expenses. To the extent any unexpended amounts remaining in a contingency reserve, such amounts will be distributed to stockholders no later than the Final Distribution Date pursuant to the Plan of Dissolution.

6.	Liquidation and Winding Up. Once the Plan is adopted, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable:
a.
the Board may determine that, as part of the Plan, it is deemed expedient and in the best interests of the Company to, in accordance with the rights and preferences of the outstanding classes and series of the Company’s capital stock with respect to any distribution of the Company’s assets following the Dissolution, transfer any of the Company’s assets and property remaining after satisfaction of all liabilities and obligations of the Company (collectively, the “Remaining Assets”) to the Company’s stockholders;

b.
from and after the Effective Date, the cessation of all of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Sections 278 through 281 of the DGCL;

c.
the negotiation, entry into and consummation of transactions to liquidate the Remaining Assets, or, if any Remaining Asset shall be deemed to have insignificant commercial value, to take such actions as may be necessary to properly abandon such Remaining Asset under applicable law;

d.
causing the dissolution and liquidation of any subsidiary entities wholly owned by the Company remaining after the actions taken pursuant to foregoing subparagraphs (a) through (c), including the cessation of all of the business activities of any such entities and the withdrawal of any such entities from any jurisdiction in which it is qualified to do business, together with such filings as are required under applicable law; and

e.	the taking of all actions required or permitted under the dissolution procedures of Sections 278, 279, 280 281 of the DGCL, as applicable.
7.	Authority of Officers and Directors.
a.
After the Effective Date, the Board shall be authorized and empowered to appoint additional or replacement directors or officers, hire employees and retain independent contractors, agents and advisors in connection with the winding up process, and is authorized to pay to the Company’s officers, directors and employees, or any of them, out of the Contingency Reserve, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, shall be required to undertake, or actually undertake, in connection with the Dissolution, liquidation and winding up of the Company. The approval and adoption of this Preliminary Plan by the Company’s stockholders shall be deemed to constitute approval of any such compensation. The Board shall be authorized and empowered, in its discretion, to retain legal counsel and other advisors and professionals, including, without limitation, accountants, tax advisors and valuation experts and liquidation professionals. The Company may pay out of the Contingency Reserve any retainers, fees and expenses of legal counsel and other advisors and professionals rendering services to the Company in connection with the Dissolution, liquidation and winding up of the Company.

b.
The approval and adoption of this Preliminary Plan by the Company’s stockholders shall be deemed to constitute approval for the Board and the officers of the Company, without further stockholder action, in accordance with Section 278 of the DGCL, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (1) to dissolve, liquidate and wind up the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (2) to satisfy or provide for the satisfaction of the Claims in accordance with the applicable provisions of the DGCL; and (3) following the payment of, or provision to pay, the Claims, to distribute any properties and assets of the Company and all remaining funds to the Company’s stockholders.
8.
Monetization of Remaining Assets. After the Effective Date, the Board shall authorize the officers, employees and agents of the Company to take all actions necessary and feasible to (1) collect all sums due or owing to the Company, (2) sell or otherwise monetize into cash (or other property that can be distributed) all of the Remaining Assets, and (3) out of the Contingency Reserve, pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all Claims, including all expenses of asset dispositions and of the Dissolution, liquidation and winding up of the Company.

9.
Indemnification. Following the Effective Date, the Company shall continue to indemnify and advance expenses to the persons entitled thereto under, and in accordance with the provisions of, the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws, as amended from time to time, and any contractual arrangements between the Company and such persons. The Company may purchase and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations, including, without limitation, directors’ and officers’ liability coverage for acts and omissions in connection with the Dissolution, liquidation and winding up of the Company.

10.
Liquidating Distributions. All payments or reserves for creditors or potential creditors described in Sections 4 and 5 hereof shall be paid or provided for in full before distributions are made to the Company’s stockholders; provided that, the amount of the Contingency Reserve may be reduced to the extent the Board determines that the full amount of the Contingency Reserve will not be necessary to satisfy actual or potential creditors of the Company. Subject to the immediately preceding sentence, following the Board’s approval and adoption of the Plan after the Effective Date, liquidating distributions, if any, may be paid from time to time to the Company’s stockholders. Liquidating distributions shall be made out of the Remaining Assets, and may be paid in cash or in kind, including, without limitation, in stock of, or ownership interests in, subsidiaries of the Company and property and assets of the Company, if any. Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times, as the Board may determine; provided, however, that the Company shall complete the distribution of all its Remaining Assets as provided in this Section in any event on or prior to the tenth anniversary of the Effective Date. The approval and adoption of this Preliminary Plan by the Company’s stockholders shall be deemed to constitute approval for the Board to authorize all distributions contemplated in this Section 10, without further stockholder action.

11.
Liquidating Trust. The Board may, in its discretion, establish a liquidating trust and distribute assets of the Company to such liquidating trust. The liquidating trust may be established by agreement with one or more trustees selected by the Board. If the liquidating trust is established by agreement with one or more trustees, the trust agreement establishing and governing the liquidating trust shall be in form and substance determined by the Board. Subject to the terms of the Plan, the trust agreement may authorize the trustees of the liquidating trust to take charge of the Company’s assets and property, including to (1) collect all sums due or owing to the Company, (2) sell or otherwise monetize into cash (or other property that can be distributed) all of the Remaining Assets, (3) out of the Contingency Reserve, pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all Claims, including all expenses of asset dispositions and of the Dissolution, liquidation and winding up of the Company, (4) prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, (5) appoint one or more agents under it and (6) do all other acts which might be done by the Company that may be necessary, appropriate or advisable in connection with the Dissolution, liquidation and winding up of the Company.

12.
Unlocated Stockholders. Any cash or other property held for distribution to the Company’s stockholders who, at the time of the final liquidating distribution, have not been located shall be transferred to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. Such cash or other property shall thereafter be held by such person(s) solely for the benefit of and ultimate distribution, but without interest thereon, to such Company stockholder(s) entitled to receive such distribution, who shall constitute the sole equitable owners thereof, subject only to such escheat or other laws as may be applicable to unclaimed funds or property, and thereupon all responsibilities and liabilities of the Company with respect thereto shall be satisfied and exhausted. In no event shall any of such assets revert to or become the property of the Company.

13.
Amendment, Modification or Abandonment. The Board shall be authorized to abandon the Dissolution prior to the Effective Date and/or at any time amend, modify or abandon the Preliminary Plan and all actions contemplated thereunder, notwithstanding the receipt of Stockholder Approval. After the Board’s approval and adoption of the Plan following the Effective Date, the Board may amend, modify or abandon the Plan to the extent permitted by the DGCL.

14.
Transfers and Stock Certificates. From and after the Effective Date, the Company’s share transfer books shall be closed and the Company’s capital stock and stock certificates evidencing the Company’s capital stock will be treated as no longer being outstanding. After the final liquidating distribution, the Company’s stockholders shall surrender for cancellation any and all certificates representing the stock of the Company and shall have no further rights against the Company.

15.
Taxes. For U.S. federal income tax purposes, it is intended that the Plan shall be a plan of complete liquidation of the Company within the meaning of Section  346(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and distributions made pursuant to the Plan shall be treated as made in complete liquidation of the Company within the meaning of the Sections 331 and 336 of the Code. The Plan shall be deemed to authorize the taking of such actions as may be necessary to conform with the provisions of said Sections 331, 346(a) and 336 of the Code and the regulations promulgated thereunder.

16.
Filing of Tax Forms. The appropriate officers of the Company are authorized and directed, within thirty (30) days after the Effective Date, to execute and file an Internal Revenue Service Form 966 pursuant to Section 6043 of the Code and the regulations promulgated thereunder and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with the Plan and the carrying out thereof, including the filing of additional Internal Revenue Service Forms 966 within thirty (30) days after any amendment or supplement of any resolution or plan to dissolve the Company or liquidate any of its stock.

Preliminary Copy - Subject to Completion

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HOOKIPA PHARMA INC.

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V76255-S16002

HOOKIPA Pharma Inc.
Special Meeting of Stockholders
[TBD] 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Malte Peters, Terry Coelho and Julie O'Neill, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOOKIPA Pharma Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/HOOK2025SM, at 10:00 AM EDT on [TBD], and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

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